AGREEMENT OF MERGER


                                     among

                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION
                           (a Delaware corporation),


                           OVERSEAS FILMGROUP, INC.
                           (a Delaware corporation),


                                      and


                  ELLEN DINERMAN LITTLE and ROBERT B. LITTLE

                                July ____, 1996






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                               TABLE OF CONTENTS
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                                                                                        Page

ARTICLE I     DEFINITIONS................................................................  1

ARTICLE II    THE MERGER.................................................................  8
     2.1      The Merger.................................................................  8
     2.2      Effective Time.............................................................  8
     2.3      Effects of the Merger......................................................  8
     2.4      Amended and Restated Certificate of Incorporation and Bylaws...............  8
     2.5      Directors and Officers; Operations after the Merger........................  8
     2.6      Closing....................................................................  9

ARTICLE III   CONVERSION OF SHARES AND OTHER MATTERS.....................................  9
     3.1      Conversion of the Overseas Shares..........................................  9
     3.2      Surrender and Payment...................................................... 10
     3.3      Adjustments................................................................ 10

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF OVERSEAS AND THE
     OVERSEAS STOCKHOLDERS............................................................... 10
     4.1      Corporate Status........................................................... 10
     4.2      Authorization.............................................................. 11
     4.3      Consents and Approvals..................................................... 11
     4.4      Capitalization and Stock Ownership......................................... 11
     4.5      Financial Statements....................................................... 12
     4.6      Title to Assets and Related Matters........................................ 12
     4.7      Real Property Leases....................................................... 13
     4.8      Personal Property.......................................................... 13
     4.9      Non-Real Estate Leases..................................................... 13
     4.10     Accounts Receivable........................................................ 13
     4.11     Liabilities................................................................ 14
     4.12     Taxes...................................................................... 14
     4.13     Subsidiaries............................................................... 15
     4.14     Legal Proceedings and Compliance with Law.................................. 15
     4.15     Contracts.................................................................. 15
     4.16     Insurance.................................................................. 17
     4.17     Intellectual Property...................................................... 17
     4.18     Employee Relations......................................................... 18
     4.19     ERISA...................................................................... 18
     4.20     Corporate Records.......................................................... 20
     4.21     Absence of Certain Changes................................................. 20
     4.22     Finder's Fees.............................................................. 20
     4.23     Accuracy of Information.................................................... 20
     4.24     Overseas Disclosure Schedule............................................... 21
     4.25     Certain Business Relationships with Affiliates............................. 21
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     4.26     Overseas Film Library...................................................... 21
     4.27     Representations and Warranties of the Stockholders of Overseas............. 23

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF EMAC..................................... 25
     5.1      Corporate Status........................................................... 25
     5.2      Authorization.............................................................. 25
     5.3      Consents and Approvals..................................................... 25
     5.4      Capitalization and Stock Ownership......................................... 26
     5.5      Financial Statements....................................................... 27
     5.6      SEC Reports................................................................ 27
     5.7      Trust Funds................................................................ 28
     5.8      Fair Market Value.......................................................... 28
     5.9      Assets; Leases; Accounts Receivable........................................ 28
     5.10     Liabilities................................................................ 28
     5.11     Taxes...................................................................... 28
     5.12     Subsidiaries............................................................... 29
     5.13     Legal Proceedings and Compliance with Law.................................. 29
     5.14     Contracts.................................................................. 29
     5.15     Insurance.................................................................. 30
     5.16     Intellectual Property...................................................... 30
     5.17     Employee Relations......................................................... 30
     5.18     ERISA...................................................................... 31
     5.19     Corporate Records.......................................................... 31
     5.20     Absence of Certain Changes................................................. 31
     5.21     Rule 419................................................................... 31
     5.22     Finder's Fees.............................................................. 31
     5.23     Accuracy of Information.................................................... 31
     5.24     Certain Business Relationships with Affiliates............................. 32
     5.25     EMAC Disclosure Schedule................................................... 32

ARTICLE VI    COVENANTS OF OVERSEAS AND THE OVERSEAS
     STOCKHOLDERS........................................................................ 32
     6.1      Operation of the Business.................................................. 32
     6.2      Access..................................................................... 33
     6.3      No Other Negotiations...................................................... 33
     6.4      Maintenance of the Assets.................................................. 33
     6.5      Employees and Business Relations........................................... 33
     6.6      Confidentiality............................................................ 33
     6.7      Expenses................................................................... 33
     6.8      No Securities Transactions................................................. 33
     6.9      Fulfillment of Conditions.................................................. 34
     6.10     Financial Statements....................................................... 34
     6.11     Overseas Subsidiaries...................................................... 34
     6.12     Disclosure of Certain Matters.............................................. 34
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ARTICLE VII   COVENANTS OF EMAC.......................................................... 34
     7.1      Operation of the Business of EMAC.......................................... 34
     7.2      Stockholders' Meeting...................................................... 35
     7.3      Access..................................................................... 35
     7.4      No Other Negotiations...................................................... 36
     7.5      Maintenance of the Assets.................................................. 36
     7.6      Confidentiality............................................................ 36
     7.7      Appointment of Directors and Officers...................................... 36
     7.8      Expenses................................................................... 37
     7.9      No Securities Transactions................................................. 37
     7.10     Fulfillment of Conditions.................................................. 37
     7.11     Disclosure of Certain Matters.............................................. 37
     7.12     Resignations............................................................... 37
     7.13     Nasdaq National Market Listing Application................................. 37
     7.14     Stock Option Plans......................................................... 38
     7.15     Continuation of Employee Benefit Plans..................................... 38
     7.16     EMAC Stockholders.......................................................... 39
     7.17     Repayment of Loan.......................................................... 39

ARTICLE VIII  COVENANTS OF EMAC, OVERSEAS AND THE OVERSEAS
     STOCKHOLDERS........................................................................ 39
     8.1      Miscellaneous Covenants.................................................... 39
     8.2      Overseas Employee Bonuses.................................................. 40
     8.3      Voting Agreement........................................................... 41
     8.4      Cooperation................................................................ 41

ARTICLE IX    CONDITIONS PRECEDENT TO THE MERGER......................................... 41
     9.1      Conditions to Each Party's Obligations..................................... 41
     9.2      Conditions to Obligations of EMAC.......................................... 43
     9.3      Conditions to Obligations of Overseas and the Overseas Stockholders........ 45

ARTICLE X     INDEMNIFICATION............................................................ 47
     10.1     Indemnification by the Overseas Stockholders............................... 47
     10.2     Limitations on Indemnification............................................. 47
     10.3     Indemnification by EMAC.................................................... 48
     10.4     Indemnification Procedures................................................. 48
     10.5     Survival................................................................... 50
     10.6     Satisfaction of Indemnification Obligations................................ 50

ARTICLE XI    PUBLIC ANNOUNCEMENTS....................................................... 50

ARTICLE XII   TERMINATION................................................................ 50
     12.1     Grounds for Termination.................................................... 50
     12.2     Payment of Expenses upon Termination....................................... 51
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                                                                        Page

     12.3     Effect of Termination...................................... 52

ARTICLE XIII  CONTENTS OF AGREEMENT, AMENDMENT, PARTIES IN
         INTEREST, ASSIGNMENT, ETC....................................... 52

ARTICLE XIV  INTERPRETATION.............................................. 53

ARTICLE XV  NOTICES...................................................... 53

ARTICLE XVI  GOVERNING LAW............................................... 54

ARTICLE XVII  COUNTERPARTS............................................... 55


EXHIBITS

Exhibit A        --        Certificate of Merger
Exhibit B        --        EMAC Special Management Option Plan
Exhibit C        --        EMAC 1996 Basic Stock Option Plan
Exhibit D        --        Lischak Employment Agreement
Exhibit E        --        Lock-up and Registration Rights Agreement
Exhibit F        --        Form of Non-Competition Agreement
Exhibit G        --        Form of Non-Disclosure Agreement
Exhibit H        --        Overseas Stockholders' Employment Agreement
Exhibit I        --        Stockholders' Voting Agreement
Exhibit J        --        Tax Reimbursement Agreement
Exhibit K        --        Operating Guidelines
Exhibit L        --        Form of Merger Note
Exhibit M        --        Form of Security Agreement
Exhibit N        --        Amended and Restated Certificate of Incorporation
                           of EMAC and Form of By-Laws
Exhibit O        --        Opinion of Gipson, Hoffman & Pancione
Exhibit P        --        Opinion of Deborah Chiaramonte, Esq.
Exhibit Q        --        Opinion of Brobeck, Phleger & Harrison LLP
Exhibit R        --        Merger Consideration

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                              AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER is made as of July __, 1996 by and among ENTERTAINMENT/MEDIA ACQUISITION CORPORATION, a Delaware corporation ("EMAC"), OVERSEAS FILMGROUP, INC., a Delaware corporation ("Overseas") and each of ELLEN DINERMAN LITTLE and ROBERT B. LITTLE (Ellen Dinerman Little and Robert
B. Little are sometimes collectively referred to herein as the "Overseas Stockholders").

                                  Background
                                  ----------

         The Overseas Stockholders own approximately 92% of the outstanding capital stock of Overseas. EMAC, Overseas and the Overseas Stockholders desire to merge Overseas with and into EMAC (the "Merger") in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and on the terms and conditions set forth herein.

                                  Witnesseth
                                  ----------

         NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

         "Affiliates" means, with respect to a particular Person, Persons controlling, controlled by or under common control with that Person, as well as any executive officer, directors and majority-owned entities of that Person.

         "Agreement" means this Agreement and the exhibits and schedules hereto.

         "Annual Report" is defined in Section 5.6(a).

         "Assets" means all of the assets, properties, real and personal, tangible and intangible, wherever situated and whether or not reflected in the most recent financial statements of the referenced party that are owned or purported to be owned by said party.

         "Average Price" is defined in Section 3.1(c).

         "Benefit Plans" means all employee benefit plans of a Representing Party within the meaning of Section 3(3) of ERISA.






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         "Business" means the entire business and operations of Overseas or
EMAC, respectively, unless otherwise specified.

         "Certificate of Merger" is defined in Section 2.2 and shall be in the form attached hereto as Exhibit A.

         "Closing" means the consummation of the steps necessary to effect the Merger (other than the delivery of the Certificate of Merger to the Secretary of State of Delaware and the filing thereof) in accordance with the terms of this Agreement.

         "Closing Date" is defined in Section 2.6.

         "Closing EMAC Disclosure Schedule" is defined in Section 5.25.

         "Closing Overseas Disclosure Schedule" is defined in Section 4.24.

         "Code" means the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

         "Contract" means any written or oral contract, agreement, lease, instrument or other commitment that is binding on any Person or its property under applicable law.

         "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable law.

         "Default" means (i) a breach, default or violation or (ii) the occurrence of an event that with the passage of time or the giving of notice, or both, would constitute a breach, default or violation.

         "Definitive Proxy Statement" is defined in Section 7.2.

         "DGCL" is defined above in the Background section.

         "Distribution" means the contemplated distribution prior to the Closing by Overseas to the stockholders of Overseas of $3,500,000 as described on Schedule 9.3(l) hereto.

         "Effective Time" is defined in Section 2.2.

         "EMAC" is defined in the Preamble to this Agreement.

         "EMAC Balance Sheet" is defined in Section 5.5.

         "EMAC Balance Sheet Date" is defined in Section 5.5.

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         "EMAC Common Stock" means the Common Stock, $0.001 par value per share, of EMAC.

         "EMAC Designees" is defined in Section 7.7(a)(ii).

         "EMAC Disclosure Schedule" means the Disclosure Schedule provided by EMAC in connection with this Agreement.

         "EMAC Indemnified Party" is defined in Section 10.1.

         "EMAC Losses" is defined in Section 10.1.

         "EMAC Minor Contracts" is defined in Section 5.14.

         "EMAC Option Plans" means the EMAC Stock Option Plan and the Special Management Option Plan.

         "EMAC Special Management Option Plan" means the EMAC 1996 Special Stock Option Plan and Agreement, covering 2,200,000 shares of EMAC Common Stock, attached hereto as Exhibit B.

         "EMAC Stock Option Plan" means the EMAC 1996 Basic Stock Option Plan, covering 550,000 shares of EMAC Common Stock, attached hereto as Exhibit C.

         "EMAC Stockholders" is defined in Section 5.2.

         "EMAC Stockholders' Meeting" is defined in Section 7.2.

         "EMAC Unit" means the units issued by EMAC consisting of one EMAC Share and two EMAC Warrants.

         "EMAC Warrants" means the warrants issued by EMAC entitling the holders thereof to purchase shares of EMAC Common Stock at a price of $5.00 per share and exercisable until February 16, 2002.

         "Encumbrances" means any lien, mortgage, security interest, pledge or other charge or encumbrance of any nature whatsoever on any property or property interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" is defined in Section 5.3.

         "Existing Shares" is defined in Section 4.4.


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         "Fair Market Value" is defined in Section 7.14.

         "Film Library" is defined in Section 4.26(b).

         "Film Library Threshold Amount" is defined in Section 10.2(a).

         "GAAP" means United States generally accepted accounting principles.

         "GKN" means GKN Securities Corp.

         "Governmental Permits" is defined in Section 4.14(b).

         "Gross Participations" is defined in Section 4.26(a).

         "Indemnitor" is defined in Section 10.4(a).

         "Initial EMAC Stockholders" is defined in Section 5.3.

         "Intellectual Property" is defined in Section 4.17(a).

         "IRS" is defined in Section 4.19(c).

         "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, or guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

         "Lischak Employment Agreement" means the form of Employment Agreement to be entered into with William F. Lischak, attached hereto as Exhibit D.

         "Litigation" means any lawsuit, action, arbitration, administrative or other legal proceeding, criminal prosecution or governmental investigation or inquiry.

         "Loan" is defined in Section 7.17.

         "Lock-up and Registration Rights Agreement" is the Lock-up and Registration Rights Agreement attached hereto as Exhibit E.

         "Major Media" is defined in Section 4.26(a).

         "Master Avail" is defined in Section 4.26(e).

         "Material Adverse Effect" means with respect to EMAC a material adverse effect on the financial condition or results of operations of EMAC. "Material Adverse Effect", when used with respect to Overseas, the Overseas Subsidiaries or any subsidiary of Overseas means a material adverse effect on the financial condition or results of operations of Overseas, together with all of the Subsidiaries of Overseas, taken as a whole.


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         "Merger" is defined above in the Background section.

         "Merger Cash" is defined in Section 3.1(b).

         "Merger Consideration" is defined in Section 3.1(b).

         "Merger Note" is defined in Section 3.1(b).

         "Merger Shares" is defined in Section 3.1(b).

         "Non-Competition Agreement" is the form of Non-Competition Agreement attached hereto as Exhibit F.

         "Non-Disclosure Agreement" is the form of Non-Disclosure Agreement attached hereto as Exhibit G.

         "Non-Film Library Threshold Amount" is defined in Section 10.2(a).

         "Non-Real Estate Leases" is defined in Section 4.9.

         "Non-Redeemable Option" refers to the Group B options to be granted (and as defined) in the EMAC Special Management Option Plan.

         "Operating Guidelines" is defined in Section 2.5.

         "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

         "Original EMAC Disclosure Schedule" is defined in Section 5.25.

         "Original Overseas Disclosure Schedule" is defined in Section 4.24.

         "Overseas" is defined in the Preamble to this Agreement and, solely for purposes of Section 4.19(d), in such Section 4.19(d).

         "Overseas Balance Sheet" is defined in Section 4.5.

         "Overseas Balance Sheet Date" is defined in Section 4.5.

         "Overseas Common Stock" means the Common Stock, $0.01 par value per share, of Overseas.

         "Overseas Designees" is defined in Section 7.7(a)(i).

         "Overseas Disclosure Schedule" means the disclosure schedule provided by Overseas in connection with this Agreement.


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         "Overseas Employees" is defined in Section 8.2

         "Overseas Films" is defined in Section 4.26(c).

         "Overseas Film Library" is defined in Section 4.26(b).

         "Overseas Financial Statements" is defined in Section 4.5.

         "Overseas Minor Contracts" is defined in Section 4.15(a).

         "Overseas Share" means a share of Overseas Common Stock.

         "Overseas Stockholders" is defined in the Preamble to this Agreement.

         "Overseas Stockholders' Employment Agreement" means the form of Employment Agreement to be entered into with each of the Overseas
Stockholders, attached hereto as Exhibit H.

         "Overseas Stockholders Indemnified Party" is defined in Section 10.3.

         "Overseas Subsidiaries" means the following companies: Jacaranda Music, Inc., a Delaware corporation; Walrus Pictures, Inc., a California corporation; and Overseas Filmgroup (U.K.) Ltd., a United Kingdom corporation.

         "Payment Date" is defined in Section 10.4(c).

         "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

         "Preliminary Proxy Statement" is defined in Section 7.2.

         "Proxy Statement" is defined in Section 7.2.

         "Real Estate Leases" is defined in Section 4.7.

         "Real Property" is defined in Section 4.7.

         "Record Date" is defined in Section 7.16.

         "Redeemable Special Management Option" refers to the Group A options to be granted (and as defined) in the EMAC Special Management Option Plan.

         "Regulation" means any statute, law, ordinance, regulation, order or rule of any federal, state, local, foreign or other governmental agency or body or of any other type of regulatory body that is binding on any Person or its property, including those covering


                                       6




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environmental, energy, safety, health, transportation, bribery, recordkeeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters.

         "Representing Party" means Overseas and the Overseas Stockholders when used in connection with terms used in Article IV, and EMAC when used in connection with terms used in Article V.

         "Required Consents" is defined in Section 4.3.

         "Restated Certificate" is defined in Section 7.2.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" is defined in Section 5.6(a).

         "Securities Act" means the Securities Act of 1933, as amended, and the Regulations promulgated thereunder.

         "Security Agreement" is defined in Section 3.1(b).

         "Selected Contract" is defined in Section 4.26(a).

         "Selected Films" is defined in Section 4.26(a).

         "Stockholders' Voting Agreement" means the Stockholders' Voting Agreement attached hereto as Exhibit I.

         "Subsidiary," with respect to any Person, means a corporation the voting securities of which, in an amount sufficient to elect at least a majority of its Board of Directors, are owned directly or indirectly by such Person.

         "Surviving Corporation" is defined in Section 2.1.

         "Syndication Agreement" is defined in Section 9.1(j).

         "Tax" is defined in Section 4.12.

         "Tax Reimbursement Agreement" means the Tax Reimbursement Agreement attached hereto as Exhibit J.

         "Termination Date" is defined in Section 12.1(b).

         "Third Party Claim" is defined in Section 10.4(b).

         "Transaction Documents" means this Agreement, the Certificate of Merger, the Merger Note, the Security Agreement, the Overseas Stockholder Employment Agreements, the


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Lischak Employment Agreement, the Lock-up and Registration Rights Agreement,
the Non-Competition Agreements, the Stockholders' Voting Agreement, the EMAC Option Plans, the Tax Reimbursement Agreement.

         "Transactions" means the Merger and the other related transactions contemplated by the Transaction Documents.

         "Trust Account" is defined in Section 5.7.

         "Trust Company" is defined in Section 5.7.

         "Unit Purchase Option" means the option issued by EMAC entitling GKN Securities Corp., the underwriter of EMAC's initial public offering, to purchase 200,000 EMAC Units at a price of $9.90 per Unit and exercisable until February 16, 2000.

         "Welfare Plan" is defined in Section 4.19(g).


                                  ARTICLE II

                                  THE MERGER

         2.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Overseas shall merge with and into EMAC at the Effective Time. Following the Merger, EMAC shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of Overseas shall cease.

         2.2 Effective Time. As soon as practicable on or after the Closing Date, after the satisfaction or waiver of all conditions to the Merger, EMAC and Overseas shall file with the Secretary of State of the State of Delaware the Certificate of Merger in accordance with the DGCL (the "Certificate of Merger"). The Merger shall become effective at such time as the Certificate of Merger is so filed (the "Effective Time").

         2.3 Effects of the Merger. The Merger shall have the effect set forth in Section 259 of the DGCL, a copy of which is attached hereto as Exhibit 2.3.

         2.4 Amended and Restated Certificate of Incorporation and Bylaws. The Restated Certificate and bylaws of EMAC as amended and restated as of the Closing Date in accordance with Section 7.2 of this Agreement shall be the Restated Certificate and bylaws, respectively, of the Surviving Corporation at the Effective Time.

         2.5 Directors and Officers; Operations after the Merger. The persons who are appointed and elected in accordance with Section 7.7 of this Agreement shall be the directors and officers of the Surviving Corporation at the Effective Time. Such persons shall hold such positions as directors and officers until their successors are elected or appointed in accordance


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with the Restated Certificate and the bylaws of the Surviving Corporation. The
Directors of the Surviving Corporation shall be in such classes as set forth in Section 7.7(b). The Operating Guidelines attached hereto as Exhibit K shall serve as general operating guidelines for the Surviving Corporation following the Effective Time (the "Operating Guidelines") until otherwise properly amended or modified.

         2.6 Closing. Unless this Agreement shall have been terminated and the Transactions abandoned pursuant to Article XII, subject to satisfaction or waiver of the conditions to the Merger set forth in Article IX, the Closing shall take place as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions to the Merger set forth in Article IX, at the offices of Gipson, Hoffman & Pancione, 1901 Avenue of the Stars, Suite 1100, Los Angeles, California 90067, unless the parties hereto agree in writing to another date or place. The date on which the Closing occurs is referred to herein as the "Closing Date."


                                  ARTICLE III

                    CONVERSION OF SHARES AND OTHER MATTERS

         3.1      Conversion of the Overseas Shares.

                  (a) Each Overseas Share that, immediately prior to the Effective Time, is held by Overseas as treasury stock or by any Subsidiary of Overseas shall be cancelled, and no consideration shall be delivered with respect thereto.

                  (b) Except as otherwise provided in Sections 3.1(c) and 3.2(a), the Overseas Shares outstanding immediately prior to the Effective Time shall be converted, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, into, in the aggregate (to be allocated among the holders of Overseas Shares in accordance with Exhibit R hereto): (i) 3,177,778 shares of EMAC Common Stock (the "Merger Shares"), (ii) $1,500,000, in immediately available funds payable at the Closing by certified check or by wire transfer, at the option of the Overseas Stockholders (the "Merger Cash"), and (iii) a note in the principal amount of $2,000,000 with the terms and conditions set forth in the form of Merger Note attached hereto as Exhibit L (the "Merger Note") (collectively, the "Merger Consideration"). The Merger Note will be secured by all of the assets of the Surviving Corporation in accordance with the form of Security Agreement attached hereto as Exhibit M (the "Security Agreement").

                  (c) In the event that the average of the mean between the closing bid and asked prices for EMAC Common Stock as quoted on the NASD Electronic Bulletin Board for the three trading days prior to the Closing Date (the "Average Price") is less than $5.20 per share of EMAC Common Stock, then in addition to the Merger Consideration per Overseas Share pursuant to Section 3.1(b), each holder of an Overseas Share shall be entitled to receive additional Merger Cash per Overseas Share equal to the difference between $5.20 and the

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Average Price multiplied by the 3,177,778 Merger Shares and such amount shall be deemed included as part of the Merger Consideration.

                  (d) No fractional shares of EMAC Common Stock shall be issued in the Merger. All fractional shares of EMAC Common Stock that a holder of Overseas Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share of EMAC Common Stock results from such aggregation, such holder shall be entitled to receive, in lieu thereof, a full share of EMAC Common Stock.

         3.2 Surrender and Payment. At the Closing, each holder of Overseas Shares shall surrender to EMAC the Overseas Shares held in their names, as set forth in Exhibit R in exchange for the Merger Consideration, which Merger Consideration shall be distributed as set forth in Exhibit R. No transfer taxes shall be payable by any holder of Overseas Shares in connection with such exchange.

         3.3 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of EMAC or Overseas shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares; provided, however, that neither EMAC nor Overseas shall take any such action without the prior written consent of the other.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF OVERSEAS AND
                           THE OVERSEAS STOCKHOLDERS

         Overseas and the Overseas Stockholders jointly and severally hereby represent and warrant to EMAC as follows:

         4.1 Corporate Status. Overseas is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Overseas is qualified to do business as a foreign corporation in California and any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Overseas Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The copies of the Certificate of Incorporation and bylaws of Overseas and Overseas Subsidiaries that have been delivered to EMAC have been duly adopted, and are current, correct and complete.

         4.2 Authorization. Overseas has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the

Transactions to be performed by it. Such execution, delivery and performance by Overseas have been duly authorized by all necessary corporate action, including the approval by the stockholders of Overseas as required by the DGCL. The Transaction Documents to be executed and delivered by Overseas or the Overseas Stockholders have been, or will be on the Closing Date, duly and validly executed and delivered by such party or parties. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, legally valid and binding obligations of Overseas and the Overseas Stockholders, to the extent they are parties thereto, enforceable against each such party in accordance with their respective terms, except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding may be brought.

         4.3 Consents and Approvals. Except for the consents specified in
Section 4.3 of the Overseas Disclosure Schedule (the "Required Consents"), the approval of the Merger Agreement by the holders of a majority of the issued and outstanding Overseas Shares, and the filing of the Certificate of Merger in accordance with the DGCL, neither the execution and delivery by Overseas or the Overseas Stockholders of the Transaction Documents to which either is or will be a party, nor the performance of the Transactions to be performed by Overseas or the Overseas Stockholders will require any filing to be made by Overseas, or any consent or approval to be obtained by Overseas or constitute a Default under (a) any Regulation or Court Order to which Overseas or any of the Overseas Subsidiaries is subject, (b) the Certificate of Incorporation or bylaws, or other comparable organizational documents with respect to any foreign corporation, of Overseas or any of the Overseas Subsidiaries, or (c) any Contract, Governmental Permit or other document to which Overseas or any of the Overseas Subsidiaries is a party or by which the properties or other assets of Overseas or any of the Overseas Subsidiaries is subject, except where the aggregate effect of any such Defaults or the failure to make or obtain any such filings, consents or approvals would not have a Material Adverse Effect.

         4.4 Capitalization and Stock Ownership. The total authorized capital stock of Overseas consists of 2,000 shares of Overseas Common Stock, of which 100 shares are issued and outstanding (the "Existing Shares"). Neither Overseas nor any of the Overseas Subsidiaries has any shares of capital stock that are issued and held by Overseas or the Overseas Subsidiaries, respectively, as treasury stock. There are no existing options, warrants, calls, subscriptions, commitments, arrangements or other rights of any character (including conversion or preemptive rights) relating to the issuance, acquisition or registration of any issued or unissued capital stock or other securities of Overseas and the Overseas Subsidiaries, and, except as set forth in Section 4.4 of the Overseas Disclosure Schedule, the Overseas Stockholders have not agreed or committed to transfer any Overseas Shares held by them on or prior to the Effective Time. All of the outstanding shares of Overseas Common Stock and the common stock of the Overseas Subsidiaries are duly and validly authorized and issued, fully paid and non-assessable. Section
4.4 of the

Overseas Disclosure Schedule correctly lists the record owners of all of the Existing Shares and the number of Existing Shares owned of record and beneficially by each such holder. Except where the aggregate effect of any such noncompliance would not have a Material Adverse Effect or as set forth in
Section 4.4 of the Overseas Disclosure Schedule, Overseas complied with all applicable federal and state securities Regulations in connection with the offer and issuance of all of the Existing Shares and there are no rescission rights relating thereto. Except as set forth in Section 4.4 of the Overseas Disclosure Schedule, there are no shareholder agreements, agreements among securityholders, voting trusts or other agreements or understandings to which Overseas is a party, or, to the knowledge of Overseas, to which any securityholder of Overseas is a party, including, without limitation, any agreements or understandings with respect to (i) the voting of the capital stock of Overseas and of each of the Overseas Subsidiaries, respectively, (ii) the relative rights and obligations of the securityholders of Overseas and of each of the Overseas Subsidiaries, respectively, (iii) any buy-sell or rights of first refusal regarding Overseas and of each of the Overseas Subsidiaries, respectively, and/or the interests of any securityholders therein, (iv) relations among the securityholders of Overseas and of each of the Overseas Subsidiaries, respectively, or (v) representation on Overseas' Board of Directors or the Board of Directors of any of the Overseas Subsidiaries.

         4.5 Financial Statements. Overseas has delivered to EMAC complete copies of the financial statements of Overseas consisting of a balance sheet as of December 31, 1993, 1994 and 1995 and the related statements of income, shareholders' equity and cash flows for the periods then ended, and the footnotes thereto (to which the representations and warranties contained in this Agreement shall be qualified and subject), which financial statements have been audited by the firm of Price Waterhouse LLP. All such audited financial statements (including the footnotes thereto), together with the financial statements referred to in Section 6.10 (when delivered) (including the footnotes thereto), are referred to herein collectively as the "Overseas Financial Statements." The Overseas Financial Statements fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of Overseas as of the dates thereof and Overseas' results of operations and cash flows for the periods then ended (on a consolidated basis in the case of the financial statements referred to in
Section 6.10), except for normal year-end adjustments and accruals in the case of the unaudited financial statements to be delivered under Section 6.10. The audited balance sheet as of December 31, 1995 is referred to herein as the "Overseas Balance Sheet," and December 31, 1995 is referred to herein as the "Overseas Balance Sheet Date."

         4.6 Title to Assets and Related Matters. Overseas and each of the Overseas Subsidiaries, respectively, has good and marketable title to, or valid leasehold interests in, all of its tangible personal property which have a cost or fair market value equal to or in excess of $10,000, free from any Encumbrances except those specified in Section 4.6 of the Overseas Disclosure Schedule and any Encumbrances (including for this purpose, defects of title) that, in the aggregate, are not material to Overseas and the Overseas Subsidiaries, taken as a whole. All tangible personal property of Overseas and each of the Overseas Subsidiaries, respectively, is generally suitable for the purposes for which it is used, free from any known defects, except such defects that, in the aggregate, would not have a Material Adverse Effect. Neither Overseas nor any of the Overseas Subsidiaries owns any Real Property.

         4.7 Real Property Leases. Section 4.7 of the Overseas Disclosure Schedule lists all real estate leased by Overseas and each of the Overseas Subsidiaries, respectively, and contains a general description of the improvements (including buildings and other structures) located on such real estate (collectively, the "Real Property"). Section 4.7 of the Overseas Disclosure Schedule lists any leases under which any such Real Property is possessed (the "Real Estate Leases"). To the knowledge of Overseas and the Overseas Stockholders, except as set forth in Section 4.7 of the Overseas Disclosure Schedule, (i) neither Overseas nor any of the Overseas Subsidiaries, respectively, is currently in Default under any of the Real Estate Leases, and (ii) neither Overseas nor the Overseas Stockholders is aware of any Default by any of the lessors thereunder, except in the case of
(i) and (ii) such Defaults that, in the aggregate, would not have a Material Adverse Effect.

         4.8 Personal Property. Overseas has delivered to EMAC a fixed asset schedule, describing all material items of tangible personal property of Overseas that were included in the Overseas Balance Sheet and all items of tangible personal property of the Overseas Subsidiaries material to Overseas and the Overseas Subsidiaries, taken as a whole. Except as set forth in
Section 4.8 of the Overseas Disclosure Schedule, since the Overseas Balance Sheet Date, neither Overseas nor any of the Overseas Subsidiaries, respectively, has acquired or disposed of any items of tangible personal property other than (a) items having acquisition costs (per item) of less than $30,000 or (b) acquisitions or dispositions in the ordinary course. All of such personal property is in good operating condition, reasonable wear and tear excepted, except such defects that, in the aggregate, would not have a Material Adverse Effect.

         4.9 Non-Real Estate Leases. Section 4.9 of the Overseas Disclosure Schedule lists all material tangible Assets (other than Real Property) that are used as of the date of this Agreement in the operation of the Business and that are possessed by Overseas and each of the Overseas Subsidiaries, respectively, under an existing lease, including all machinery, equipment, fixtures, furniture and computers that are material to the Business. Section
4.9 of the Overseas Disclosure Schedule also lists the leases under which such assets and property are possessed. All of such leases and any leases of such types that are entered into after the date of this Agreement are referred to herein as the "Non-Real Estate Leases." Overseas and each of the Overseas Subsidiaries, respectively, is not in Default under any of the Non-Real Estate Leases, and Overseas and each of the Overseas Subsidiaries, respectively, is not aware of any Default by any of the lessors thereunder, except for such Defaults that, in the aggregate, would not have a Material Adverse Effect.

         4.10 Accounts Receivable. The accounts receivable of Overseas reflected in the Overseas Balance Sheet are bona fide accounts receivable created in the ordinary course of business, and, to the knowledge of Overseas and the Overseas Stockholders, are collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof, subject to the allowance for doubtful accounts that is included in the Overseas Balance Sheet.

         4.11 Liabilities. Except as specified in Section 4.11 of the Overseas Disclosure Schedule, Overseas and each of the Overseas Subsidiaries, respectively, has no Liabilities, and none of the Assets of Overseas nor any of the Overseas Subsidiaries, respectively, is subject to any Liabilities, except (a) to the extent reflected on or provided for in the Overseas Balance Sheet, (b) intercompany accounts, (c) Liabilities which are not material either individually or in the aggregate, and which are not required to be reflected on or provided for on the Overseas Balance Sheet, (d) Liabilities incurred since the Overseas Balance Sheet Date that, individually or in the aggregate, are not material to the Business of Overseas or the material Assets, (e) Liabilities under any Contracts that were not required under GAAP to have been specifically disclosed or reserved for on the Overseas Balance Sheet, (f) Liabilities under, or contemplated by, or in connection with this Agreement,
(g) Liabilities incurred after the Overseas Balance Sheet Date that are not prohibited by Section 6.1, (h) Liabilities incurred since the Overseas Balance Sheet Date that are approved in writing by EMAC, (i) deferred federal tax liabilities accruable on termination of the status of Overseas as a Subchapter S corporation under the Code, and (j) Liabilities which accrue as a function of the licensing, sale or collection of the Overseas Film Library or any Assets therein or related thereto, and (k) Liabilities incurred after the Overseas Balance Sheet Date that are reflected on or provided for in the Overseas March 31, 1996 or June 30, 1996 Balance Sheet.

         4.12 Taxes. Except as set forth in Section 4.12 of the Overseas Disclosure Schedule, Overseas and each of the Overseas Subsidiaries, respectively, (a) has duly filed all foreign, federal, state, local and other Tax returns that are required to be filed and that were due, and (b) has paid, or set up an adequate reserve for the payment of, all material Taxes with respect to all periods through December 31, 1995; provided, however, that Tax or Taxes for purposes of this sentence shall not include any Federal, state, local or foreign income, profits or franchise taxes (an "Income Tax") assessed against the Company for a period prior to January 1, 1996, to the extent that it is reasonable to expect that as a result of such assessment the Company will obtain an increase in deductions or tax credits or a decrease in income or profits for purposes of such Income Tax for a period after December 31, 1995. Except as set forth in Section 4.12 of the Overseas Disclosure Schedule, all Taxes and other assessments and levies that Overseas and each of the Overseas Subsidiaries, respectively, has been required by law to withhold or to collect for periods prior to December 31, 1995 have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by Overseas and each of the Overseas Subsidiaries, respectively, for such payment. Except as set forth in Section 4.12 of the Overseas Disclosure Schedule, there are no proceedings or other actions pending, and to the knowledge of Overseas and the Overseas Stockholders, no proceedings or other actions threatened, for the assessment and collection of additional taxes of any kind for any period for which returns have or should have been filed. For purposes of this Agreement, the term "Tax" or "Taxes" shall include all Federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other Taxes, duties and governmental assessments of any nature whatsoever imposed upon Overseas or any of the Overseas Subsidiaries (but not the Overseas Stockholders or William F. Lischak) together with all interest, penalties and additions imposed with respect to such amounts.

         4.13 Subsidiaries. Except as specified in Section 4.13 of the Overseas Disclosure Schedule, Overseas does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity.

         4.14     Legal Proceedings and Compliance with Law.

                  (a) Except as disclosed in Section 4.14(a) of the Overseas Disclosure Schedule, there is no Litigation that is pending or, to Overseas' and the Overseas Stockholders' knowledge, threatened against Overseas or any of the Overseas Subsidiaries, respectively, except any threatened Litigation that, individually or in the aggregate, would not have a Material Adverse Effect. Neither Overseas nor any of the Overseas Subsidiaries is in Default under any applicable Regulations, except for any Defaults that would not have a Material Adverse Effect. Neither Overseas nor any of the Overseas Subsidiaries is in Default with respect to any applicable Court Order.

                  (b) Overseas and each of the Overseas Subsidiaries, respectively, has obtained and is in full compliance with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations that are required for the complete operation of the Business of Overseas and each of the Overseas Subsidiaries, respectively, as currently operated, except such items as to which the failure to obtain or to comply, in the aggregate, would not have a Material Adverse Effect (the "Governmental Permits"). All of the Governmental Permits are listed in Section 4.14(b) of the Overseas Disclosure Schedule, along with their respective expiration dates. All of the Governmental Permits are currently valid and in full force, and to the knowledge of Overseas and the Overseas Stockholders, no revocation, cancellation or withdrawal thereof has been threatened.

                  (c) To the best of the knowledge of Overseas and the Overseas Stockholders, neither Overseas nor any of the Overseas Subsidiaries, nor any of their officers or directors is the subject of any investigation, inquiry or proceeding before the Securities and Exchange Commission or any state securities commission.

         4.15     Contracts.

                  (a) Section 4.15 of the Overseas Disclosure Schedule lists each Contract of the following types to which Overseas and each of the Overseas Subsidiaries, respectively, as of the date of this Agreement, is a party, or by which it is bound, excluding (x) any Contract relating to any item in the Overseas Film Library (including, without limitation, any Contract relating to the development, production, distribution, exploitation, acquisition, or licensing of Overseas Films, the Overseas Film Library or any component thereof), (y) any Contract that may be terminated by Overseas or any of the Overseas Subsidiaries, respectively, on not more than one month's notice without any liability on the part of Overseas or any of the Overseas Subsidiaries, respectively, and (z) any Contract under which the executory obligation (including any remaining payments) of Overseas or any of the Overseas Subsidiaries, respectively, involves an amount or, in the case of security agreements, secures an amount, of less than $50,000 (such excluded Contracts referred to in clauses (y) and (z) are referred to in this Section
4.15 collectively as "Overseas Minor Contracts") and excluding this Agreement, the Transaction Documents and the other Contracts expressly referred to herein:

                         (i) Contracts with any present or former securityholder, director, officer, employee, partner or consultant of
                                    Overseas or any of
                                    the Overseas Subsidiaries, respectively, or
                                    Affiliate thereof, including, without
                                    limitation, registration rights agreements, indemnification agreements, shareholder agreements and voting agreements;

                        (ii) Contracts for the future purchase of, or payment for, supplies or products, or for the lease of any material Asset from or the performance of services by a third party;

                       (iii)        Contracts to perform services;

                        (iv) Contracts to lease to or to operate for any other party any material Asset;

                         (v) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements, security agreements or other Contracts for the borrowing or lending of money or security therefor (including loans to or from officers, directors, partners, stockholders or Affiliates of Overseas or any of the Overseas Subsidiaries, or any members of their immediate families), agreements or binding arrangements for a line of credit or for a guarantee of, or other binding undertaking in connection with, the indebtedness of any other Person;

                        (vi) Any other Contracts (other than Overseas Minor Contracts, Contracts excluded by 4.15(a)(x) and those Contracts described in any of (i) through (v) above) not made in the ordinary course of business.

                  (b) To Overseas' and the Overseas Stockholders' knowledge, neither Overseas nor any of the Overseas Subsidiaries is in Default under any Contract, which Default, together with all other such Defaults under Contracts, would result in a Material Adverse Effect. Neither Overseas nor any of the Overseas Subsidiaries has received any written communication from, or given any written communication to, any other party indicating that Overseas or such other party, as the case may be, is in Default under any Contract where such Default is reasonably likely to have a Material Adverse Effect. Overseas and each of the Overseas Subsidiaries has delivered or made available to EMAC or its counsel true and complete copies of all Contracts identified on the Overseas Disclosure Schedule.

         4.16 Insurance. Section 4.16 of the Overseas Disclosure Schedule lists all policies or binders of insurance held by or on behalf of Overseas and each of the Overseas Subsidiaries or relating to the Business or any of its Assets, as of the date of this Agreement, and the Overseas Disclosure Schedule specifies with respect to each policy the insurer, the amount of the coverage, the type of insurance, the expiration date, the policy number and any pending claims thereunder. To Overseas' and the Overseas Stockholders' knowledge, there is no Default with respect to any such policy or binder, nor has there been any failure by Overseas or any of the Overseas Subsidiaries to give any notice or present any claim under any such policy or binder with respect to a known claim in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by Overseas or any of the Overseas Subsidiaries, respectively, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

         4.17     Intellectual Property.

                  (a) Section 4.17 of the Overseas Disclosure Schedule sets forth all trademarks, servicemarks, trade names, patents, and all applications therefor, owned by Overseas or any of the Overseas Subsidiaries, respectively (the "Intellectual Property"). Except as set forth in Section 4.17 of the Overseas Disclosure Schedule, all of the Intellectual Property is owned or otherwise lawfully used by Overseas or any of the Overseas Subsidiaries, respectively, except where the failure to own or use such Intellectual Property would not have a Material Adverse Effect, and, to the knowledge of Overseas and the Overseas Stockholders, Overseas' and each of the Overseas Subsidiaries' use of the Intellectual Property does not infringe upon or unlawfully or wrongfully use any trademark, trade name, service mark, or patent owned or claimed by another Person or knows of any infringement or unlawful use by another person of any of the Intellectual Property. Neither Overseas nor any of the Overseas Subsidiaries is in Default, except for any Default that would not have a Material Adverse Effect, and has not received any notice of any claim of infringement or any other claim or proceeding, with respect to any such Intellectual Property. No current or former employee of Overseas or any of the Overseas Subsidiaries, and to the knowledge of the Overseas Stockholders no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property, or in any application therefor except for such interest that may arise by virtue of such person's ownership (in whole or in part) of any Affiliate of Overseas or any of the Overseas Subsidiaries.

                  (b) To Overseas' and the Overseas Stockholders' knowledge, no employee or consultant of Overseas or any of the Overseas Subsidiaries is subject to any agreement (other than agreements with Overseas) limiting the freedom of such employee to compete in any line of business similar to Overseas' Business, with any person or entity, in any geographic area.

         4.18 Employee Relations. Neither Overseas nor any of the Overseas Subsidiaries is (a) a party to, involved in or, to Overseas' or the Overseas Stockholders' knowledge, threatened by, any labor dispute or unfair labor practice charge or (b) currently negotiating any collective bargaining agreement, and neither Overseas nor any of the Overseas Subsidiaries, respectively, has experienced any work stoppage during the last three years. Overseas has delivered to EMAC a complete and correct list of the names and 1995 and 1996 salaries, bonus and other cash compensation of all employees (including officers) of Overseas and each of the Overseas Subsidiaries, respectively, whose total cash compensation for 1995 exceeded, or whose total compensation for 1996 is expected to exceed, $60,000.

         4.19     ERISA.

                  (a) Section 4.19 of the Overseas Disclosure Schedule contains a complete list of all Benefit Plans sponsored or maintained by Overseas and each of the Overseas Subsidiaries, respectively, or under which they may be obligated. Overseas has delivered to EMAC or EMAC has had access to (i) accurate and complete copies of all Benefit Plan documents and all summary plan descriptions, summary annual reports and insurance contracts, if any (ii) accurate and complete summaries of all unwritten Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Benefit Plans (for which annual reports are required) prepared within the last three years. Each Benefit Plan providing benefits that are funded through an insurance policy is indicated by the word "insured" placed next to the listing of said Benefit Plan in Section 4.19 of the Overseas Disclosure Schedule.

                  (b) All Benefit Plans conform (and at all times have conformed) in all material respects to, and are being administered and operated (and have at all time been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable Regulations. All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Benefit Plans have been timely filed or delivered. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Benefit Plans, that could subject Overseas or any of the Overseas Subsidiaries to any material penalty or Tax imposed under the Code or ERISA.

                  (c) Except as is set forth in Section 4.19 of the Overseas Disclosure Schedule, any Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from Tax under Section 501(a) of the Code has been determined by the Internal Revenue Service ("IRS") to be so qualified, and such determination remains in effect and has not been revoked. To the knowledge of Overseas and the Overseas Stockholders, nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise Taxes or income Taxes on unrelated business income under the Code or ERISA with respect to any Benefit Plan.

                  (d) Neither Overseas nor any of the Overseas Subsidiaries has a defined benefit plan subject to Title IV of ERISA. Neither Overseas nor any of the Overseas Subsidiaries has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). For purposes of this Section 4.19(d), the term "Overseas" and the "Overseas Subsidiaries" shall include any corporation that is a member of any controlled group of corporations (as defined in Section 414(b) of the Code) that includes Overseas or any of the Overseas Subsidiaries, any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with Overseas or any of the Overseas Subsidiaries, any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) that includes Overseas or any of the Overseas Subsidiaries and any other entity required to be aggregated with Overseas or any of the Overseas Subsidiaries pursuant to the regulations issued under Section 414(o) of the Code.

                  (e) There are no pending or, to the knowledge of Overseas or the Overseas Stockholders, threatened claims by or on behalf of any Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Benefit Plans, alleging any breach of fiduciary duty on the part of Overseas or any of the Overseas Subsidiaries, or any of their officers, directors or employees under ERISA or any other applicable employee benefit plan regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, nor is there, to the knowledge of Overseas and the Overseas Stockholders, any basis for such claim. To the knowledge of Overseas, the Benefit Plans are not the subject of any investigation, audit or action by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC").

                  (f) Overseas and each of the Overseas Subsidiaries, respectively, has made all required contributions under the Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

                  (g) Except as set forth in Section 4.19(g) of the Overseas Disclosure Schedule, with respect to any Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(l) of ERISA) (a "Welfare Plan"), (i) each Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a Tax under Section 4976(a) of the Code, (iii) any Benefit Plan that is a group health plan (within the meaning of Section 498OB(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act and (iv) all Welfare Plans may be amended or terminated at any time on or after the Closing Date, except in the case of (i), (ii), (iii) and (iv) where such noncompliance, imposition of a Tax, amendment or termination would not have a Material Adverse Effect.

         4.20 Corporate Records. The minute books of Overseas and each of the Overseas Subsidiaries, respectively, contain complete, correct and current copies of its Certificate of Incorporation and bylaws, or other comparable organizational documents with respect to any foreign corporation, and, in all material respects, of all minutes of meetings, resolutions and other official proceedings of its Board of Directors and stockholders. The stock record list of Overseas is complete, correct and current.

         4.21 Absence of Certain Changes. Except as set forth in Section 4.21 of the Overseas Disclosure Schedule, since the Overseas Balance Sheet Date, Overseas and each of the Overseas Subsidiaries, respectively, has generally conducted its Business in the ordinary course and there has not been:

                  (a)      any material adverse change in its Business;

                  (b) any distribution or payment declared or made in respect of its capital stock by way of dividends (other than dividends on the Overseas Shares in accordance with the business practice of Overseas), purchase or redemption of shares or otherwise;

                  (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, except for merit and seniority increases for employees made in the ordinary course of business and in the aggregate not exceeding $50,000 on an annualized basis, nor any other change in any employment or consulting arrangement that is material;

                  (d) any material sale, assignment or transfer of Assets, or any additions to or transactions involving any material Assets, other than those made in the ordinary course of business;

                  (e) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any material debt held; or

                  (f) any payments to any Affiliate of Overseas or any of the Overseas Subsidiaries other than compensation, reimbursements of expenses or other payments in the ordinary course of business.

         4.22 Finder's Fees. Except as set forth in Section 4.22 of the Overseas Disclosure Schedule, neither Overseas nor any of the Overseas Subsidiaries is, nor will any of them be, obligated to pay to any Person retained by it any commission or finder's or similar fee in connection with the Transactions.

         4.23 Accuracy of Information. No representation or warranty by Overseas or any Overseas Stockholder in any Transaction Document, including in any schedules and exhibits thereto, contains any untrue statement of a material fact or, taken together with all Transaction Documents, omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         4.24 Overseas Disclosure Schedule. The Overseas Disclosure Schedule as in effect on the date of this Agreement (the "Original Overseas Disclosure Schedule") shall be amended as of the Closing Date to be true and correct as of the Closing Date and a copy thereof, as so amended (the "Closing Overseas Disclosure Schedule"), certified by the President of Overseas to be true and correct, shall be delivered to EMAC on the Closing Date. Any disclosure made pursuant to any Section of this Article IV or the Overseas

Disclosure Schedule (Original or Closing) will be deemed made as to the other Sections in this Article IV to which it applies if the import of the disclosure to such other Sections is reasonably ascertainable on its face to a person who is not familiar with the affairs of Overseas.

         4.25 Certain Business Relationships with Affiliates. Except as set forth in Schedule 4.25, or except for any transaction among Overseas and any Subsidiaries of Overseas or any transaction among Subsidiaries of Overseas, no Affiliate of Overseas or of any Overseas Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of Overseas or any Overseas Subsidiary, (b) has any claim or cause of action against Overseas or any Subsidiary, or (c) owes any money to Overseas or any Overseas
Subsidiary where such property, claim, cause of action or debt is in excess of $25,000.

         4.26     Overseas Film Library.

                  (a) As used herein, (i) "Selected Films" shall mean the thirty-four motion pictures listed on Schedule 4.26(a) hereto, (ii) "Major Media" shall mean theatrical, free and pay television and home video, (iii) "Selected Contract" shall mean an executory acquisition/distribution Contract to which Overseas, as of the date of this Agreement, is a party under which Overseas acquires copyright rights, distribution rights and/or agency rights in the Major Media with respect to the Selected Films from third parties (other than Overseas Minor Contracts as defined in Section 4.15), and (iv) "Gross Participations" shall mean participations granted by Overseas to a third party with respect to a Selected Film, which are measured as a percentage of gross receipts of a licensee from exploitation by such licensee of the Selected Film in a particular media and which arise at a time prior to Overseas' sharing in such gross receipts from exploitation of the Selected Film in such media. Schedule 4.26(b) contains a list of the Selected Contracts.

                  (b) Notwithstanding anything else contained in this Agreement to the contrary (and subject to the references to Section 4.10 of this Agreement in subsection (d) below), the parties hereto acknowledge and agree that the only representations or warranties made by Overseas or the Overseas Stockholders in this Agreement, the Transaction Documents or otherwise with respect to the Film Library (as defined below) owned, controlled or distributed by Overseas, in whole or in part (the "Overseas Film Library"), the components thereof, Contracts related thereto, or the Intellectual Property contained therein, are the representations and warranties set forth in this Section 4.26, and no other representations or warranties with respect to the Overseas Film Library, the components thereof, Contracts related thereto, or Intellectual Property contained therein, are set forth in this Agreement, or in any of the Transaction Documents or in any other agreements nor shall any such representations or warranties be implied by operation of law or otherwise. As used herein, "Film Library" shall mean all full-length theatrical motion pictures, shorts, cartoons, trailers, short subjects, television programs or series of all kinds, made-for-television features, and all other audiovisual works of any kind or character, and all other rights associated therewith, together with all negative and positive film, soundtracks, optical and advertising materials and supplies associated therewith and rights in underlying rights in and to literary, musical and dramatic material, including, without limitation, all sequel and remake rights and all rights to novelization, merchandising, characters and serialization customarily associated in the motion picture production and distribution industry as being a part of a film library, and also including, but not limited to, the right to receive royalties, revenues, and profits of every kind.

                  (c) To the best knowledge and belief of Overseas and the Overseas Stockholders, Schedule 4.26(c) hereto lists all motion pictures which Overseas owns or has any rights to distribute, license or sublicense excluding motion pictures for which Overseas does not have any rights in the Major Media and the failure of which to include in such list would not have a Material Adverse Effect. The motion pictures listed on Schedule 4.26(c) are referred to herein as the "Overseas Films." Schedule 4.26(d) hereto lists all copyrights which Overseas owns.

                  (d) To Overseas' and the Overseas Stockholders' actual knowledge, Overseas is not in Default under any Selected Contract, which Default would result in a Material Adverse Effect. Except as set forth in
Schedule 4.26(e), no executive officer of Overseas has, within the twelve months preceding the date of this Agreement, received any written communication from, or given any written communication to, any other party to a Selected Contract (other than Selected Contracts for which accounts receivable related thereto are covered by the representations and warranties contained in Section 4.10 herein) expressly indicating that Overseas or such other party, as the case may be, has breached or violated or is in default under such Selected Contract (other than breaches, violations or defaults relating to the past due payment of money) where such breach, violation or default is reasonably likely to have a Material Adverse Effect. Nothing in the foregoing sentence shall be deemed to broaden or expand, in any manner whatsoever, the representations and warranties contained in Section 4.10 herein. Overseas has delivered or made available to EMAC or its counsel true and complete copies of all Selected Contracts.

                  (e) Schedule 4.26(f) hereto contains a general summary by Overseas (commonly referred to by Overseas as its "Master Avail") of rights in the Major Media licensed by Overseas to third parties with respect to the Selected Films, including the territories licensed, the name of the licensee, the licensed rights and the duration of such licensed rights. Overseas has reviewed such Schedule in good faith and believes it to be an accurate summary; however, the parties hereto acknowledge and agree that such summary is meant to be a general summary only.

                  (f) Except as disclosed in Schedule 4.26(g), (i) there is no suit, action or proceeding pending against Overseas, or to the actual knowledge of Overseas, threatened against Overseas that involves a claim of infringement of any copyright with respect to any Overseas Film, and (ii) Overseas has no actual knowledge of any existing infringement by any other person of any copyright held by Overseas with respect to any Overseas Film except in the case of (i) and (ii), suits, actions, proceedings, existing infringement and claims of infringement which would not have a Material Adverse Effect.

                  (g) Overseas has in full force and effect one or more valid, blanket "errors and omissions" policy(ies) of insurance. True and complete copies of such blanket policy(ies) are attached hereto as Schedule 4.26(h).

                  (h) Overseas has not granted Gross Participations with respect to the Selected Films other than as listed on Schedule 4.26(i) or such Gross Participations as would not have a Material Adverse Effect.

                  (i) To Overseas' and the Overseas Stockholders' knowledge, Overseas holds the rights to the Overseas Films which it purports to hold necessary for the operation of Overseas' Business, including, but not limited to, proprietary rights, copyright rights, distribution rights and/or agency rights (except where the failure to hold such rights would not have a Material Adverse Effect), and, to the knowledge of Overseas and the Overseas Stockholders, no Person has any conflicting rights to the Overseas Films that would have a Material Adverse Effect.

         4.27 Representations and Warranties of the Stockholders of Overseas. Each of the stockholders of Overseas, which for purposes of this
Section 4.27 only, shall include Ellen Dinerman Little, Robert B. Little and William F. Lischak, hereby, severally but not jointly, represents and warrants to EMAC that:

                  (a) Except as set forth on Schedule 4.27, such stockholder of Overseas has, and on the Closing Date will have, good and valid title to the Existing Shares owned by such stockholder as specified on Schedule 4.4, free and clear of all liens, pledges, encumbrances and claims whatsoever and the full right, power and authority to deliver such Existing Shares for conversion in the Merger.

                  (b) Purchase Entirely for Own Account. The Merger Shares to be received by such stockholder of Overseas will be acquired for investment for such stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such stockholder of Overseas further represents that, except as set forth on
Schedule 4.27, he or she does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person, with respect to any of the Merger Shares except for wills, estate planning documents and the Lock-up and Registration Rights Agreement.

                  (c) Disclosure of Information. Such stockholder represents that he or she has had an opportunity to ask questions and receive answers from EMAC regarding the terms and conditions of the offering of the Merger Shares and the business, properties, prospects and financial condition of EMAC. Nothing in the foregoing or any other provision of this Section 4.27, however, limits or amends or modifies in any manner whatsoever the representations and warranties of EMAC in the Transaction Documents, including, without limitation, Article V of this Agreement or the right of Overseas or such stockholder of Overseas to rely thereon, nor does the foregoing affect in any manner whatsoever the indemnification obligations of EMAC and the other rights and remedies of such stockholders and Overseas contained herein in the Transaction Documents, at law, in equity or otherwise.

                  (d) Investment Experience. Such stockholder of Overseas acknowledges that he or she is able to fend for himself or herself, can bear the economic risk of his or her investment in the Merger Shares, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Merger Shares.

                  (e) Restricted Securities. Such stockholder of Overseas understands that the Merger Shares he or she is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from EMAC in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such stockholder represents that he or she is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (f) In the Event that the transfer agent of the Surviving Corporation requires an opinion from the attorneys of the Overseas Stockholders concerning the compliance of any sale of EMAC Common Stock by the Overseas Stockholders with relevant securities laws, the Overseas Stockholders shall cause such opinion to be provided; provided, however, that the Surviving Corporation shall pay for such opinion.

                  (g) Disposition of Merger Shares. Without in any way limiting the representations set forth above, such stockholder of Overseas may dispose of all or any portion of the Merger Shares provided that the disposition is permitted by state and federal securities law, and the disposition is not otherwise restricted by the Lock-Up (as such term is defined in the Lock-Up and Registration Rights Agreement).

                  (h) Legends. It is understood that the certificates evidencing the Merger Shares may bear one or all of the following legends:

                         (i)        "These securities have not been registered
under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                        (ii) The shares represented by this certificate are subject to certain restrictions upon transfer as set forth in an agreement dated ________, between the corporation and the registered holder, a copy of which is on file at the principal office of the corporation.

                  The Company will promptly remove the foregoing legends from the certificates representing Merger Shares upon written request from the holder thereof, provided that such legends are no longer required by applicable law or agreement.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF EMAC

         EMAC hereby represents and warrants to Overseas and the Overseas Stockholders as follows:

         5.1 Corporate Status. EMAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EMAC is qualified to do business as a foreign corporation in California and in any other jurisdictions where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Certificate of Incorporation and bylaws of EMAC that have been delivered to Overseas and the Overseas Stockholders have been duly adopted and are current, correct and complete.

         5.2 Authorization. EMAC has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by EMAC have been duly authorized by all necessary corporate action including approval of the Board of Directors of EMAC, except for approval by the holders of EMAC stock (the "EMAC Stockholders") required by EMAC's Certificate of Incorporation and the DGCL, which will be solicited in accordance with the provisions thereof, Section 7.2 of this Agreement, and all applicable state and federal law. Upon receipt of EMAC Stockholder approval in accordance with Section 7.2 hereof, such execution, delivery and performance by EMAC will have been duly authorized by all necessary corporate action. The Transaction Documents to be executed and delivered by EMAC have been, or will be on the Closing Date, duly and validly executed and delivered. The Transaction Documents executed on or before the date hereof constitute, and the Transaction Documents to be executed after the date hereof will constitute, legally valid and binding obligations of EMAC, enforceable in accordance with their respective terms, except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding may be brought.

         5.3 Consents and Approvals. Neither the execution and delivery by EMAC of the Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by EMAC, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which EMAC is subject, (b) the Certificate of Incorporation or bylaws of EMAC or (c) any Contract, Governmental Permit or other document to which EMAC is a party or by which the properties or other assets of EMAC may be subject, other than (i) the approval of the Merger Agreement by not less than 80% of the shares of EMAC Common Stock issued and outstanding on the record date for the EMAC Stockholders Meeting (as defined in Section 7.2) which are held by EMAC

Stockholders other than those Persons listed in Section 5.3 of the EMAC Disclosure Schedule (the "Initial EMAC Stockholders"); (ii) the approval of the EMAC Option Plans by a majority of the shares of EMAC Common Stock issued and outstanding on such record date; (iii) the filing of the Certificate of Merger in accordance with the DGCL; (iv) compliance with any applicable requirements of the Securities Act and securities laws of the various states in connection with the issuance of the Merger Shares; and (v) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder (the "Exchange Act") in connection with the solicitation of the approval of the EMAC Stockholders, and except in those cases under (a), (b) and (c) above where the aggregate effect of any such Defaults would not have a Material Adverse Effect.

         5.4      Capitalization and Stock Ownership.

                  (a) The total authorized capital stock of EMAC consists of 20,000,000 shares of EMAC Common Stock, 2,600,000 shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding. EMAC does not have any shares of capital stock that are issued and held by EMAC as treasury stock. Except as specified in Section 5.4(a) of the EMAC Disclosure Schedule, there are no existing options, warrants, calls, subscriptions, commitments, arrangements or other rights of any character (including conversion or preemptive rights) relating to the issuance, acquisition or registration of any issued or unissued capital stock or other securities of EMAC. All of the outstanding shares of EMAC Common Stock are duly and validly authorized and issued, fully paid and non-assessable. All of the outstanding options, warrants and units to purchase EMAC securities have been duly and validly authorized and issued and sufficient numbers of shares of EMAC Common Stock have been reserved for issuance upon exercise of such securities. EMAC has complied with all applicable Regulations in connection with the offer, sale and issuance of all of the shares of EMAC Common Stock, options and warrants to purchase shares of EMAC Common Stock and EMAC Units issued by EMAC since its formation, except where the aggregate effect of any such noncompliance would not have a Material Adverse Effect. All outstanding shares of EMAC Common Stock and all outstanding EMAC Warrants were issued pursuant to a registration statement declared effective under the Securities Act. There are no rescission rights relating to any of the securities of EMAC. Except as set forth in Section 5.4(a) of the EMAC Disclosure Schedule, there are no shareholder agreements, agreements among securityholders, voting trusts or other agreements or understandings to which EMAC is a party, or, to EMAC's knowledge, to which any securityholder of EMAC is a party, including without limitation, any agreements or understandings with respect to (i) the voting of the capital stock of EMAC, (ii) the relative rights and obligations of the securityholders of EMAC, (iii) any buy-sell or rights of first refusal regarding EMAC and/or the interests of any securityholders therein, (iv) relations among the securityholders of EMAC, or (v) representation on EMAC's Board of Directors.

                  (b) All of the Merger Shares will, upon issuance in accordance with the terms of this Agreement, constitute validly authorized, issued and outstanding, fully paid and non-assessable shares of EMAC Common Stock free from all liens, pledges, encumbrances and claims created by, or as the result of actions of EMAC. Based on the representations made by the stockholders of Overseas in Section 4.25 of this Agreement, the Merger Shares will be issued in compliance with the Securities Act and the Exchange Act and any and all applicable state "blue sky" or securities laws.

         5.5 Financial Statements. The audited consolidated financial statements and the unaudited consolidated financial statements of EMAC included in EMAC's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q that are referred to in Section 5.6 fairly present, in conformity with GAAP applied on a consistent basis, the consolidated financial position and assets and liabilities of EMAC as of the dates thereof and EMAC's consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments that were not material in amount). The balance sheet of EMAC as of February 29, 1996, which is included in such financial statements, is referred to herein as the "EMAC Balance Sheet," and the date thereof is referred to herein as the "EMAC Balance Sheet Date."

         5.6      SEC Reports.

                  (a) EMAC has delivered to Overseas and the Overseas Stockholders true, correct and complete copies of (i) EMAC's Annual Report on Form 10-K for the period ended November 30, 1995 (the "Annual Report"), (ii) EMAC's Quarterly Reports on Form 10-Q for the quarters ended February 28, 1995, May 31, 1995, August 31, 1995 and February 29, 1996, (iii) EMAC's
prospectus, dated February 16, 1995, relating to its initial public offering of securities, and (iv) all other reports, documents and proxy statements filed by EMAC under the Securities Act and the Exchange Act (all of such materials, together with any exhibits, amendments or supplements thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

                  (b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all material respects with the requirements of the Regulations applicable to such SEC Report, including the Securities Act and the Exchange Act.

                  (c) As of its filing date or, if applicable, its effective date, each SEC Report filed pursuant to the Securities Act or the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. EMAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Effective Time and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

                  (d) EMAC is not required to register as an investment company under the Investment Company Act of 1940.

                  (e) To the best of the knowledge of EMAC, neither EMAC nor any of its respective officers or directors is the subject of any investigation, inquiry or proceeding before the SEC or any state securities commission or administrative agency.

         5.7 Trust Funds. As of the Effective Time, EMAC will have an amount invested in government securities or in money market or other cash equivalent accounts in a trust account (the "Trust Account") with the United States Trust Company of New York (the "Trust Company") of no less than (i) $10.9 million, minus (ii) the amount of funds, if any, to be applied to the redemption of shares of EMAC Common Stock pursuant to Article SIXTH of the EMAC Restated Certificate of Incorporation as in effect on the date of this Agreement. Upon consummation of the Merger and notice thereof to the trustee, the trust account will terminate and the funds and government securities held in such trust account will be thereupon released to EMAC without any restriction upon the use thereof and, except as set forth in Section 5.7 of the EMAC Disclosure Schedule, free from any Encumbrances.

         5.8 Fair Market Value. The Board of Directors of EMAC has determined in good faith that the fair market value of the business of Overseas is at least 80% of the net assets of EMAC.

         5.9 Assets; Leases; Accounts Receivable. Except as set forth on
Schedule 5.9 of the EMAC Disclosure Schedule, EMAC has no Assets other than cash and cash equivalents and none of such Assets are subject to any Encumbrances. EMAC is not a party to any Real Estate Leases. To the knowledge of EMAC, EMAC is not currently in Default under any such Real Estate Leases. EMAC has no accounts receivable.

         5.10 Liabilities. EMAC has no Liabilities and none of the Assets of EMAC is subject to any Liabilities, except (a) to the extent specifically disclosed or provided for in the EMAC Balance Sheet, (b) Liabilities incurred since the EMAC Balance Sheet Date that, individually or in the aggregate, are not material to EMAC, (c) Liabilities under, contemplated by or in connection with this Agreement, (d) Liabilities incurred after the date of this Agreement that are not prohibited by Section 7.1, and (e) Liabilities incurred since the EMAC Balance Sheet Date that are approved in writing by Overseas.

         5.11 Taxes. Except as set forth in Schedule 5.11, EMAC has duly filed all foreign, federal, state, local and other Tax returns that are required to be filed and that were due, and has paid all material Taxes and assessments that have become due pursuant to such returns, pursuant to any assessment received or are otherwise due or will be due with respect to all periods through the Effective Date (other than estimated tax payments for 1996 that are not yet due). All Taxes and other assessments and levies that EMAC has been required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are properly held by EMAC for such payment. There are no proceedings or other actions pending, and to the knowledge of EMAC, no proceedings or other actions are threatened, for the assessment and collection of additional Taxes of any kind for any period for which returns have or should have been filed.

         5.12 Subsidiaries. EMAC does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, business, trust, joint venture or other legal entity, nor does EMAC have any agreement or obligation to acquire any such interest or investment.

         5.13     Legal Proceedings and Compliance with Law.

                  (a) There is no Litigation that is pending or, to EMAC's knowledge, threatened against or related to EMAC. There has been no Default under any Regulations applicable to EMAC, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to EMAC.

                  (b) No Governmental Permits are required for the complete operation of the business of EMAC as currently operated.

         5.14     Contracts.

                  (a) Section 5.14 of the EMAC Disclosure Schedule lists each Contract of the following types to which EMAC, as of the date of this Agreement, is a party, or by which it is bound, excluding (y) any Contract that may be terminated by EMAC on not more than one month's notice without any liability on the part of EMAC and (z) other than with respect to paragraphs
(v) and (vi) below, any Contract under which the executory obligation (including any remaining payments) of EMAC involves an amount of less than $25,000 (such excluded Contracts referred to in clauses (y) and (z) are referred to in this Section 5.14 collectively as "EMAC Minor Contracts") and excluding this Agreement and the other Contracts expressly referred to herein:

                           (i)  Contracts with any present or former
                  securityholder, director, officer, employee, partner or consultant of EMAC or Affiliate thereof including, without limitation, registration rights agreements, indemnification agreements, shareholder agreements and voting agreements;

                           (ii) Contracts for the future purchase of, or
                  payment for, supplies, or for the lease of any asset from or the performance of services by a third party;

                           (iii) Contracts to perform services;

                           (iv) Contracts to lease to or to operate for any other party any asset;

                           (v) Any notes, debentures, bonds, conditional sale
                  agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements, security agreements or other Contracts for the borrowing or lending of money or security therefor (including loans to or from officers, directors, partners, stockholders or Affiliates of EMAC or any members of their immediate families), agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

                           (vi) Contracts for the acquisition of any business,
                  corporation, other entity or assets or letters of intent with respect thereto; and

                           (vii) Any other Contracts (other than EMAC Minor
                  Contracts and those described in any of (i) through (vi) above).

                  (b) EMAC is not a party to any Contract other than this Agreement.

                  (c) To the knowledge of EMAC, EMAC is not in Default under any Contract, which Default, together with all other such Defaults under Contracts, could result in a Material Adverse Effect. EMAC has not received any communication from, or given any communication to, any other party indicating that EMAC or such other party, as the case may be, is in Default under any Contract where such Default could have a Material Adverse Effect.

         5.15 Insurance. Section 5.15 of the EMAC Disclosure Schedule lists all policies or binders of insurance held by or on behalf of EMAC or relating to the Business or Assets of EMAC, as of the date of this Agreement, and the EMAC Disclosure Schedule specifies with respect to each policy the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number and any pending claims thereunder. To the knowledge of EMAC, there is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal or cancellation with respect to, or disallowance of any claim under, any such policy or binder that has been received by EMAC, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect.

         5.16 Intellectual Property. EMAC does not own or use any trademarks, servicemarks, trade names, trade secrets, copyrights, patents or any applications therefor.

         5.17 Employee Relations. EMAC is not (a) a party to, involved in or, to the knowledge of EMAC, threatened by, any labor dispute or unfair labor practice charge or (b) currently negotiating any collective bargaining agreement, and EMAC has not experienced any work stoppage during the last three years. EMAC does not employ any Person nor has EMAC paid any salary, bonus or other cash compensation to any Person, including officers of EMAC.

         5.18 ERISA. EMAC does not sponsor, maintain nor is it obligated under any Benefit Plans. EMAC does not have any Contract, plan, trust, program, policy, arrangement, practice, custom or understanding, in each case whether formal or informal, that provides benefits of economic value to any present or former employee or present or former beneficiary, dependent or assignee of any such employee or former employee which, individually or in the aggregate with any other thereof, is material.

         5.19 Corporate Records. The minute books of EMAC contain complete, correct and current copies of its Certificate of Incorporation and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

         5.20 Absence of Certain Changes. Since the EMAC Balance Sheet Date, EMAC has generally conducted its Business in the ordinary course and there has not been:

                  (a)      any material adverse change in its Liabilities;

                  (b) any distribution or payment declared or made in respect of its capital stock by way of dividends, purchase or redemption of shares or otherwise;

                  (c) any increase in the compensation payable or to become payable to any director, officer, employee or agent, nor any other change in any employment or consulting arrangement that is material;

                  (d) any sale, assignment or transfer of its Assets, or any additions to or transactions involving any of its Assets;

                  (e) any waiver or release of any claim or right or cancellation of any debt held; or

                  (f) any payments to any Affiliate of EMAC, except as specified in Section 5.20 of the EMAC Disclosure Schedule.

         5.21 Rule 419. EMAC is not subject to the provisions of Rule 419 promulgated pursuant to the Securities Act.

         5.22 Finder's Fees. EMAC is not nor will it be obligated to pay to any Person retained by EMAC any commission or finder's or similar fee in connection with the Transactions.

         5.23 Accuracy of Information. No representation or warranty by EMAC in any Transaction Document, including any schedules or exhibits thereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         5.24 Certain Business Relationships with Affiliates. No Affiliate of EMAC or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of EMAC or any Subsidiary, (b) has any claim or cause of action against EMAC or any Subsidiary, or (c) owes any money to EMAC or any Subsidiary. Section 5.24 of the EMAC Disclosure Schedule describes any transactions or relationships between EMAC and any Affiliate thereof that are not otherwise reflected in the EMAC Disclosure Schedule or contemplated by this Agreement.

         5.25 EMAC Disclosure Schedule. The EMAC Disclosure Schedule as in effect on the date of this Agreement (the "Original EMAC Disclosure Schedule") shall be amended as of the Closing Date to be true and correct as of the Closing Date and a copy thereof, as so amended (the "Closing EMAC Disclosure Schedule"), certified by the President of EMAC to be true and correct, shall be delivered to EMAC on the Closing Date. Any disclosure made pursuant to any Section of this Article V or the EMAC Disclosure Schedule (Original or Closing) will be deemed made as to the other Sections in this Article V to which it applies if the import of the disclosure to such other Sections is reasonably ascertainable on its face to a person who is not familiar with the affairs of EMAC.


                                  ARTICLE VI

              COVENANTS OF OVERSEAS AND THE OVERSEAS STOCKHOLDERS

         6.1 Operation of the Business. From the date hereof to the Effective Time, except as set forth in Schedule 6.1, Overseas shall conduct its Business solely in the ordinary course and, except as set forth in Schedule 6.1, shall refrain from the following actions in furtherance of and in addition to such restriction (except as contemplated by this Agreement or as approved by EMAC in writing): amending its Certificate of Incorporation or bylaws; merging or consolidating with, or acquiring all or substantially all of, or otherwise acquiring any material business operations of, any Person; selling or otherwise disposing of any material Assets other than in the ordinary course; entering into amending, modifying or supplementing any Contract or otherwise incurring any Liability, other than in the ordinary course, if Overseas' executory obligation in any such individual case, or series of related cases, exceeds $100,000; discharging or satisfying any material Encumbrance or paying or satisfying any material Liability except pursuant to the terms thereof or otherwise in the ordinary course or compromising, settling or otherwise modifying any material claim otherwise than in the ordinary course or litigation; making any capital expenditure other than in the ordinary course involving in any individual case, or series of related cases, more than $50,000; or issuing any securities; and agreeing, whether in writing or otherwise, to do any of the foregoing; provided, however, that the foregoing shall not restrict Overseas' ability to enter into any Contract or incur any Liability that is described on the Overseas Disclosure Schedule. EMAC agrees that the Overseas Stockholders may transfer their shares in Overseas to a living trust or other estate planning vehicle; provided that such transferee agrees to be bound by all the terms and conditions of the Transaction Documents to which the Overseas Stockholders are a party.

         6.2 Access. Overseas shall give EMAC and its accountants, counsel and other representatives full access, during normal business hours and without unreasonably interfering with business operations, to all properties, books, Contracts and records and shall furnish to EMAC all such documents, records and information as EMAC shall from time to time reasonably request.

         6.3 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, neither Overseas nor the Overseas Stockholders shall (a) solicit, encourage, or respond to, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of Overseas or of any material part of its Assets or the Business, other than as contemplated or authorized hereby, nor shall Overseas or the Overseas Stockholders provide any information to any Person (other than as contemplated by Section 6.2) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Overseas shall immediately notify EMAC of any such inquiries or proposals or requests for information for such purpose.

         6.4 Maintenance of the Assets. Overseas shall continue to maintain and service its Assets consistent with past practice. Overseas shall not directly or indirectly, sell or encumber all or any material part of its Assets, other than sales or encumbrances in the ordinary course of business, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         6.5 Employees and Business Relations. Overseas shall use reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

         6.6 Confidentiality. Overseas and the Overseas Stockholders will continue to abide by and be bound by the Non-Disclosure Agreement.

         6.7 Expenses. Except as provided in Section 12.2 or as otherwise agreed to in writing by the parties, the Surviving Corporation shall pay all of the legal, accounting and other expenses incurred by Overseas or the Overseas Stockholders in connection with the Transaction (and the Overseas Stockholders shall have no responsibility therefor), and EMAC shall pay any fees referred to in Section 4.22 or Schedule 4.22 of the Agreement. The provisions of this Section 6.7 shall survive the Merger.

         6.8 No Securities Transactions. Neither Overseas nor the Overseas Stockholders shall engage in any transactions involving the securities of EMAC prior to the Effective Date, and Overseas shall use its reasonable best efforts to require each Affiliate of Overseas to comply with the foregoing requirement.

         6.9 Fulfillment of Conditions. Overseas and the Overseas Stockholders shall use their reasonable best efforts to fulfill the conditions specified in
Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of the Transaction Documents and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including using their reasonable best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of Overseas and the Overseas Stockholders contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

         6.10 Financial Statements. Overseas will deliver to EMAC, no later than July 5, 1996, the unaudited consolidated financial statements of Overseas as of and for the quarter ending March 31, 1996.

         6.11 Overseas Subsidiaries. On or before or concurrently with the Closing, Overseas will own 100% of the capital stock of each of the Overseas Subsidiaries, respectively, free and clear of all liens, pledges, encumbrances and claims whatsoever except as set forth on Section 6.11 of the Overseas Disclosure Schedule. EMAC agrees that the purchase price for each of the Overseas Subsidiaries shall be as set forth on Section 6.11 of the Overseas Disclosure Schedule and that the purchase price shall be paid by Overseas.

         6.12 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, Overseas and the Overseas Stockholders shall give EMAC prompt written notice of any event or development that occurs and is known to them that (a) is an event of the type listed in Section 6.1, (b) gives Overseas any reason to believe that any of the conditions set forth in
Article IX will not be satisfied prior to the Termination Date, (c) is of a nature that is or is reasonably likely to be materially adverse to the operations, prospects or condition (financial or otherwise) of Overseas, or
(d) would require any amendment or supplement to the Proxy Statement.


                                  ARTICLE VII

                               COVENANTS OF EMAC

         7.1 Operation of the Business of EMAC. From the date hereof to the Effective Time, EMAC shall conduct its business solely in the ordinary course, and shall refrain from the following actions in furtherance of and in addition to such restriction (except as contemplated by this Agreement or as approved by Overseas and the Overseas Stockholders in writing): amending its Certificate of Incorporation or bylaws; merging or consolidating with, or acquiring all or substantially all of, or otherwise acquiring any business operations of, any Person; selling or otherwise disposing of any Assets other than in the ordinary course; entering into any Contract or otherwise incurring any Liability, even if in the ordinary course, if EMAC's executory obligation in any such individual case, or series of related cases, exceeds $5,000; amending the terms of any existing Contract; discharging or satisfying any Encumbrance or paying or satisfying any material Liability except pursuant to the terms thereof or compromising, settling or otherwise modifying any material claim or litigation;

making any capital expenditure involving in any individual case, or series of related cases, more than $10,000; issuing any securities other than in connection with the exercise of any warrants or other rights that are outstanding on the date hereof, or decreasing the exercise price of any outstanding EMAC Warrant or the Unit Purchase Option issued to GKN, except if required pursuant to the terms thereof; and agreeing, whether in writing or otherwise, to do any of the foregoing; provided, however, that the foregoing shall not restrict EMAC's ability to enter into any Contract or incur any Liability that is described on the EMAC Disclosure Schedule.

         7.2 Stockholders' Meeting. EMAC shall cause a meeting of its stockholders (the "EMAC Stockholders' Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on (a) the approval of this Agreement, the Merger and the other Transaction Documents as required by the Certificate of Incorporation of EMAC or otherwise, (b) the adoption of a proposed Amended and Restated Certificate of Incorporation of EMAC (the "Restated Certificate") and By-laws, a copy of which is attached to this Agreement as Exhibit N, (c) the election of directors of EMAC in accordance with Section 7.7 and (d) the adoption of the EMAC Option Plans. The directors of EMAC shall recommend to the EMAC Stockholders that they vote in favor of the adoption of such matters. In connection with the EMAC Stockholders' Meeting, EMAC will file a preliminary proxy statement (the "Preliminary Proxy Statement") with the SEC and will use reasonable best efforts to receive and respond to the comments of the SEC and to cause the definitive Proxy Statement and all other proxy materials (the "Definitive Proxy Statement") to be mailed to the EMAC Stockholders, all at the earliest practicable time. EMAC will notify Overseas and the Overseas Stockholders promptly of the receipt of the comments of the SEC, if any, on the Preliminary Proxy Statement, and of any request by the SEC for amendments or supplements to the Preliminary and Definitive Proxy Statements (collectively, the "Proxy Statement") or for additional information, and will supply Overseas and the Overseas Stockholders with copies of all correspondence between EMAC or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Preliminary and Definitive Proxy Statements. The Company will notify Overseas and the Overseas Stockholders, both orally and in writing, at least 24 hours prior to the mailing of the Definitive Proxy Statement to the EMAC Stockholders. In connection with the EMAC Stockholders' Meeting, EMAC (a) will use reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Transactions and the foregoing, and (b) will otherwise comply with all legal requirements applicable to such meeting and solicitation and issuance of Merger Shares, including compliance of all federal and state securities laws. EMAC will pay all expenses of filing, printing and distributing the Proxy Statement.

         7.3 Access. EMAC shall give Overseas and its accountants, counsel and other representatives full access, during normal business hours and without unreasonably interfering with business operations, to all properties, books, Contracts and records of EMAC and shall furnish to Overseas all such documents, records and information as Overseas shall from time to time reasonably request.

         7.4 No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, EMAC shall not (a) solicit, encourage or respond to, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of EMAC, acquisition of capital stock of another entity or other business combination with any other entity, other than as contemplated or authorized hereby, nor shall EMAC provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. EMAC shall immediately notify Overseas of any such inquiries or proposals or requests for information for such purpose. EMAC shall use its best efforts to cause the directors, officers, employees, agents and other representatives and Affiliates of EMAC to comply with the provisions of this Section .

         7.5 Maintenance of the Assets. EMAC shall continue to maintain and service its Assets consistent with past practice. EMAC shall not, directly or indirectly, sell or encumber all or any material part of its Assets, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

         7.6 Confidentiality. EMAC shall continue to abide by and be bound by the Non-Disclosure Agreement.

         7.7 Appointment of Directors and Officers. EMAC shall use reasonable best efforts so that, at the Effective Time,

                  (a) the Board of Directors of EMAC shall consist of a total of seven members, namely:

                           (i)      four persons who shall be designated by
Overseas: Ellen Dinerman Little, Robert B. Little, William F. Lischak and a fourth designee to be selected by the Overseas Stockholders prior to filing the Proxy Statement (such persons are collectively referred to as the "Overseas Designees"); and

                           (ii)     three persons who shall be designated by
EMAC: Stephen K. Bannon, Scot K. Vorse and a third designee to be selected by EMAC prior to filing the Proxy Statement (such persons are collectively referred to as the "EMAC Designees").

                  (b) Robert B. Little and Stephen K. Bannon shall be designated Class I Directors to serve until the EMAC annual stockholders' meeting in 1997; Ellen Dinerman Little and Scot K. Vorse shall be designated Class II Directors to serve until the EMAC annual stockholders' meeting in 1998; and William F. Lischak and the remaining two Directors shall be designated Class III Directors to serve until the EMAC annual stockholders' meeting in 1999.

                  (c) The following Persons and the persons listed on Schedule
7.7 shall be elected to the following respective offices and/or Board positions of EMAC:

Ellen Dinerman Little   Co-Chairman of the Board, Co-Chief Executive Officer,
                        Co-President, Member of Executive Committee

Robert B. Little        Co-Chairman of the Board, Co-Chief Executive Officer,
                        Co-President Member of Executive Committee

Stephen K. Bannon       Vice Chairman of the Board, Chairman of Executive
                        Committee

William F. Lischak      Chief Operating Officer and Chief Financial Officer

         7.8 Expenses. Except as set forth in Section 12.2, EMAC shall pay all of the legal, accounting and other expenses incurred by EMAC in connection with the Transaction. The provisions of this Section shall survive the Merger.

         7.9 No Securities Transactions. Neither EMAC nor the Initial EMAC Stockholders shall engage in any transactions involving the securities of EMAC prior to the Effective Date and EMAC shall use its reasonable best efforts to require each Affiliate of EMAC, including the Initial EMAC Stockholders, to comply with the foregoing.

         7.10 Fulfillment of Conditions. EMAC shall use its reasonable best efforts to fulfill the conditions specified in Article IX to the extent that the fulfillment of such conditions is within EMAC's control. The foregoing obligation includes (a) the execution and delivery of the Transaction Documents and (b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the Business of EMAC in such manner that on the Closing Date the representations and warranties of EMAC contained herein shall be accurate as though then made).

         7.11 Disclosure of Certain Matters. During the period from the date hereof through the Closing Date, EMAC shall give Overseas prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (b) would cause any of the representations and warranties of EMAC contained herein to be inaccurate or otherwise misleading, (c) gives EMAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied prior to the Termination Date, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of EMAC or, to the knowledge of EMAC, Overseas before or after the Transactions or (e) would require any amendment or supplement to the Proxy Statement.

         7.12 Resignations. At the Closing, EMAC shall deliver to Overseas the irrevocable and unconditional resignations of those officers and directors of EMAC set forth on Schedule 7.12.

         7.13 Nasdaq National Market Listing Application. EMAC will file with Nasdaq, as promptly as practicable after the date hereof, an application to list on the Nasdaq National Market, subject to the Closing, upon official notice of issuance, the EMAC Common Stock and the EMAC Warrants, including the Merger Shares. Overseas will cooperate in the preparation of such listing application.

         7.14 Stock Option Plans. On the Closing Date, EMAC shall register and maintain the registration of the EMAC Option Plans and the Common Stock to be issued thereunder with the SEC and shall apply to have such Common Stock listed on the Nasdaq National Market; provided that such listing requirement shall be conditioned on EMAC's having previously obtained approval to list its Common Stock on the Nasdaq National Market. In the event that such application is rejected, EMAC shall apply to have such Common Stock listed on the American Stock Exchange, or in the event that such application is rejected, EMAC shall apply to have such Common Stock listed on the Nasdaq Small Cap Market. EMAC will use its reasonable best efforts to cause its Board of Directors to grant options to purchase an aggregate of 125,000 shares of Common Stock of EMAC to such employees of EMAC who were formerly employees of Overseas as shall be set forth on Schedule 7.14 to this Agreement. Such options shall be granted at an exercise price equal to the Fair Market Value of the EMAC Common Stock on the date of grant. "Fair Market Value" shall be defined as the closing price of EMAC Common Stock on the trading day immediately preceding such date. The closing price shall be the last reported sales price regular way (or, in case no such reported sale takes place on such day, the last reported sales price regular way for the most recent day for which such information is available shall be used), in each case on the principal national securities exchange or in the Nasdaq National Market on which the shares of EMAC Common Stock are listed or admitted to trading, or if not listed or admitted to trading thereon, the average of the closing bid and asked prices of EMAC Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system, or if Common Stock is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported on the NASD Electronic Bulletin Board, or, if not reported on such Bulletin Board, in the "pink sheets" published by the National Quotation Bureau, Incorporated. If at any time EMAC Common Stock is not listed on any national securities exchange or quoted in the Nasdaq System or the over-the-counter market or reported on the NASD Electronic Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Incorporated, the Fair Market Value on such day shall be the fair market value thereof reasonably determined in good faith by the members of the board of directors of EMAC, excluding the Overseas Stockholders, and reasonably agreed to in good faith by the Overseas Stockholders based upon such information and advice as they mutually consider appropriate. Such options shall vest in installments no sooner than the following schedule (the final such schedule to be recommended by Overseas prior to the Closing): (i) fifty percent (50%) on the Closing Date; (ii) twenty-five percent (25%) on December 31, 1997; and
(iii) the remaining twenty-five percent (25%) on December 31, 1998.

         7.15 Continuation of Employee Benefit Plans. EMAC shall assume, and, following the Closing, EMAC shall continue in effect, Overseas' 401(k) Plan and Overseas' Profit Sharing Plan identified in Schedule 4.19 and the present funding thereof.

         7.16 EMAC Stockholders. Within ten (10) days following the record date for the EMAC Stockholders' Meeting (the "Record Date"), EMAC shall deliver to Overseas a list of EMAC Stockholders as of the Record Date certified by EMAC's transfer agent.

         7.17 Repayment of Loan. The Surviving Corporation shall fully repay the $3,500,000 loan to Overseas identified on Schedule 7.17 (for which the stockholders of Overseas have provided collateral) (the "Loan") in accordance with the terms of the loan documents related thereto and shall otherwise comply with all the terms and conditions of such Loan.

                                 ARTICLE VIII

                          COVENANTS OF EMAC, OVERSEAS
                         AND THE OVERSEAS STOCKHOLDERS

         8.1      Miscellaneous Covenants.

                  (a) EMAC covenants to Overseas that (i) the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (ii) will not at the time such document is declared effective by the SEC, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto, and at the time of the meetings of stockholders of EMAC to be held in connection with the Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment thereof or any supplement thereto or any earlier communication to the stockholders of EMAC or Overseas with respect to the Transactions; provided, however, that no representation, covenant or agreement is made by EMAC under clause (ii) hereof with respect to information supplied in writing by or on behalf of Overseas expressly for inclusion in the Proxy Statement.

                  (b) Overseas covenants to EMAC that the information supplied by it in writing expressly for inclusion in the Proxy Statement will not, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto, and at the time of the EMAC Stockholders' Meeting to be held in connection with the Transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment thereof or any supplement thereto or any earlier communication to the stockholders of EMAC with respect to the Transactions.

                  (c) To the extent permitted by applicable Regulations, EMAC, Overseas and the Overseas Stockholders shall cooperate with each other in scheduling meetings with and making presentations to EMAC stockholders prior to the EMAC Stockholders' Meeting.

                  (d) Overseas shall use its best efforts to cause to be delivered to EMAC a letter of Price Waterhouse, dated the date of the Proxy Statement, and addressed to EMAC, in form and substance reasonably satisfactory to EMAC (with such changes to which EMAC shall consent, it being understood that such consent shall not be unreasonably withheld) to the effect that:

                         (i) they are independent certified public accountants with respect to Overseas within the meaning of the Securities Act and Exchange Act, including the applicable published Regulations thereunder;

                        (ii) the financial statements of Overseas certified by them and included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and Exchange Act, including the published Regulations thereunder; and

                       (iii) they have carried out procedures to a specified date not more than five business days prior to the date of the Proxy Statement that do not constitute an audit in accordance with GAAP of the financial statements of Overseas, as follows: (A) read the unaudited financial statements of Overseas included in the Proxy Statement, (B) read the unaudited financial statements of Overseas for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the latest available interim financial statements, (C) read the minutes of the meetings of stockholders and Boards of Directors of Overseas from the date of the most recent financial statements of Overseas included in the Proxy Statement to such date not more than five business days prior to the date of the Proxy Statement and (D) consulted with certain officers of Overseas responsible for financial and accounting matters as to whether any of the changes or decreases referred to below has occurred, and based on such procedures, nothing has come to their attention that would cause them to believe that (1) any unaudited financial statements of Overseas included in the Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and of the published Regulations thereunder; (2) such unaudited financial statements are not fairly presented in conformity with GAAP (except as permitted by Form 10-Q promulgated by the SEC) applied on a basis substantially consistent with that of the audited financial statements of Overseas included in the Proxy Statement; (3) as of such date not more than five business days prior to the date of the Proxy Statement, there was not, except as set forth in such letter, any change in capital stock, treasury stock or long-term debt of Overseas.

         8.2 Overseas Employee Bonuses. Promptly after the Closing Date, EMAC shall pay bonuses to individuals who are employees of Overseas on the Effective Date (the "Overseas Employees") in an aggregate amount not to exceed $175,000. Any such bonuses agreed, mutually by the Overseas Stockholders and EMAC, to be paid to Overseas Employees promptly after the Closing Date in excess of such amount will be paid by EMAC but will reduce the Merger Cash payable to the stockholders of Overseas by such amount in excess of $175,000.

         8.3 Voting Agreement. Each of the Overseas Stockholders agrees to vote their shares of Overseas Common Stock (or execute a written consent in lieu thereof) in favor of the Merger and the Transaction Documents, both in their capacities as directors and stockholders of Overseas. EMAC shall use their best efforts to cause each of the Founders (as such term is defined in the Stockholders' Voting Agreement) to vote their shares of EMAC Common Stock in favor of the Merger and the Transaction Documents at the EMAC Stockholders' Meeting.

         8.4 Cooperation. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such other actions as may be reasonably requested from time to time by the other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement. EMAC shall promptly furnish to the Overseas Parties copies of all reports and other information given by it to its stockholders.


                                  ARTICLE IX

                      CONDITIONS PRECEDENT TO THE MERGER

         9.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the Merger and related Transactions shall be subject to the fulfillment or waiver, on or before the Closing Date, of each of the following conditions. If any of the conditions set forth below are not satisfied on or before the Closing Date and the parties nonetheless consummate the Merger and related Transactions, said condition shall be deemed waived, and there shall be no liability on the part of either party with respect to said condition.

                  (a) Approval by EMAC Stockholders. The Merger and the other matters referred to in Section 7.2 of this Agreement shall have been approved by the stockholders of EMAC in accordance with EMAC's Certificate of Incorporation as in effect on the date hereof, and not more than an aggregate of 20% of the number of shares of EMAC Common Stock outstanding as of the Record Date and owned by Persons other than the Initial EMAC Stockholders shall take one or more of the following actions: (i) demand conversion of said EMAC Common Stock into cash pursuant to EMAC's certificate of incorporation or
(ii) demand appraisal rights pursuant to the DGCL.

                  (b)   No Litigation, Governmental Order or Regulation.

                        (i) No court of competent jurisdiction shall have
                  issued (and such issuance shall not be threatened or pending) any injunction, restraining order or other order which prohibits the consummation of the transactions contemplated by this Agreement and which is in effect as of the Closing Date and no governmental action or proceeding shall have been commenced or threatened seeking an injunction, restraining order or other order which seeks to prohibit the consummation of the transactions contemplated by this Agreement.

                           (ii) No litigation, proceeding or investigation
                  shall be pending, threatened or in existence which, if adversely determined, would result in:

                                    (1) The issuance of a preliminary or
                           permanent injunction or other order which would restrain, prevent or require rescission of this Agreement or the transactions contemplated hereby;

                                    (2) Liability to EMAC, Overseas, the
                           Overseas Stockholder or any officers, directors, employees or agents of any of them arising from this Agreement or the transactions contemplated hereby; or

                                    (3) The consummation of the transactions
                           contemplated hereby being unlawful.

                  (c) EMAC Option Plans. The EMAC Stockholders shall have approved (i) the EMAC Option Plans and (ii) any options thereunder which, under EMAC's Certificate of Incorporation, the DGCL or SEC Regulations, require EMAC Stockholder approval. The EMAC Option Plans shall be registered in accordance with Section 7.14.

                  (d) Directors and Officers. As of the Closing Date: (A) the Board of Directors of EMAC shall consist solely of the Overseas Designees and the EMAC Designees, and (B) the only officers of EMAC shall be the Persons specified as officers in Section or Schedule 7.7.

                  (e) Lock-up and Registration Rights Agreement. The Lock-up and Registration Rights Agreement shall have been duly executed and delivered by the parties thereto.

                  (f) Employment Agreements; Special Management Option Agreements. Each of Ellen Dinerman Little and Robert B. Little, on the one hand, and EMAC, on the other, shall have executed and delivered an Overseas Stockholder Employment Agreement and William F. Lischak and EMAC shall have executed and delivered the Lischak Employment Agreement. EMAC shall have granted to each of Ellen Dinerman Little and Robert B. Little, at the Effective Time, a Redeemable Special Management Option to purchase 537,500 shares of EMAC Common Stock and a Non-Redeemable Special Management Option to purchase 562,500 shares of EMAC Common Stock pursuant to the EMAC Special Management Option Plan.

                  (g) Stockholders' Voting Agreement. The Stockholders' Voting Agreement shall have been duly executed and delivered by the parties thereto.

                  (h) Resignations. The officers and directors of EMAC identified on Schedule 7.12 shall have submitted their irrevocable and unconditional resignations effective on the Closing Date, as officers and directors of EMAC.

                  (i) Indemnity Agreement. EMAC shall have entered into an Indemnity Agreement with each director and executive officer of EMAC in form and substance reasonably satisfactory to the Overseas Stockholders.

                  (j) Relationships with Lenders. The Syndication Agreement dated as of May 9, 1994 among Coutts & Co., Berliner Bank AG London Branch and Overseas (the "Syndication Agreement") shall have been renewed for an aggregate amount equal to or greater than the amount available under said agreement immediately prior to its renewal. Such lenders shall have entered into an agreement with Overseas and the Overseas Stockholders as to the relative rights and obligations of such lenders, Overseas and the Overseas Stockholders with respect to the Merger Note and the indebtedness under the Syndication Agreement.

         9.2 Conditions to Obligations of EMAC. The obligations of EMAC to consummate the Merger and related Transactions shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions. If any of the conditions set forth below are not satisfied on or before the Closing Date, or any changes are made from the Original Overseas Disclosure Schedule to the Closing Overseas Disclosure Schedule, and EMAC nonetheless consummates the Merger and related Transactions, said condition shall be deemed waived, and there shall be no liability with respect to said condition.

                  (a) Representations and Warranties True. Except for changes contemplated by this Agreement, (i) the representations and warranties of Overseas and the Overseas Stockholders contained herein shall be true and correct in all material respects at and as of the date hereof and (ii) such representations and warranties shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations and warranties are made herein as of a specific date prior to the Closing Date. Notwithstanding the preparation and delivery of the Closing Overseas Disclosure Schedule, the representations and warranties of Overseas for purposes of Section 9.2(a)(i) shall be such representations and warranties incorporating the Original Overseas Disclosure Schedule.

                  (b) Performance. Overseas and the Overseas Stockholders shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

                  (c) Approval by Overseas Stockholders. The Merger shall have been approved and adopted by the stockholders of Overseas in accordance with the DGCL and the Certificate of Incorporation and by-laws of Overseas.

                  (d) Consents and Approvals. Overseas and the Overseas Stockholders shall have obtained all Overseas third-party consents and approvals necessary, proper or advisable to consummate the Merger, except for those which, if not obtained, would not have a Material Adverse Effect.

                  (e) Legal Opinion. EMAC shall have received (i) an opinion of Gipson, Hoffman & Pancione, outside counsel to Overseas, dated as of the Closing Date, covering the matter set forth in Exhibit O and (ii) an opinion of Deborah Chiaramonte, Esq. in-house counsel to Overseas, dated as of the Closing Date, substantially in the form attached hereto as Exhibit P.

                  (f) Non-Competition Agreements. The Non-Competition Agreement shall have been duly executed and delivered by each of the Overseas Stockholders.

                  (g) Certificates. Overseas shall have furnished to EMAC a certificate of the chief executive officer of Overseas, dated the Closing Date, certifying compliance as of the Closing Date with the conditions set forth in paragraphs (a), (b) and (c) of this Section in all material respects.

                  (h) Life Insurance. The Surviving Corporation or EMAC shall be named as the beneficiary under the life insurance policies set forth in
Schedule 9.2(h) for the amounts set forth in said Schedule. The cash value under such policies at the time that EMAC is named beneficiary under such policies (approximately $128,000 as of the date of this Agreement) shall be paid by the Surviving Corporation to the Overseas Stockholders at the Closing by execution of an unsecured promissory note of the Surviving Corporation in favor of the Overseas Stockholders for such amount, with a maturity date of one year after the Closing, at an interest rate of 9% per annum (with principal and interest payable at maturity) and with such other terms reasonably acceptable to the Overseas Stockholders.

                  (i) Subsidiaries. The Overseas Subsidiaries shall be wholly owned subsidiaries of Overseas.

                  (j) Other Documents. EMAC shall have received executed copies of all Transaction Documents to which Overseas or the Overseas Stockholders is a party to the extent that they shall not have been received prior to the Closing. EMAC shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

         9.3 Conditions to Obligations of Overseas and the Overseas Stockholders. The obligations of Overseas and the Overseas Stockholders to consummate the Merger and related Transactions shall be subject to the satisfaction or waiver, on or before the Closing Date, of each of the following conditions. If any of the conditions set forth below is not satisfied on or before the Closing Date, or any changes are made from the Original EMAC Disclosure Schedule to the Closing EMAC Disclosure Schedule, and Overseas and the Overseas Stockholders nonetheless consummate the Merger and related Transactions, said condition shall be deemed waived, and there shall be no liability with respect to said condition.

                  (a) Representations and Warranties True. Except for changes contemplated by this Agreement, (i) the representations and warranties of EMAC contained herein shall be true and correct in all material respects at and as of the date hereof and (ii) such representations and warranties shall be true and correct in all material respects at and as of the Closing

Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations and warranties are made herein as of a specific date prior to the Closing Date. Notwithstanding the preparation and delivery of the Closing EMAC Disclosure Schedule, the representations and warranties of EMAC for purposes of Section 9.3(a)(i) shall be such representations and warranties incorporating the Original EMAC Disclosure Schedule.

                  (b) Performance. EMAC shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

                  (c) Consents and Approvals. EMAC shall have obtained all third-party consents and approvals and made all filings necessary, proper or advisable to consummate the Merger, except for those which, if not obtained, would not have a Material Adverse Effect or a material adverse effect on consummation of the Transactions.

                  (d) Trust Funds. At the Effective Time, EMAC will have an amount in government securities invested in the Trust Account with the Trust Company of no less than (i) $10.9 million, minus (ii) the amount of funds, if any, to be applied to the redemption of shares of EMAC Common Stock pursuant to Article SIXTH of the EMAC Restated Certificate of Incorporation as in effect on the date of this Agreement, with no restrictions on the use thereof such that such funds and government securities may be used to pay the Merger Consideration, and the Overseas Stockholders shall have received a certification from the Chairman or President of EMAC to such effect, together with confirmation from the Trust Company of the availability of such funds.

                  (e) Merger Notes and Security Agreements. EMAC shall have delivered to the Overseas Stockholders the Merger Cash, the Merger Shares, the Merger Note and the Security Agreement in accordance with Section 3.1(b) of this Agreement.

                  (f) Legal Opinion. Overseas shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to EMAC, dated as of the Closing Date covering the matter set forth on Exhibit Q.

                  (g) Tax Opinion. Overseas shall have received an opinion of Brobeck, Phleger & Harrison LLP, counsel to EMAC, dated as of the Closing Date, to the effect that for federal income tax purposes (i) the Merger will constitute a "reorganization' within the meaning of Section 368(a)(1)(A) of the Code; (ii) each of EMAC and Overseas will be a "party to the reorganization" within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized to the holders of Overseas Shares upon the receipt of the Merger Shares in exchange for their Overseas Shares pursuant to the Merger; (iv) the tax basis of the Merger Shares received by the holders of Overseas Shares will be the same as the basis of the Overseas Shares exchanged therefor; (v) the holding period of the Merger Shares in the hands of the holders of Overseas Shares will include the holding period of their Overseas Shares exchanged therefor, provided that the Overseas Shares are held as a capital asset at the

Effective Time of the Merger and (vi) no gain or loss will be recognized by EMAC and Overseas in the Merger.

                  (h) Other Documents. Overseas shall have received executed copies of all Transaction Documents to which EMAC is a party to the extent that they shall not have been received prior to the Closing. Overseas shall have received all other documents required under the terms of any of the Transaction Documents and any other documents reasonably requested on or prior to the Closing Date.

                  (i) Certificates. EMAC shall have furnished to Overseas a certificate of the chief executive officer of EMAC, dated the Closing Date, certifying compliance as of the Closing Date with the conditions set forth in paragraph (a) of Section 9.1 and paragraphs (a) and (b) of this Section 9.3 in all material respects.

                  (j) Nasdaq National Market Application. EMAC shall have applied for the listing, effective upon the Effective Date, of EMAC Common Stock on the Nasdaq National Market.

                  (k) Tax Reimbursement Agreement. EMAC and the Overseas Stockholders shall have executed and delivered the Tax Reimbursement Agreement.

                  (l) Distribution. The Distribution shall have been made to the stockholders of Overseas. Neither the Distribution nor the Loan shall have been rescinded, and no action (or state of facts with respect thereto) prohibited by Section 9.1(b) shall exist with respect to the Distribution or the Loan. No action shall have been taken by the lenders under the Loan to enforce the Loan or the security interest securing such Loan (including, without limitation, taking action to declare a default or an event of default, accelerate such Loan or foreclose on the security interest or collateral securing such Loan).

                  (m) EMAC 1996 Special Stock Option Plan and Agreement. The EMAC 1996 Special Stock Option Plan shall have been approved by the EMAC Stockholders and the Board of Directors of EMAC. EMAC and the Overseas Stockholders shall have executed and delivered the EMAC 1996 Special Stock Option Agreement.

                  (n) Amendment to Unit Purchase Options. The Unit Purchase Options shall have been amended in the manner provided by Overseas to EMAC.


                                   ARTICLE X

                                INDEMNIFICATION

         10.1 Indemnification by the Overseas Stockholders. Subject to the provisions of Sections 10.1 and 10.2, each of the Overseas Stockholders shall severally, and jointly, indemnify, defend and hold harmless EMAC, and any director, officer, employee, agent or advisor of EMAC, or any of its respective successors or assigns (an "EMAC Indemnified

Party"), from and against any and all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, interest and penalties, and all other reasonable costs of investigating and defending third party claims as incurred but not including special, punitive, speculative or consequential damages) (collectively, "EMAC Losses") asserted against, resulting to, imposed upon or incurred by any EMAC Indemnified Party, directly or indirectly, by reason of or resulting from:

                         (i) the failure of any of the representations and
warranties of Overseas or the Overseas Stockholders contained in or made pursuant to Article IV hereof to have been true when made and (unless made as of a specified date only) as of the Closing Date; and

                        (ii) the breach or failure to perform any covenant or agreement of Overseas or the Overseas Stockholders contained in or made pursuant to this Agreement.

         10.2     Limitations on Indemnification.

                  (a) The indemnification in favor of the EMAC Indemnified Parties contained in Section 10.1 hereof with respect to the representations and warranties of Overseas and the Overseas Stockholder contained in Section
4.26 of this Agreement shall not be effective until the aggregate dollar amount of all Losses indemnified against under such Section exceeds $350,000 (the "Film Library Threshold Amount"), and then only to the extent such aggregate amount exceeds the Film Library Threshold Amount. The indemnification in favor of the EMAC Indemnified Parties for Losses related to all other matters indemnified against under Section 10.1, other than as set forth in the preceding sentence, shall not become effective until the aggregate dollar amount of such Losses exceeds $150,000 (the "Non-Film Library Threshold Amount") and then only to the extent such aggregate amount exceeds the Non-Film Library Threshold Amount. Any payments made to the Overseas Stockholders by the EMAC Parties under paragraph 2 of the Tax Reimbursement Agreement shall be credited against the Non-Film Library Threshold Amount.

                  (b) The indemnification in favor of the EMAC Indemnified Parties shall be limited to an amount equal to the aggregate of (i) the value from time to time of the Merger Shares issued to the Overseas Stockholders and
(ii) the unpaid principal and interest from time to time on the Merger Note. Any amounts paid under the Merger Notes shall no longer be subject to this
Article X. The Surviving Corporation shall have no right to offset against any payments under the Merger Note the amount of any rights, claims or damages it may have against Overseas or the Overseas Stockholders, and nothing herein shall be deemed to permit any offset by EMAC against the Merger Note to satisfy any indemnification obligation of the Overseas Stockholders under
Section 10.1. Except with respect to claims based on wilful or intentional fraud, the rights of EMAC Indemnified Parties and the Overseas Stockholders Indemnified Parties (as defined below) under this Article X shall be the exclusive remedy of such Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement under this Agreement.

         10.3 Indemnification by EMAC. Subject to the provisions of this
Section 10.3, EMAC shall indemnify, defend and hold harmless the Overseas Stockholders, and any director, officer, employee, agent, advisor or stockholder of Overseas or any of their respective successors or assigns (an "Overseas Stockholders Indemnified Party"), from and against any and all demands, claims, actions, causes of action, assessments, losses, damages, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements, interest and penalties, and all other reasonable costs of investigating and defending third party claims as incurred) (collectively, "Overseas Losses") asserted against, resulting to, imposed upon or incurred by any Overseas Stockholders Indemnified Party, directly or indirectly, by reason of or resulting from:

                            (i)     the failure of any of the representations
and warranties of EMAC contained in or made pursuant to Article V hereof to have been true when made and (unless made as of a specified date only) as of the Closing Date; and

                           (ii)     the breach or failure to perform any
covenant or agreement of EMAC contained in or made pursuant to this Agreement.

         10.4     Indemnification Procedures.

                  (a) Notice. If any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any EMAC Indemnified Party or any Overseas Stockholders Indemnified Party, or any EMAC Indemnified Party or any Overseas Stockholder Indemnified Party becomes aware of any facts giving rise to a potential claim, in respect of which indemnification may be sought under the provisions of this Agreement, the Party seeking indemnification (the "Claiming Party") shall promptly cause written notice of the assertion of any such claim, demand or proceeding of which it has knowledge to be forwarded to the Party from whom it is claiming indemnification (the "Indemnitor"). Such notice shall contain a reference to the provisions hereof in respect of which such claim is being made, and shall specify, in reasonable detail, the basis for the claim and the amount of such Loss if determinable at such time. The Claiming Party's failure to give the Indemnitor prompt notice shall not preclude the Claiming Party from seeking indemnification from the Indemnitor unless the Claiming Party's failure has materially prejudiced the Indemnitor's ability to defend the claim, demand or proceeding.

                  (b) Third Party Claims. Subject to the provisions of Sections 10.1, 10.2 and 10.3 hereof, if the Claiming Party seeks indemnification from the Indemnitor as a result of a claim or demand being made by a third party (a "Third Party Claim"), the Indemnitor shall have the right to promptly assume the control of the defense of such Third Party Claim, including, at its own expense, employment by it of counsel reasonably satisfactory to the Claiming Party. The Claiming Party may, in its sole discretion and at its own expense, employ counsel to represent it in the defense of the Third Party Claim, and in such event counsel for the Indemnitor shall cooperate with counsel for the Claiming Party in such defense, provided that the Indemnitor shall direct and control the defense of such Third Party Claim or proceeding. The Indemnitor shall not consent to the entry of any judgment, except with the written consent of the Claiming Party, and shall not enter into any settlement of such Third Party Claim without the written consent of the Claiming Party which (i) does not include as an unconditional term thereof the release of the Claiming Party from all liability in respect of such Third Party Claim and (ii) results in the imposition on the Claiming Party of any remedy other than money damages; provided, however, that the Claiming Party shall not unreasonably withhold or delay its consent to the entry of any judgment or any settlement of a Third Party Claim. If the Indemnitor elects not to exercise its rights to assume the defense of the Third Party Claim, or if injunctive relief is sought, the Claiming Party may, but shall have no obligation to, defend against such Third Party Claim or legal proceeding in such reasonable manner as it may deem appropriate, provided that the Claiming Party shall not compromise or settle such Third Party Claim or proceeding without the Indemnitor's consent.

                  (c) Payment. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom shall have expired, or a settlement shall have been consummated, or the Claiming Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Claiming Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Claiming Party by wire transfer, certified or bank cashier's check within ten (10) days after the date of such notice (the "Payment Date"); provided, however, that any amounts otherwise payable under this Article X shall be reduced by any amounts recovered from third parties and amounts actually paid to the Indemnified Parties under any policy or policies of insurance covering the EMAC Losses or the Overseas Losses as the case may be; and provided, further, that if such payment is made by the surrender of EMAC Common Stock pursuant to Section 10.6, such payment shall be made on the earliest possible date after the Payment Date on which the transfer of EMAC Common Stock for such purposes will not result in a violation (based on voluntary transactions occurring prior to such date but not thereafter) of Section 16(b) of the Exchange Act.

         10.5 Survival. The representations, warranties, covenants and agreements of EMAC and the Overseas Stockholders set forth in this Agreement shall survive the Closing and the consummation of the Merger and the other Transactions contemplated hereby and continue until the earlier of two years after the Closing Date or fifteen (15) days following the delivery of the consolidated audited financial statements of the Surviving Corporation for the fiscal year ending December 31, 1997. Notwithstanding the foregoing, the representations contained in Sections 4.12 and 5.11 relating to tax matters shall continue until the expiration of the applicable statute of limitations relating to such representations, and the representations contained in Section 5.4(b) shall survive indefinitely. If a notice is given in accordance with
Section 10.4 before the expiration of the applicable period, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement shall survive until, but only for purposes of, the resolution of such claim.

         10.6 Satisfaction of Indemnification Obligations. Any obligations of the Overseas Stockholders under Section 10.1 of this Agreement to indemnify the EMAC Indemnified Parties may be satisfied, at the option of the Overseas Stockholders, by either (a) payment in cash in the amount of the Losses incurred, or (b) delivery of a number of shares of EMAC Common Stock for cancellation by EMAC having a Fair Market Value equal to such Losses as of the date of delivery. In the event that any Merger Shares are to be released to EMAC under this Section 10.6, such number of Merger Shares shall automatically be released from the Lock-Up (as such term is defined in the Lock-Up and Registration Rights Agreement).


                                  ARTICLE XI

                             PUBLIC ANNOUNCEMENTS

         EMAC, Overseas, and the Overseas Stockholders will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable law or stock exchange regulations, will not issue any such press release or make any such public statement prior to such consultation.


                                  ARTICLE XII

                                  TERMINATION

         12.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of EMAC and Overseas;

                  (b) by either EMAC or Overseas, if the Closing has not occurred by October 31, 1996 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this paragraph (b) of Section 12.1 shall not be available to any party that has breached any of the covenants to be performed by it, her or him in this Agreement;

                  (c) by Overseas and the Overseas Stockholders, (i) if EMAC shall have breached any of its covenants in Article VII or VIII hereof in any respect and such breach results in a Material Adverse Effect upon Overseas, the Overseas Stockholders or EMAC, or (ii) if the representations and warranties of EMAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, EMAC have not cured such breach within 10 business days of Overseas' notice of an intent to terminate;

                  (d) by EMAC, (i) if Overseas or the Overseas Stockholders shall have breached any of their covenants in Article VI or VIII hereof in any respect and such breach results in a Material Adverse Effect upon Overseas or EMAC, or (ii) if the representations and warranties of Overseas and the Overseas Stockholders contained in this Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, Overseas or the Overseas Stockholders has not cured such breach within 10 business days of any notice by either of EMAC of an intent to terminate; or

                  (e) by EMAC, the Overseas Stockholders or Overseas, if, at the EMAC Stockholders' Meeting (including, any adjournments thereof), this Agreement and the Merger, the EMAC Option Plans, the Restated Certificate, By-laws or the Directors nominated pursuant to Section 7.7 shall fail to be approved and adopted by the affirmative vote of the holders of EMAC Common Stock required under EMAC's present Certificate of Incorporation, or if an aggregate of 20% or more of the number of shares of EMAC Common Stock outstanding as of the record date for the EMAC Stockholders' Meeting held by Persons other than the Initial EMAC Stockholders take one or more of the following actions: (i) demand conversion of said EMAC Common Stock into cash pursuant to EMAC's certificate of incorporation or (ii) demand appraisal rights pursuant to the DGCL.

         12.2     Payment of Expenses upon Termination.

                  (a) Except as set forth in Section 6.7 or in Section 12.2(b) below or in the last sentence of Section 7.2, in the event that this Agreement is terminated pursuant to Section 12.1, Overseas, the Overseas Stockholders and EMAC shall each be solely responsible for their own expenses incurred in connection with this Agreement, the Merger and the Transaction.

                  (b) In the event that this Agreement is terminated pursuant to Section 12.1(c) or 12.1(e), in addition to any other liabilities hereunder, EMAC shall reimburse Overseas and the Overseas Stockholders for their out-of-pocket fees and expenses incurred from and after February 10, 1996 (including, without limitation, the fees and expenses of each of their attorneys, accountants and financial advisors) in connection with the negotiation, documentation and performance of this Agreement, the Transaction and the Transaction Documents up to an amount not exceeding the amount of cash and the proceeds of any other Assets of EMAC remaining in EMAC (other than any amounts remaining in the Trust Account) immediately prior to the liquidation of EMAC pursuant to Article SIXTH of the Certificate of Incorporation of EMAC in effect on the date of this Agreement and after the payment by EMAC of its expenses and other obligations related to these Transactions (including without limitation the fees and expenses of its attorneys and accountants, printing fees and filing fees) and the liquidation and dissolution of EMAC.

                  (c) If any party terminates this Agreement pursuant to
Section 12.1, all obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability for damages or equitable relief of any party for willful breaches of this Agreement, which liability shall not be limited by this Article XII, including, without limitation, Section 12.2(b)); provided, however, that the provisions of Section 12.3 shall survive any such termination.

         12.3 Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, the agreements contained in Sections 6.6, 6.7, 7.6, 7.8, 12.2 and the last sentence of Section 7.2 shall survive the termination hereof.


                                 ARTICLE XIII

                       CONTENTS OF AGREEMENT, AMENDMENT,
                     PARTIES IN INTEREST, ASSIGNMENT, ETC.

         This Agreement, together with the schedules and exhibits hereto, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. There are no representations and warranties other than those expressly set forth or referred to herein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their permitted assigns. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

                                  ARTICLE XIV

                                INTERPRETATION

         Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, and (b) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and do not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

                                  ARTICLE XV

                                    NOTICES

         All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message (confirmed by person or machine) or Federal Express or other nationally recognized overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the first business day after the date when sent by Federal Express or other nationally recognized overnight delivery service to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

    If to EMAC:

             Entertainment/Media Acquisition Corporation
             c/o Bannon & Co.
             202 North Canon Drive
             Beverly Hills, CA 90210
             Attention:  Stephen K. Bannon, Chairman of the Board
             Tel. No. (310) 276-3555
             Fax. No. (310) 276-0583

    with required copies to:

             Brobeck, Phleger & Harrison LLP
             1301 Avenue of the Americas
             New York, NY 10019
             Attention:  Ellen B. Corenswet
             Tel. No. (212) 237-2526
             Fax. No. (212) 586-7878

             Rosenfeld, Meyer & Susman
             9601 Wilshire Blvd., 4th Floor
             Beverly Hills, CA 90210
             Attention: P. John Burke
             Tel. No. (310) 246-3228
             Fax. No. (310) 271-6430

    If to Overseas Filmgroup, Inc., Ellen Dinerman Little or Robert B. Little:

             Overseas Filmgroup, Inc.
             8800 Sunset Boulevard
             Los Angeles, CA 90069
             Attention:  Ellen Dinerman Little
                         Robert B. Little
                         William F. Lischak
             Tel. No. (310) 855-1199
             Fax. No. (310) 855-0849

    with a required copy to:

             Gipson, Hoffman & Pancione
             1901 Ave. of the Stars
             Suite 1100
             Los Angeles, CA 90067
             Attention:  John McHale
             Tel. No. (310) 557-8815
             Fax. No. (310) 556-8945


                                  ARTICLE XVI

                                 GOVERNING LAW

         This Agreement shall be construed and interpreted in accordance with the law of the State of Delaware, without regard to its provisions concerning conflicts of law. Each of the parties hereto consents to the jurisdiction of, and confers exclusive jurisdiction on, any court or tribunal located in Los Angeles County, California (in the case of state courts) or the Central District of California (in the case of federal courts), over any action, suit or proceeding arising out of or relating to this Agreement or any other Transaction Document to which it is a party. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which he, she or it may now or hereafter have to venue of any such action, suit or proceeding brought in any court or tribunal located in Los Angeles County, California or the Central District of California and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum.

                                 ARTICLE XVII

                                 COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.


                                       ENTERTAINMENT/MEDIA ACQUISITION
                                         CORPORATION


                                       By:
                                          -----------------------------------
                                       Title:    Chairman of the Board

                                       By:
                                          -----------------------------------
                                       Title:    Chief Executive Officer and
                                                      President


                                       OVERSEAS FILMGROUP, INC.


                                       By:
                                          -----------------------------------
                                       Title:    Chairman of the Board


                                       OVERSEAS STOCKHOLDERS



                                       --------------------------------------
                                                 Ellen Dinerman Little



                                       --------------------------------------
                                                 Robert B. Little



         The undersigned is executing this Agreement solely for purposes of, and with the understanding that he is bound by, the provision of Section 4.27 of this Agreement.



                                       --------------------------------------
                                                 William F. Lischak

                                                                   Exhibit A


                             CERTIFICATE OF MERGER

                                      OF

                           OVERSEAS FILMGROUP, INC.
                            a Delaware corporation

                                 WITH AND INTO

                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION
                            a Delaware corporation



         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:


         FIRST:            That the name and state of incorporation of each of
         -----             the constituent corporations of the merger is as
                           follows:

                           Name                     State of Incorporation
                           ----                     -----------------------

         OVERSEAS FILMGROUP, INC.                         Delaware

         ENTERTAINMENT/MEDIA                              Delaware
         ACQUISITION CORPORATION



         SECOND:         That an Agreement of Merger (the "Merger
         ------          Agreement") between the parties to the merger has
                         been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
                         Section 251(c) of the General Corporation Law of the State of Delaware.


         THIRD:          The surviving corporation of the merger is
         -----           ENTERTAINMENT/MEDIA ACQUISITION CORPORATION, a
                         Delaware corporation, which shall, at the time of merger, change its name to "Overseas Filmgroup, Inc."

         FOURTH:         That the Certificate of Incorporation of the
         ------          surviving corporation is hereby amended and
                         restated to read in
                         its entirety as set forth in Exhibit 1 attached hereto.

         FIFTH:          That the executed Merger Agreement is on file at
         -----           the principal place of business of the surviving
                         corporation. The address of the principal place of business of the surviving corporation is 8800
                         Sunset Boulevard, Suite 302, Los Angeles,
                         California 90069.

         SIXTH:          That a copy of the Merger Agreement will be furnished
         -----           by the surviving corporation, on request and without
                         cost to any stockholder of any constituent corporation.

         SEVENTH:        The merger shall become effective upon the filing of
         -------         this Certificate of Merger with the Secretary of State
                         of the State of Delaware.




IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the ______ day of ______ , 1996.



                                       ENTERTAINMENT/MEDIA ACQUISITION
                                       CORPORATION



                                       By:
                                          -----------------------------------
                                          Jeffrey A. Rochlis
                                          President and
                                             Chief Executive Officer

                                                             EXHIBIT B

                           OVERSEAS FILMGROUP, INC.
                 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT



         This OVERSEAS FILMGROUP, INC. 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT (the "Plan Agreement") is made and entered into this day of , 1996 by and among ROBERT B. LITTLE, ELLEN DINERMAN LITTLE and OVERSEAS FILMGROUP, INC., a Delaware corporation (the "Company"). Robert B. Little and Ellen Dinerman Little are each sometimes individually referred to herein as an "Optionee" and they sometimes are collectively referred to herein as the "Optionees."

                                   RECITALS
                                   --------

         A. The Company has entered into an Employment Agreement dated as of _____________, 1996 with each Optionee (the "Employment Agreements").

         B. As a term and condition of each Employment Agreement and as consideration for the execution thereof, the parties have entered into this Plan Agreement.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Representations and Warranties of the Company. The Company represents and warrants that:

         (a) This Plan Agreement has been approved by the affirmative vote of the holders of the outstanding voting stock of the Company within the time period, and pursuant to the procedures, required for compliance with the provisions of Rule 16b-3 of the General Rules and Regulations ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code");

         (b) The grant of options under this Plan Agreement and the terms and conditions of this Plan Agreement have been approved by a committee (the "Committee") comprised solely of two or more Directors of the Company who are
(i) "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and (ii) "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) under the Exchange Act; and

         (c) This Plan Agreement complies in all respects with Rule 16b-3 in connection with the options to be granted hereunder.

         2. Registration; Reservation of Shares. The Company represents and warrants that it has registered under the Securities Act of 1933, as amended (the "Act"), this Plan Agreement and the shares of the Company's common stock , $[ ] par value per share ("Common Stock"), issuable upon exercise of the options to be granted hereunder on such form and in such manner so that upon exercise of the options hereunder the shares of Common Stock issuable as a result thereof may be transferred thereafter by the Optionees without restriction under any federal or state securities law. Until all options granted hereunder have been exercised or have expired, the Company shall use its best efforts to maintain such registration, keep the applicable registration statement effective and otherwise permit the transferability by Optionees of the Common Stock issuable upon exercise of the options granted hereunder without restriction under any federal or state securities laws. The Company shall cause all shares of Common Stock issuable upon exercise of the options granted hereunder to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed. All of the foregoing actions of the Company have been and shall be at the Company's expense. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of the Options, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Options.

3.       Grants to Optionees.

         The Company hereby grants, on the date hereof (the "Date of Grant"), to each Optionee, subject to the terms and conditions set forth herein, options to purchase from the Company an aggregate of 1,100,000 shares of the Company's Common Stock per Optionee, of which options to purchase 537,500 shares of Common Stock shall be referred to herein as "Group A Options" and options to purchase 562,500 shares of Common Stock shall be referred to herein as "Group B Options." The Group A Options and the Group B Options shall be collectively referred to herein as the "Options" and each option hereunder is sometimes individually referred to herein as an "Option." Neither the Group A Options nor the Group B Options are intended to qualify as and will not be treated as "incentive stock options" within the meaning of Section 422 of the Code. The maximum number of shares of Common Stock for which each Optionee may be granted options under this Plan Agreement shall be limited to 1,100,000 (such number being subject to adjustment in accordance with the terms and provisions hereof including, without limitation, Section 12 hereof).

4.       Price and Exercise of the Options.

         (a) Exercise Price. The exercise price of the Group A Options is $5.00 per share of Common Stock, subject to adjustment as provided in this Plan Agreement. The exercise price of the Group B Options is $8.50 per share of Common Stock, subject to adjustment as provided in this Plan Agreement. The exercise price of the Group A Options and the exercise price of the Group B Options, shall be referred to herein as the "Exercise Prices" (and each as an "Exercise Price"). The Exercise Price shall be paid in full at the time of exercise (except to the extent the sale and remittance procedure described in subparagraph (iv) below is utilized) by one of the following methods selected in each case by the Optionee:

                  (i) in cash or by certified or cashier's check payable to the order of the Company,

                  (ii) by cancellation of indebtedness owed by the Company to the Optionee exercising the Option, including, without limitation, the Merger Note (as defined in that certain Merger Agreement by and among Entertainment/Media Acquisition Corporation, Overseas Filmgroup, Inc., Robert
B. Little and Ellen Dinerman Little, dated as of [ ], 1996 (the "Merger Agreement"),

                  (iii) by delivery of shares of the Common Stock of the Company already beneficially owned by the Optionee(s) and having an aggregate Current Market Price determined in accordance with Section 9 hereof equal to the total Exercise Price of the Options being exercised (provided such shares have been beneficially owned by the Optionee(s) for at least six (6) months),

                  (iv) through a special sale and remittance procedure, which the Company shall promptly establish, pursuant to which upon irrevocable written instructions of Optionee to the Company

(a) a Company-designated brokerage firm shall effect the immediate sale of the shares underlying the Options being exercised and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the exercise of the Options covering such shares plus all applicable taxes required to be withheld by the Company by reason of such exercise, (b) the remainder of the sale proceeds shall be promptly remitted to Optionee and (c) the Company shall deliver the certificates for such shares underlying the Options being exercised directly to such brokerage firm in order to complete the sale,

                  (v)      by any combination thereof, or

                  (vi) in such other manner as the Committee may specify in order to facilitate the exercise of Options by the Optionees.

         (b) Exercise Notice. In order to exercise an Option, the Optionee or any other person or persons entitled to exercise the Option shall give written notice to the Secretary of the Company or to such other person as may be designated by the Company, in the form set forth on Exhibit "A" or Exhibit "B," specifying the number of shares to be purchased. If the Option is being exercised by any person(s) other than the Optionee, such notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person(s) to exercise the Option. This notice shall be accompanied by payment of the Exercise Price for the shares as provided in Section 4(a). The Optionee shall also deliver such additional documents as the Company may then reasonably require pursuant to this Plan Agreement.

         (c) Withholding Tax. Upon the exercise of an Option, the Company shall have the right to require the Optionee, and Optionee hereby agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto. The Committee may, in its discretion, grant an Optionee, at any time while any of such Optionee's Options remain outstanding, the right to pay the amount of any taxes which the Company may be required to withhold in connection with the subsequent exercise of such Options by delivering shares of Common Stock with a Current Market Price (determined in accordance with Section 9 hereof) equal to such withholding tax obligation. If such right is granted to an Optionee, then the shares which may be delivered in satisfaction of such withholding tax obligation may, at such Optionee's discretion, be either shares withheld by the Company upon the exercise of the Option or other shares of Common Stock.

5.       Vesting Schedule.

         (a) Subject to paragraphs (c), (d), (e) and (f) of this Section 5 and
Section 7 of this Plan Agreement, the Group A Options granted to each Optionee will vest as follows:

                                              Number of Shares
                                              of Common Stock
                                          Underlying Options which
         Vesting Date                       Vest on Vesting Date
         ------------                     ------------------------
         Date of Grant                             100,000
         ______, 1997                               87,500
         ______, 1998                               87,500
         ______, 1999                               87,500
         ______, 2000                               87,500
         ______, 2001                               87,500

         (b) Subject to paragraphs (c), (d), (e) and (f) of this Section 5 and
Section 7 of this Plan, the Group B Options granted to each Optionee will vest as follows:

                                                    Number of Shares
                                                    of Common Stock
                                                Underlying Options which
         Vesting Date                             Vest on Vesting Date
         ------------                           ------------------------
         ______, 1997                                    112,500
         ______, 1998                                    112,500
         ______, 1999                                    112,500
         ______, 2000                                    112,500
         ______, 2001                                    112,500

         (c) Notwithstanding the foregoing, if, during the term of an Optionee's employment under such Optionee's Employment Agreement, such Optionee's employment with the Company (i) is validly terminated by the Company for "Cause" (as defined in such Optionee's Employment Agreement) or
(ii) is voluntarily terminated by such Optionee other than for "Good Reason" (as defined in such Optionee's Employment Agreement), then all of such Optionee's unvested Options shall cease to continue to vest and all of such Optionee's unvested Options shall expire and become void.

         (d) Notwithstanding anything to the contrary contained in this Plan Agreement (including anything in Section 13), if an Optionee's employment with the Company is terminated (i) by the Company other than for "Cause" (as such term is defined in such Optionee's Employment Agreement), or (ii) by Employee for "Good Reason" (as such term is defined in such Optionee's Employment Agreement), then all of such Optionee's Options shall automatically and without any required action on the part of Optionee or the Company, immediately fully vest (to the extent any such Options were unvested) and become exercisable.

         (e) Notwithstanding anything to the contrary contained herein, (i) if an Optionee's employment with the Company is terminated as a result of Optionee's Death or Disability (as such terms are defined in Optionee's Employment Agreement) and the other Optionee's employment with the Company shall not have previously terminated, then such deceased or disabled Optionee's Options which were to have vested on the next two Vesting Dates following the date of such termination of employment due to Death or Disability shall automatically, and without any required action on the part of Optionee or the Company, immediately fully vest (to the extent such Options were unvested at the time of such Optionee's termination of employment due to Death or Disability) and become exercisable and (ii) if an Optionee's employment with the Company is terminated as a result of Optionee's Death or Disability and the other Optionee's employment with the Company shall have previously terminated or shall simultaneously terminate due to Death or Disability, then such deceased or disabled Optionee's Options which were to have vested on the next Vesting Date following the date of such Optionee's termination of employment due to Death or Disability shall automatically, and without any required action on the part of Optionee or the Company, immediately fully vest (to the extent such Options were unvested at the time of such Optionee's termination of employment due to Death or Disability) and become fully exercisable. Any portion of the deceased or disabled Optionee's Options which remain unvested after the application of the acceleration provisions of this paragraph (e) upon such Optionee's Death or Disability shall cease to continue to vest and such unvested portion of the deceased or disabled Optionee's Options shall immediately expire and become void.

         (f) In addition to the accelerated vesting pursuant to paragraphs (d) and (e) of this Section 5, the vesting of shares subject to the Options granted to an Optionee shall accelerate upon the terms and conditions set forth in Sections 7 and 13 hereof.

         (g) Installments of vested Options may be exercised in whole or in part, and, to the extent not exercised, will accumulate and be exercisable at any time on or before termination of the Options.

6.       Expiration Date.

         Both the Group A Options and the Group B Options shall terminate and expire at 5:00 p.m., California time, on , 2003. In no event may either the Group A Options or the Group B Options be exercised after the date on which they terminate.

7.       Redemption of Group A Options

         The Company may, upon the affirmative vote of the majority of the Committee, call the Group A Options for redemption, in whole or in part, at a price of $0.01 per Group A Option (each, a "Redemption Call"), (i) on the date, if any, on which the Company calls for redemption (the "Warrant Call") all of the Company's Redeemable Common Stock Purchase Warrants issued pursuant to that certain Warrant Agreement dated as of February 16, 1995, by and between the Company and Continental Stock Transfer & Trust Company or (ii) at any time after the Warrant Call, upon notice in the case of (i) and (ii) (in the manner set forth below) to each Optionee of not less than 30 days prior to the date of redemption (the "Redemption Date"), and, in the case of a Redemption Call pursuant to clause (ii) of this sentence, such Redemption Call may only be made if the Current Market Price (determined in accordance with Section 9 hereof) of the Common Stock has been at least $8.50, subject to adjustment in accordance with Section 12 hereof, on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of such Redemption Call is given. Any Group A Options which are subject to a Redemption Call, but which have not vested prior to such Redemption Call, shall immediately become fully vested. The Company shall cause to be mailed, certified mail, postage prepaid, return receipt requested, to each Optionee at the notice address set forth in Section 15 hereof, a written notice, notifying such Optionee that the Company has called all or a portion of the Group A Options for redemption and stating (i) the Redemption Date, (ii) the number of Group A Options called for redemption (identifying any Group A Options called for redemption which are not yet vested), (iii) that all Group A Options subject to such Redemption Call which have not been previously exercised may be exercised prior to and including the Redemption Date, regardless of whether such Group A Options would otherwise be vested as of such Redemption Date and (iv) that all Group A Options which are the subject of such Redemption Call which are not exercised on or before the Redemption Date shall thereafter cease to be exercisable. Notwithstanding anything to the contrary in the foregoing, in the event that exercise of an Optionee's Group A Options and/or sale of the shares received upon exercise during the period after a Redemption Call and prior to the applicable Redemption Date (i) would result in liability under Sections 10(b) or 16(b) of the Exchange Act or (ii) would be prohibited or restricted in any manner by any applicable law or regulation, the redemption of such Optionee's Group A Options shall be delayed until the tenth day after the later of (i) last date upon which such exercise and sale would result in such liability or (ii) the last date when any applicable law or regulation would prohibit or restrict in any manner such exercise or sale.

8.       Transferability.

         The Options granted under this Plan Agreement shall be non-transferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an Option pursuant to a domestic relations order as defined under the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the holder, or the holder's permitted successors in interest, may exercise the Option on behalf of the spouse of the holder or such spouse's successors in interest.

9.       Current Market Price of Common Stock

         For purposes of this Plan Agreement, Current Market Price means the closing price of a share of Common Stock on the trading day immediately preceding the date of such determination. The closing price shall be the last reported sales price regular way (or, in case no such reported sale takes place on such day, the last reported sales price regular way for the most recent day for which such information is available shall be used), in each case on the principal national securities exchange or in the Nasdaq National Market System to which the shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading thereon, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system, or if the Common Stock is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported on the NASD Electronic Bulletin Board, or, if not reported on such bulletin board, in the "pink sheets" published by the National Quotation Bureau, Incorporated. If at any time the Common Stock is not listed on any national securities exchange or quoted in the Nasdaq System or the over-the-counter market or reported on the NASD Electronic Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Incorporated, the Current Market Price on such day shall be the fair market value thereof reasonably determined in good faith by the Committee and agreed to by the Optionees (which agreement shall not be unreasonably withheld) based upon such information and advice as they mutually consider appropriate (such agreement between the Committee and the Optionees being referred to herein as "Mutual Agreement"). If the Committee and the Optionee are unable to so agree within twenty-one (21) days of the date of determination, the Current Market Price on such day will be the fair market value thereof determined by an independent, nationally recognized investment banking firm selected by mutual agreement of the Committee and the Optionees (an "Agreed Upon Firm").

10.      No Right to Continued Employment or Engagement by the Company.

         This Plan Agreement is not an employment contract and nothing in this Plan Agreement shall be deemed to create in any way whatsoever any obligation on Optionee's part to continue in the employ of the Company, or an affiliate of the Company or on the Company's part to continue Optionee's employment with the Company or an affiliate of the Company.

11.      Privileges of Stock Ownership

         No person entitled to exercise any Option granted under this Plan Agreement shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

12.      Adjustment of Exercise Prices and Number of Options.

         The Exercise Prices shall be subject to adjustment from time to time as hereinafter provided.

         (a) Subdivision or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, whether through a stock split, stock dividend or otherwise, the number of shares of Common Stock issuable upon exercise of the Options shall be proportionately increased and the Exercise Prices in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Options shall be proportionately reduced and the Exercise Prices in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the Exercise Prices pursuant to this paragraph (a), each Optionee shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of such Option immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (b) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock (each of the foregoing events in clauses (i) through (iv) being a "Fundamental Change"), then in each such case proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (b), the Optionees, upon the exercise of the Options at any time after the consummation of such Fundamental Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Optionees would have been entitled upon such consummation if such Optionees had exercised such Options immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 12). In the case of any Fundamental Change, the Company shall require the successor or acquiring corporation to assume the obligation to perform each and every covenant and condition of this Plan Agreement to be performed and observed by the Company and all liabilities and obligations of the Company hereunder.

         (c) Other Equitable Adjustments. If any event occurs as to which the other provisions of this Section 12 are not strictly applicable (or if strictly applicable would not fairly protect the rights of the Optionees in accordance with the basic intent and principles of such provisions) but, in the reasonable opinion of the Committee, an adjustment should be made to fairly protect the rights of Optionees in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give its opinion upon the adjustment, if any, to be made to protect the Optionees against dilution on a basis consistent with the basic intent and principles established in the other provisions of this Section 12. Upon receipt of such opinion, the Company shall forthwith make the adjustments, if any, described therein, provided such equitable adjustments under this Section 12(c) would not result in a charge to the Company's earnings pursuant to applicable financial accounting principles.

         (d) Notice of Adjustment. Upon any adjustment of the Exercise Prices or of the number of shares issuable upon the exercise of the Options, then and in each such case the Company shall promptly deliver a notice to each Optionee of the adjustment and a copy of a certificate of either the Committee or a firm of independent public accountants selected by the Committee (who may be the regular accountants employed by the Company), which certificate shall state the Exercise Prices resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable at such prices upon the exercise of each Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (e)      Other Notices.  In case at any time:

                  (i) the Company shall declare any cash dividend on its Common Stock;

                  (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                  (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (iv) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

                  (v) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another entity;

                  (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

                  (vii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Prices pursuant to this Section 12;

then, in any one or more of such cases, the Company shall give written notice to each Optionee who is not then an executive officer or director of the Company, addressed to each such Optionee at the address of the Optionee shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock or record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be. Such written notice shall be given at least ten days prior to the action in question and not less than ten days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (f) Adjustments below Par Value. Before taking any action which would cause an adjustment pursuant to this Section 12 to reduce the Exercise Prices below the then par value (if any) of the shares of Common Stock issuable upon the exercise of Options, the Company will take any corporate action which may, in the opinion of its counsel (which may by counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Prices as so adjusted.

         (g) Shares of Common Stock. For the purpose of this Section 12, the terms "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Optionees shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so issuable upon exercise of each Option and the Exercise Prices with respect to such shares shall be subject to adjustment from time to time in a manner on the terms as nearly equivalent as practicable to the provisions with respect to the Options contained in this Section 12, and the provisions of this Section 12 shall apply on like terms to any such other securities.

13.      Amendment of Plan Agreement

         (a) This Plan Agreement may not be revised or amended without the written consent of the Company and each Optionee who holds an outstanding Option subject to such proposed revision or amendment, provided further, that any such amendment or revision shall also be subject to any applicable stockholder approval requirements. Notwithstanding the foregoing, this Plan Agreement may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

         (b) Except as provided in Section 12 hereof, no modification may be made to the Options except in compliance with Rule 16b-3.

14.      Section 16 of the Exchange Act

         (a) It is the intent of the Company that this Plan Agreement comply in all respects with Rule 16b-3 in connection with the Options granted hereunder. Accordingly if any provision of this Plan Agreement does not comply with Rule 16b-3 as then applicable to Optionees, then, with the written consent of Optionees, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to the Optionees.

         (b) Unless an Optionee could otherwise transfer an Option or the shares of Common Stock issued upon exercise of an Option granted under this Plan Agreement without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the Grant Date to the date of disposition of any Common Stock issuable upon exercise of any Option hereunder.

15.      Notices.

         Any notice that the Company is required or may desire to give to Optionees hereunder shall be in writing and may be served by delivering it to Optionees, or by sending it to Optionees by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day) or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the addresses set forth below, or such substitute addresses as Optionees may from time to time designate by notice to the Company. Any notice that the Optionees are required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such substitute address as the Company may from time to time designate by notice to Optionees. Such notices by Employee shall be effective at the same times as specified in this Section 15 for notices by the Company.

         Robert B. Little:        Robert B. Little
                                  12309 Viewcrest Road
                                  Studio City, CA 91604
                                  (fax) (818) 760-2981

         Ellen Dinerman Little:   Ellen Dinerman Little
                                  12309 Viewcrest Road
                                  Studio City, CA 91604
                                  (fax) (818) 760-2981

         The Company:             OVERSEAS FILMGROUP, INC.
                                  8800 Sunset Boulevard
                                  Los Angeles, California 9069
                                  Attention: Corporate Secretary
                                  (fax) (310) 855-0719

         17.      Governing Law; Assigns.

         This Plan Agreement and the Options issued hereunder shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of such state, regardless of the law of choice of law of that or any other jurisdiction. This Plan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Plan Agreement to be executed as of the date first set forth above.

                                        OVERSEAS FILMGROUP, INC.
                                        a Delaware corporation



                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:



                                        -------------------------------------
                                                 ROBERT B. LITTLE

                                        Social Security No.:
                                                            -----------------



                                        -------------------------------------
                                                 ELLEN DINERMAN LITTLE

                                        Social Security No.:
                                                            -----------------

                                   EXHIBIT A

                                EXERCISE NOTICE



OVERSEAS FILMGROUP, INC,
8800 Sunset Boulevard
Los Angeles, California  90069
Attention:  Corporate Secretary

         Re:  Exercise of Stock Option
              ------------------------

Ladies and Gentlemen:

         Pursuant to Section 4 of that certain OVERSEAS FILMGROUP, INC. 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT (the "Plan Agreement") between the undersigned and OVERSEAS FILMGROUP, INC., a Delaware corporation (the "Company"), the undersigned hereby elects to exercise options granted thereby to purchase ____ shares of Common Stock of the Company at a price of $ ____ per share. Accompanying this Notice is the payment in full for such shares in the following manner permitted by Section 4 of the Plan Agreement: (check one and fill in blanks)

CHECK HERE

[ ] (i) $___________ in cash or by certified check or cashier's check payable to the order of the Company;

[ ] (ii) $___________ by cancellation of indebtedness (including principal and accrued interest) in the amount of $___________ owed by the Company to the undersigned (which indebtedness may include the Merger Note (as defined in Section 4(a)(ii) of the Plan Agreement));

[ ] (iii) $___________ by delivery of _________ shares of Common Stock of the Company, which have an aggregate Current Market Price determined in accordance with Section 9 of the Plan Agreement of $____________which shares are beneficially owned by the undersigned and, if applicable, by ____________ and have been so beneficially owned for a least six (6) months prior to the date hereof;

[ ] (iv) $___________ through the special sale and remittance procedure pursuant to which, attached hereto are the following: (i) irrevocable written instructions to the Company-designated brokerage firm in the form supplied to the undersigned pursuant to the Plan Agreement and (ii) irrevocable written instructions to the Company to deliver the shares underlying the Options being exercised herewith to deliver such shares to the Company-designated brokerage firm in the form supplied to the undersigned pursuant to the Plan Agreement;

[ ] (v) $___________ through a combination of the payment methods set forth above. (Check each payment method being used and indicate the amount of the aggregate exercise price being paid pursuant to each method.

[ ] (vi) $___________ in the manner described in the addendum to this Exercise Notice, which manner has been approved by the Committee described in Section 1(b) of the Plan Agreement.



Dated:
      -----------------------          --------------------------------------
                                                    Signature



                                       --------------------------------------
                                                    Print Name



                                       --------------------------------------
                                       Please print here the exact name
                                       desired to be on the stock certificate
                                       and the records of the Company.

                                                             EXHIBIT C

                           OVERSEAS FILMGROUP, INC.
          1996 BASIC STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


1.       Purpose.

         The purpose of this 1996 Basic Stock Option and Stock Appreciation Rights Plan (the "Plan") of Overseas Filmgroup, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership and participation in stock appreciation by selected employees of the Company or any "parent corporation" or "subsidiary corporation" within the meaning of Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code") (each such parent or subsidiary corporation being referred to herein as an "Affiliate"), Directors, consultants or other persons as the Board of Directors of the Company (the "Board of Directors"), or a committee thereof constituted for the purpose, may from time to time determine consistent with the limitations set forth herein. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options that will qualify as "incentive stock options" under Section 422 of the Code, (ii) such employees, Directors, consultants or other persons may purchase shares of Common Stock of the Company pursuant to "non-qualified stock options," and (iii) such employees, Directors, consultants or other persons may acquire the right to participate in the appreciation of the Common Stock of the Company pursuant to "stock appreciation rights." Incentive stock options and non-qualified stock options are sometimes referred to collectively as "options." It is intended that the provisions of this Plan pertaining to incentive stock options shall be consistent with the requirements of the Code and other applicable law pertaining to incentive stock options, and the Plan shall be interpreted and, if necessary, deemed modified to the extent necessary to permit options granted hereunder as incentive stock options to so qualify for federal income tax purposes.

2.       Administration.

         2.1 The Plan shall be administered by the Board of Directors or by one or more committees of the Board of Directors, each consisting of two or more Directors of the Company to whom administration of the Plan has been delegated (the "Committee"), provided, however, that with respect to participation of the Directors of the Company, the Plan shall be administered prior to August 15, 1996, by a Committee comprised solely of two or more Directors who are "disinterested persons" as that term is defined in Rule 16b-3(c)(2)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall on or after August 15, 1996, be administered with respect to participation by Directors and executive officers by a Committee comprised solely of two or more Directors who are "non-employee directors" as that term is defined in Rule 16b-3(b)(3)(i) of the General Rules and Regulations under the Exchange Act. Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

         2.2 Subject to the provisions of the Plan, the Board of Directors or the Committee shall have authority (i) to construe and interpret the Plan,
(ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine those eligible individuals to whom and the time or times at which options or stock appreciation rights shall be granted (with any such individual being referred to herein as a "Participant"), whether any options granted will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option or stock appreciation right, the exercise price of an option or the Initial Value of a stock appreciation right, the number of installments, if any, in which each option or stock appreciation right may be exercised, and the duration of each option or stock appreciation right, (v) to approve and determine the duration of leaves of absence which may be granted to Participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all Participants in the Plan and their legal representatives and beneficiaries.

3.       Shares Subject to the Plan; Limits Upon Awards.

         Subject to adjustment as provided in Section 16 and Section 17 hereof:

         3.1 Shares made subject to options under the Plan shall consist of the Company's authorized but unissued Common Stock;

         3.2 Stock appreciation rights awarded under the Plan shall be granted with reference to shares of the Company's Common Stock, and the number of such shares so referenced -- i.e., the number of stock appreciation rights awarded as described in Section 8.1 below -- shall be deemed to be made subject to stock appreciation rights for purposes of the limitations of this Section 3; and

         3.3 The aggregate combined number of shares of the Company's Common Stock made subject to options or stock appreciation rights granted under the Plan, during the term hereof, to all recipients in total shall not exceed Five Hundred Fifty Thousand (550,000) shares. In no event may any one individual be granted stock options and independently exercisable stock appreciation rights under the Plan for more than Two Hundred Thousand (200,000) shares of Common Stock in the aggregate over the term of the Plan.

         If any option or stock appreciation right granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares that were subject to such expired option or the unexercised rights that were subject to such expired stock appreciation right, as applicable, shall again be available to be made subject to options or stock appreciation rights to be granted under the Plan.

4.       Eligibility.

         4.1 The following persons, and only the following persons, shall be eligible to participate in and receive awards or grants under the Plan, as follows:

                  4.1.1 All regular full-time employees of the Company or any Affiliate shall be eligible to receive incentive stock options, non-qualified stock options and stock appreciation rights.

                  4.1.2 Directors of the Company or any Affiliate who are not regular salaried employees of the Company or any Affiliate, and consultants and other persons who provide services to the Company or any Affiliate on a regular or substantial basis, but who are not regular salaried employees of the Company or any Affiliate, shall not be eligible to receive incentive stock options, but shall be eligible to receive non-qualified stock options and stock appreciation rights.

         4.2 No incentive stock option may be granted to any employee who, at the time the incentive stock option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock in the Company or an Affiliate, unless the exercise price of such incentive stock option is at least one hundred ten percent (110%) of the fair market value of the stock subject to the incentive stock option, determining fair market value as of the date each respective option is granted in accordance with Section 9 hereof, and such incentive stock option by its terms is not exercisable after the expiration of five years from the date such incentive stock option is granted.

         4.3 The aggregate fair market value of the Common Stock with respect to which incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company or an Affiliate are exercisable for the first time during any calendar year shall not exceed $100,000, determining fair market value as of the date each respective option is granted (such determination to be made in accordance with Section 9 hereof).

5.       Duration of Options and Stock Appreciation Rights.

         Each option and stock appreciation right and all rights associated therewith shall expire on such date as the Board of Directors or the Committee may determine, but in no event later than ten years from the date on which the option or stock appreciation right is granted, and shall be subject to earlier termination as provided herein.

6.       Price and Exercise of Options.

         6.1 Subject to Section 4.2, the purchase price of the Common Stock covered by each option shall be determined by the Board of Directors or the Committee, but in the case of an incentive stock option shall not be less than one hundred percent of the fair market value of such Common Stock on the date the incentive stock option is granted, determined in accordance with Section 9 below. Except to the extent the sale and remittance procedure described in subparagraph (iv) below is utilized, the purchase price of the Common Stock upon exercise of an option shall be paid in full at the time of exercise in one or more of the forms specified below:

          (i) in cash or by certified or cashier's check payable to the order of the Company,

          (ii) by cancellation of indebtedness owed by the Company to the Participant,

          (iii) by delivery of shares of Common Stock of the Company already owned by and in the possession of the Participant and having an aggregate fair market value equal to the total exercise price of the option being exercised (provided such shares have been held by the Participant for at least six (6) months),

         (iv) through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the shares underlying the options being exercised and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for exercise of the options covering such shares plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the shares underlying the options being exercised directly to such brokerage firm in order to complete the sale,

          (v) if authorized by the Board of Directors or the Committee or if specified in the option being exercised, by a promissory note made by the Participant in favor of the Company, subject to terms and conditions determined by the Board of Directors or the Committee, secured by the Common Stock issuable upon exercise, and in compliance with applicable law (including, without limitation, state, corporate and federal requirements),

          (vi) by any combination thereof, or

          (vii) in such other manner as the Board of Directors or the Committee may specify in order to facilitate the exercise of options by the holders thereof. Shares of Common Stock used to satisfy the exercise price of an option in accordance with Section 6.1(iii) above shall be valued at their fair market value determined in accordance with Section 9 hereof.

         6.2 No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). Each option shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or Committee shall determine; provided, however, that unless otherwise determined by the Board of Directors or Committee, if the Participant shall not in any given installment period purchase all of the shares which the Participant is entitled to purchase in such installment period, then such Participant's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the Participant's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than ten shares.

7.       Annual Grants to Non-Employee Directors.

         7.1 A non-qualified stock option to purchase Five Thousand (5,000) shares of the Company's Common Stock (subject to the adjustments provided in Sections 16 and 17 below) shall be granted under this Plan to each eligible non-employee Director in accordance with the following provisions:

                  (a) Each individual who is serving as a non-employee Director on the effective date of this Plan shall receive such a non-qualified stock option.

                  (b) Each individual who is first elected or appointed as a non-employee Director at any time after the effective date of this Plan shall receive, at the time of such initial election or appointment, such a non-qualified stock option.

                  (c) On the date of each Annual Stockholders Meeting, beginning with the 1997 Annual Meeting, each individual who is to continue to serve after such meeting as a non-employee Director shall be granted such a non-qualified stock option, provided such individual has served as a Director for at least six (6) months.

         7.2 Each such option shall include the following terms and provisions:

                  (a) the exercise price per share shall be equal to the greater of (a) the fair market value of one such share of Common Stock (determined as set forth in Section 9 hereof) on the date of grant of such option or (b) the par value of one such share of Common Stock;

                  (b) the option shall be exercisable one year after the date of grant of such option, subject to full and immediate acceleration upon the occurrence of a Corporate Transaction or Change of Control in accordance with the provisions of Section 17, and shall expire (subject to Section 17) on the first to occur of the following: (a) the third anniversary of the date upon which the optionee shall cease to be a Director or (b) the tenth anniversary of the date of grant of such option;

                  (c) payment of the exercise price of such option shall be made in accordance with the provisions of Section 6.1 hereof;

                  (d) the option shall be subject to Sections 3, 4, 9, 10, 11, 15, 16, 17, 18, 19 and 20 hereof.

8.       Terms and Conditions of Stock Appreciation Rights.

         All stock appreciation rights shall be evidenced by a Certificate of Grant (sometimes referred to herein as a "Certificate") in such form as the Board of Directors or the Committee shall from time to time approve. Stock appreciation rights granted to Directors or executive officers shall require approval of the Committee. A grant of stock appreciation rights shall be subject to the following terms and conditions:

         8.1 Each stock appreciation right shall entitle a Participant to an amount (the "Appreciation") equal to the excess of the Exercise Value of one share of Common Stock over the Initial Value of one share of Common Stock. The Initial Value for each stock appreciation right shall be specified in the Certificate of Grant evidencing such right and shall equal the fair market value of a share of Common Stock on the date of grant, determined as set forth in Section 9 hereof. The Exercise Value for a stock appreciation right shall equal the fair market value of a share of Common Stock on the date the stock appreciation right is exercised, determined as set forth in Section 9 hereof. The total Appreciation available to a Participant from the exercise of any stock appreciation right shall be equal to the number of stock appreciation rights exercised, multiplied by the amount of Appreciation per stock appreciation right. Participants acknowledge that a stock appreciation right is a method of incentive compensation for employees, Directors, consultants and other persons and does not constitute an offering or sale of Common Stock to anyone.

         8.2 The Appreciation available to a Participant upon exercise of the Participant's stock appreciation rights shall be paid to the Participant in cash or Common Stock as determined by the Board of Directors or the Committee. If payment is made in Common Stock of the Company, then the fair market value of the Common Stock for purposes of calculating the number of shares of Common Stock that shall be issued to pay the Appreciation of a stock appreciation right shall be based upon the fair market value of the Common Stock as determined in Section 9 hereof on the date of exercise of the stock appreciation right. If the total Appreciation is paid in Common Stock, the total Appreciation will be reduced to the largest amount divisible by the fair market value of one share of Common Stock. Appreciation shall be paid as compensation and without interest by the Company as specified in the Certificate of Grant.

         8.3 All stock appreciation rights must have an Initial Value no less than the fair market value of a share of Common Stock as determined in Section 9 hereof as of the date of grant of such rights.

         8.4 A stock appreciation right (a "Related Right") may be granted under this Plan pursuant to a Certificate of Grant providing that the exercise of the stock appreciation right affects the exercise of an option granted pursuant to this Plan (the "Related Option"). For example, to the extent permitted by applicable law, the Certificate of Grant pursuant to which a Related Right is granted may provide that the Related Right may be exercised only to the extent to which a Related non-qualified stock option is simultaneously exercised. Alternatively, a Certificate of Grant may provide that a Related Right may be exercisable only to the extent to which the Related Option is exercisable, and then only in lieu of the exercise of such Related Option, in which case (i) upon the exercise or termination of the Related Right, the Related Option shall cease to be exercisable and shall be canceled to the extent of the number of shares with respect to which the Related Right was exercised or terminated, and (ii) upon the exercise or termination of the Related Option, the Related Right shall cease to be exercisable and shall be canceled to the extent of the number of shares to which the Related Option was exercised or terminated. In addition to the foregoing, if the Related Option is an "incentive stock option" granted pursuant to the Plan, then the Related Right must satisfy the following conditions:

                  8.4.1 The Related Right must be granted only at the time of grant of the Related Option;

                  8.4.2 The Related Right must expire no later than the expiration of the Related Option;

                  8.4.3 The Related Right must be granted for an amount of Appreciation equal to or less than one hundred percent of the difference between the exercise price of the Related Option and the market price of the Stock subject to the Related Option at the time the Related Right is exercised;

                  8.4.4 The Related Right may be transferable only when the Related Option is transferable, and only under the same conditions;

                  8.4.5 The Related Right may be exercised only when the Related Option is eligible to be exercised; and

                  8.4.6 The Related Right may be exercised only when the market price of the Stock subject to the Related Option exceeds the exercise price of the Related Option.

         8.5 No stock appreciation right granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including, without limitation, federal and state securities laws and regulations). Each stock appreciation right shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or the Committee shall determine; provided, however, that, unless otherwise determined by the Board of Directors or the Committee, if the Participant shall not in any given installment period exercise all of the stock appreciation rights which the Participant is entitled to exercise in such installment period, then the Participant's right to exercise any stock appreciation rights not exercised in such installment period shall continue until the expiration date or sooner termination of the Participant's stock appreciation rights.

9.       Fair Market Value of Common Stock.

         The fair market value of a share of Common Stock of the Company shall, if possible, be determined for the purposes of this Plan by reference to the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function) or, if such shares are then traded on a principal stock exchange, by reference to the closing price of a share on the principal stock exchange on which such shares are traded, in each case as reported by The Wall Street Journal for the business day immediately preceding the date on which the fair market value is determined (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

10.      Withholding Tax.

         Upon (i) the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option, (ii) the exercise of a non-qualified stock option (or an incentive stock option treated as a non-qualified stock option) or (iii) the exercise of a stock appreciation right, the Company shall have the right to require such disposing or exercising person, and such person by accepting the options or stock appreciation rights granted under the Plan hereby agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto. The Board of Directors or the Committee shall have the authority, exercisable either at the time the option or stock appreciation right is granted or at any time while such option or stock appreciation right remains outstanding, to provide such person with the right, exercisable in connection with a clause (i) or (ii) transaction or clause (iii) exercise if the Appreciation is paid with Common Stock, to pay the amount of any required withholding taxes by delivering to the Company shares of the Company's Common Stock having a fair market value determined in accordance with Section 9 hereof equal to the withholding tax obligation determined by the Company. If such right is granted to such disposing or exercising person, then the shares which may be delivered in satisfaction of such withholding tax obligation may, at such person's discretion, be either shares withheld by the Company upon the exercise of the option or stock appreciation right or other shares of Common Stock.

11.      Nontransferability.

         An option or stock appreciation right granted under the Plan shall, by its terms, be nontransferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an option or stock appreciation right pursuant to a domestic relations order as defined under the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the holder, or the holder's permitted successors in interest, may exercise the option or stock appreciation right on behalf of the spouse of the holder or such spouse's successors in interest.

12.      Holding of Stock After Exercise of Option.

         At the discretion of the Board of Directors or the Committee, any option or stock appreciation right may provide that the Participant, by accepting such option or stock appreciation right, represents and agrees, for the Participant and the Participant's permitted transferees, that none of the shares acquired upon exercise of an option or stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Act by such person.

13.      Termination of Employment.

         Subject to Section 17 hereof, if a holder of an incentive stock option ceases to be employed by the Company or an Affiliate for any reason other than the holder's death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the holder's incentive stock options shall immediately become void and of no further force and effect; provided, however, that if such cessation of employment shall be due to the holder's voluntary resignation with the consent of the Board of Directors of the Company or such Affiliate, expressed in the form of a written resolution, or shall be due to the holder's retirement under the provisions of any pension or retirement plan of the Company or such Affiliate, then in effect, then within three months after the date the holder ceases to be an employee of the Company or such Affiliate such incentive stock option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board of Directors or the Committee shall not be deemed a termination of employment for the purposes of this Section 13, but no incentive stock option may be exercised during any such leave of absence, except during the first three months thereof. Subject to Section 17 hereof, termination of employment or other relationship with the Company by the holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Board of Directors or the Committee.

14.      Death or Permanent Disability of Option Holder.

         If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or an Affiliate, the holder's option shall expire one year after the date of such death or permanent disability unless by its terms it expires sooner. During such period after death, such incentive stock option may, to the extent that it remains unexercised (but exercisable by the holder according to such option's terms) upon the date of such death, be exercised by the person or persons to whom the option holder's rights under the incentive stock option shall pass by the option holder's will or by the laws of descent and distribution. The death or permanent disability of a holder of a non-qualified stock option or stock appreciation right will have the effect specified in the individual option agreement or Certificate of Grant as determined by the Board of Directors or the Committee.

15.      Privileges of Stock Ownership.

         No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option or stock appreciation right unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Act, any applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

16.      Adjustments.

         16.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of stock appreciation rights and shares as to which options may be granted under this Plan on both an aggregate and per-Participant basis. A corresponding adjustment changing the number or kind of stock appreciation rights and shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change to the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the purchase price for each share covered by the option. Any such adjustment in the outstanding stock appreciation rights shall be made without change in the aggregate Initial Value applicable to the unexercised portion of the stock appreciation rights but with a corresponding adjustment in the Initial Value for each share covered by the stock appreciation right.

         16.2 Adjustments under this Section 16 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

17.      Certain Events.

         17.1 For purposes of this Section 17, the following definitions shall apply:

                  17.1.1 "Corporate Transaction" shall mean either of the following stockholder approved transactions to which the Company is a party:

                           (i) a merger or consolidation in which securities
possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                           (ii) the sale, transfer or other disposition of all
or substantially all of the Company's assets in a complete liquidation or dissolution of the Company.

                  17.1.2 "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

                           (i)    the acquisition, directly or indirectly, by
any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board of Directors does not recommend such stockholders accept, or

                           (ii)   a change in the composition of the Board of
Directors over a period of thirty-six (36) consecutive months or less such that a majority of Directors ceases, by reason of one or more contested elections for Directors, to be comprised of individuals who either (A) have been Directors continuously since the beginning of such period or (B) have been elected or nominated for election as Directors during such period by at least a majority of the Directors described in clause (A) who were still in office at the time the Board of Directors approved such election or nomination.

                  17.1.3 "Involuntary Termination" shall mean the termination of the Services of any

Participant which occurs by reason of:

                           (i)    such individual's involuntary dismissal or
discharge by the Company for reasons other than Misconduct, or

                           (ii)   such individual's voluntary resignation
following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate- performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided, and only if, such change, reduction or relocation is effected by the Company without the individual's consent.

                  17.1.4 "Misconduct" shall mean the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any parent or subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any parent or subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any parent or subsidiary) may consider as grounds for the dismissal or discharge of any Participant in the Service of the Company (or any parent or subsidiary).

                  17.1.5 "Service" shall mean the provision of services to the Company (or any parent or subsidiary) by a person in the capacity of an employee, a non-employee Director or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

         17.2 In the event of any Corporate Transaction, each outstanding option and stock appreciation right under this Plan shall automatically accelerate so that each such option and stock appreciation right shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such options and stock appreciation rights and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option or stock appreciation right shall not so accelerate if and to the extent: (i) such option or stock appreciation right is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase, or stock appreciation right relating to, shares of capital stock of the successor corporation (or parent thereof), (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested options and stock appreciation rights at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such options or stock appreciation rights, or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Board of Directors or the Committee at the time of the option grant. The determination of option and stock appreciation right comparability under clause (i) above shall be made by the Board of Directors or the Committee, and its determination shall be final, binding and conclusive.


         17.3 The Board of Directors or the Committee shall have the discretion, exercisable either at the time an option or stock appreciation right under this Plan is granted or at any time while such option or stock appreciation right remains outstanding, to provide for the automatic acceleration of one or more outstanding options or stock appreciation rights upon the occurrence of a Corporate Transaction, whether or not those options or stock appreciation rights are to be assumed or replaced in the Corporate Transaction. The Board of Directors or the Committee shall also have the discretion to grant options or stock appreciation rights under this Plan which do not accelerate whether or not such options or stock appreciation rights are assumed in connection with a Corporate Transaction.

         17.4 Immediately following the consummation of a Corporate Transaction, all outstanding options and stock appreciation rights under this Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

         17.5 Each option and stock appreciation right under this Plan which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant upon consummation of such Corporate Transaction had the option or stock appreciation right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following consummation of the Corporate Transaction, (ii) the exercise price payable per share under each outstanding option and Initial Value for each stock appreciation right, provided the aggregate exercise price payable and Initial Values for such securities shall remain the same, and (iii) the maximum number of securities and/or class of securities for which any one person may be granted options and separately exercisable stock appreciation rights under the Plan.

         17.6 Any options and stock appreciation rights under this Plan which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, shall automatically accelerate in the event the Participant's Services should subsequently terminate by reason of an Involuntary Termination within eighteen (18) months following the effective date of such Corporate Transaction. Any options and stock appreciation rights so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the term of the option or stock appreciation right or (ii) the expiration of a one (1) year period measured from the effective date of the Involuntary Termination.

         17.7 The Board of Directors or the Committee shall have the discretion, exercisable either at the time the option or stock appreciation right under this Plan is granted or at any time the option or stock appreciation right remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options and stock appreciation rights upon the occurrence of a Change in Control or (ii) condition any such option or stock appreciation right acceleration upon the subsequent Involuntary Termination of the Participant's Services within a specified period following the effective date of such Change in Control. Any options or stock appreciation rights so accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the term of the option or stock appreciation right.

         17.8 The portion of any incentive stock option under this Plan accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-qualified stock option under the Code.

         17.9 The grant of options and stock appreciation rights under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

18.      Amendment and Termination of Plan.

         18.1 Unless earlier terminated in accordance with its provisions, this Plan shall terminate on [ ], 2006, and no grants or awards shall be made hereunder after such date.

         18.2 The Board of Directors or the Committee may at any time suspend or terminate the Plan, or amend or revise the terms of the Plan, provided that any such amendment or revision shall be subject to any applicable stockholder approval requirements.

         18.3 The provisions of Section 7 hereof shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder. Subject to the provisions of Sections 16 and 17 above, no amendment, suspension or termination of the Plan shall, without the consent of the holder, alter or impair any rights or obligations under any option or stock appreciation right theretofore granted under the Plan.

         18.4 Except as provided in Sections 16 and 17 hereof, no modification may be made to an option or stock appreciation right granted to a Participant who is subject to Section 16 of the Exchange Act except in compliance with Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

19. General Provisions Applicable to Participants Subject to Section 16 of the Exchange Act.

         19.1 It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 of the General Rules and Regulations under the Exchange Act ("Rule 16b-3") in connection with any option, or if applicable any stock appreciation right, granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provisions shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

         19.2 Unless a Participant could otherwise transfer an equity security, derivative security or shares of the Company's Common Stock issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) an equity security issued under the Plan, other than an equity security issued pursuant to the exercise of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition, and (ii) with respect to a derivative security granted under the Plan and the equity security issued pursuant to the exercise thereof, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

20.      Effective Date of Plan.

         No option or stock appreciation right may be granted under the Plan unless and until (i) the options and underlying shares and stock appreciation rights have been registered under the Act and qualified with the appropriate state regulatory agencies, or (ii) the Company has been advised by counsel that such options, shares and stock appreciation rights are exempt from such registration and/or qualification. The Plan shall be submitted for approval by the holders of the outstanding voting stock of the Company within the time period, and pursuant to the procedures, required for compliance with the provisions of Rule 16b-3 and Code Section 422, and in any event no later than twelve months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company if it is approved by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum representing a majority of all outstanding voting shares is present either in person or by proxy, or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options or stock appreciation rights granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options or stock appreciation rights so granted (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such stockholder approval is not obtained.

                                                             EXHIBIT D

                             EMPLOYMENT AGREEMENT
                             --------------------

         This Employment Agreement (the "Agreement") is entered into as of the [ ] day of [ ], 1996 between William F. Lischak ("Employee") and Overseas Filmgroup, Inc., a Delaware corporation (the "Company").

         WHEREAS, pursuant to an Agreement of Merger, dated as of [ ], 1996 (the "Merger Agreement") by and among Entertainment/Media Acquisition Corporation ("EMAC"), Overseas Filmgroup, Inc. (the "Disappearing Corporation"), Robert B. Little and Ellen Dinerman Little, the Disappearing Corporation has been merged with and into EMAC (the "Merger"), with EMAC being the surviving corporation which was renamed "Overseas Filmgroup, Inc." at the effective time of the Merger; and

         WHEREAS, Employee has been Chief Operating Officer and Chief Financial Officer of the Disappearing Corporation, an entertainment company engaged in the business of, among other things, motion picture distribution, since [ ], and during such period Employee was a loyal and dedicated officer and employee of the Company, devoting his time and energies to the success of the Company; and

         WHEREAS, Employee possesses special skills, knowledge, abilities and experience unique to the Company's business and possesses an intimate knowledge of the operations of the Disappearing Corporation which the Company deems valuable and desirous of maintaining; and

         WHEREAS, a condition to consummation of the Merger was that the Company, as the surviving corporation in the Merger, and Employee enter into this Agreement as of the date that the Merger becomes effective; and

         WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Term (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

1.       SERVICES.
         --------

         1.1 Employment. During the Term (as defined below), the Company hires Employee to serve as Chief Operating Officer and Chief Financial Officer of the Company and to perform such other services as the Company or its Affiliates may from time to time reasonably request consistent with Employee's position and duties with the Company and Employee's stature and experience (the "Services"). Employee agrees to perform such Services in a competent and professional manner, consistent with the skills to be possessed by a senior executive in Company's business. Employee shall comply with all of the reasonable and customary employment policies of the Company and its Affiliates. For purposes of this Agreement, "Affiliates" shall mean, as to any person, any other person controlled by or under common control with (or, where applicable, controlling), directly or indirectly, such person; and "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof, or any other entity.

         1.2 Location. During the Term, Employee's Services shall be performed principally in Los Angeles, California or elsewhere in the western Metropolitan Los Angeles area. In addition, the Services may be performed by Employee from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs.

         1.3 Reporting Requirements. During the Term, Employee shall report to the persons holding the positions of Co-Chief Executive Officers of the Company (or the person holding the position of Chief Executive Officer if such office is not shared by two persons), the Board of Directors and the Executive Committee thereof. During the Term, no person shall be interposed between Employee and the persons holding the positions of Co-Chief Executive Officers (or the person holding the position of Chief Executive Officer if such office is not shared by two persons). Employee agrees to comply with Section "V" of the Company's Operating Guidelines attached hereto as Exhibit "A."

         1.4 Offices. The Company, in its discretion, may from time to time during the Term appoint Employee to one or more additional offices of the Company or its Affiliates and elect Employee to the Board of Directors of the Company, such subsidiaries or Affiliates. Employee agrees to accept such offices if consistent with Employee's stature and experience and with the type of offices with the Company held by Employee.

         1.5 Term. The term of Employee's employment under this Agreement (the "Term") shall commence at the effective time of the Merger on the date first written above (the "Effective Date") and shall end on [ ], 2001 unless sooner terminated in accordance with the provisions of this Agreement. For purposes of this Agreement, "Employment Year" shall mean each twelve month period during the Term commencing on [ ] and ending on [ ] of the following year.

         1.6 Exclusivity. During the Term, the Services shall be rendered on a full-time basis during normal working hours. During the Term of this Agreement and of Employee's employment by the Company, all Services of Employee shall be exclusive to the Company and its Affiliates and, among other things, Employee shall not, directly or indirectly, (i) engage in any business for his own account which is competitive with the businesses of the Company or Company's Affiliates (collectively, "Competitive Business") so long as Company or Company's Affiliates (as the case may be) continue to engage in such business;
(ii) enter the employ of, or render any services to, any person engaged in a Competitive Business; (iii) become interested in a Competitive Business in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
(iv) induce any customer or supplier of Company or Company's Affiliates to terminate its relationship with Company or Company's Affiliates (as the case may be). Notwithstanding anything to the contrary stated in this Agreement, Employee may acquire and/or retain, as an investment, and take customary actions (including the exercise or conversion of any securities or rights) to maintain and preserve Employee's ownership of any one or more of the following (provided such actions, other than passive investment activities, do not unreasonably interfere with Employee's Services hereunder): (i) securities of any corporation that are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that are publicly traded as long as Employee is not part of any control group of such corporation and, in the case of public corporations in Competitive Businesses, such securities do not constitute more than five percent of the outstanding voting power of that public company; (ii) any securities of a partnership, trust, corporation or other person so long as Employee remains a passive investor in that entity and so long as such entity is not, directly or indirectly, in competition with the Company or its Affiliates; (iii) securities or other interests now owned or controlled, in whole or in part, directly or indirectly, by Employee in any corporation or other person and which are identified on Schedule 1.6 hereto; and (iv) securities of the Company or any of its Affiliates. Nothing in this

Agreement shall be deemed to restrict Employee's ability to render on-going consultation to the entities listed on Schedule 1.6 hereto provided such consultation does not unreasonably interfere with Employee's services hereunder.

         1.7 Confidentiality. Employee acknowledges that in furnishing his Services to the Company, he will, through the Term, come into close contact (and through services provided to the Disappearing Corporation has come into close contact) with many confidential affairs of the Company, including confidential information about costs, profits, sales, pricing policies, operational methods, and other confidential information not readily available to the public (the "Confidential Materials"). In recognition of the foregoing, Employee covenants and agrees that Employee will keep secret all material confidential matters of the Company and its Affiliates and will not intentionally disclose any material Confidential Materials to anyone outside the Company and its Affiliates during or after the Term except in the course of rendering the Services or with the Company's written consent. For purposes of this Agreement, the term "Confidential Materials" does not include information which at the time of disclosure has previously been made generally available to the public by any means other than the wrongful act of Employee in violation of this Section 1.7. Employee may use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim arising under this Agreement, to assert any right or defend against any claim pertaining to Confidential Materials or their use, to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting), or if Employee receives a request to disclose all or any part of the information contained in the Confidential Materials under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting). Employee will deliver promptly to the Company on termination of the Term or at any other time Company may so request, at Company's expense, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to Company's and its Affiliates' business, which Employee obtained while employed by, or otherwise serving or acting on behalf of, Company, or which Employee may then possess or have under his control; provided, however, that Employee may maintain a copy of such documents to the extent necessary to assert any right or defend against any claim arising under this Agreement; provided further, that Employee shall promptly return such materials to the Company when it is no longer necessary for Employee to maintain such materials in accordance with the foregoing proviso.

         1.8 Indemnification. The Company shall indemnify Employee to the fullest extent allowed by applicable law. Without limiting the foregoing, Employee shall be entitled to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of the Company and any applicable Bylaws of any Affiliate, notwithstanding any future changes therein, and Employee shall also be entitled to the benefit of the Indemnification Agreement attached hereto as Exhibit "A" which shall be entered into between the Company and Employee concurrently with the execution of this Agreement. During the Term, Employee shall also be entitled to the protection of any insurance policies the Company or any of its Affiliates may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses whatsoever incurred or sustained by Employee or his legal representatives in connection with any action, suit or proceeding to which Employee (or his legal representatives or other successors) may be made a party by reason of Employee being or having been a director or officer of the Company or any of its Affiliates or Employee serving or having served any other enterprises as a director, officer or employee at the request of the Company.

2.       COMPENSATION; BENEFITS; EXPENSES.
         --------------------------------

         As compensation and consideration for all Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

         2.1 Fixed Annual Compensation. During the Term, the Company shall pay to Employee salary ("Fixed Annual Compensation") at the rate of $175,000 per annum for the first two Employment Years, $200,000 per annum for the third and fourth Employment Years and $225,000 per annum for the fifth Employment Year. Fixed Annual Compensation payable to Employee by the Company hereunder shall be paid at such times and in such amounts as the Company may designate in accordance with the Company's usual salary practices, but in no event less than once monthly.

         2.2 Annual Bonus. During each Employment Year during the Term, Employee shall be entitled to a bonus of $50,000 (the "Annual Bonus") payable to Employee in four equal installments of $12,500 with the first installment payable on the first day of the first full month of the Employment Year and the remaining installments paid each three months thereafter. During the Term, Employee shall also be entitled to such additional bonus, if any, as may be granted to Employee by the Company's Board of Directors (with Employee abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under this Agreement.

         2.3 Stock Options. During the Term, Employee shall be entitled to stock options ("Options"), if any, only if granted by the Board of Directors of the Company or appropriate committee of the Board of Directors of the Company.

         2.4 Employee Benefits. In addition to the foregoing, during the Term, the Company agrees as follows:

                  2.4.1 To provide Employee with an automobile allowance of $1,200 per month during the Term ("Automobile Benefits").

                  2.4.2 During the Term, to include Employee and his eligible dependents in any group hospital, surgical, officer's medical reimbursement and medical and dental benefit plans of Company which the Company maintains for the benefit of its general employees ("Health Insurance Benefits"); provided, however, that the Company shall not be obligated to provide Employee's eligible dependents any such Health Insurance Benefits which the Company is not also providing to the eligible dependents of its general employees.

                  2.4.3 Employee shall be entitled for each Employment Year during the Term to an aggregate of four weeks of vacation with full pay. Such vacation shall be taken at such time or times during the applicable year as may be determined by Employee subject to the Company's business needs ("Vacation Benefits"). Employee shall be entitled to accrue vacation (beginning with any vacation after December 31, 1995) and/or be paid therefor in accordance with the Company's policies with respect thereto applicable to the Company's general employees. Employee shall also be entitled for each Employment Year during the Term to take a leave of absence of up to five business days (with full pay) if required due to a serious illness in Employee's family.

                  2.4.4 Employee shall be entitled to reimbursement of all reasonable legal fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement up to a maximum aggregate amount of $5,000.

                  2.4.5 In addition to any life insurance benefits or insurance coverage provided to Employee through any group plan of the Company or its Affiliates, the Company during the Term shall provide Employee with life insurance (from a reputable and financially-sound carrier of national standing which is acceptable to Employee) providing the maximum amount of life insurance benefits to Employee that are available under a life insurance policy with an annual premium of $5,000 ("Life Insurance Benefits"). Employee shall be entitled to name the beneficiary or beneficiaries of such policy. The Company shall pay such annual premium of $5,000 directly to the insurance company; provided, however, that Employee reserves the right (either before or after the Company obtains such life insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. In the event of a payment on such policy during the Term, the Company will be paid its premium investment in such policy from the policy benefits. Employee may supplement or increase such insurance coverage by paying additional premiums in excess of the $5,000 annual premium to be paid by the Company. Upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such life insurance policy to Employee. Employee agrees that the Company may secure additional insurance on Employee's life for the benefit of the Company, and Employee shall cooperate with the Company (including taking such physical exams as an insurance carrier reasonably requests) in connection with obtaining such insurance.

                  2.4.6 In addition to any disability benefits or insurance coverage provided to Employee through any group disability plan of the Company or its Affiliates, as well as in addition to any social security or workers' compensation benefits provided to Employee, the Company during the Term shall provide Employee with disability insurance with one or more substantial carriers providing the maximum amount of disability benefits to Employee that are available under a disability policy with an annual premium of $2,500 ("Disability Insurance Benefits"). The Company shall pay such annual premium of $2,500 directly to the insurance company; provided, however, that Employee reserves the right (either before or after the Company obtains such disability insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. Employee may supplement or increase such insurance coverage by paying additional premiums in excess of the $2,500 annual premium to be paid by the Company. Upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such disability insurance policy to Employee.

         The foregoing Health Insurance Benefits, Automobile Benefits, Life Insurance Benefits, Disability Insurance Benefits, and Vacation Benefits shall be hereinafter referred to as "Special Benefits".

         2.5 Additional Benefits. Without limiting any other provision hereof, Employee shall be entitled to participate during the Term in any profit-sharing, pension, health, insurance or other plans (including 401(k) plans), benefits or policies available generally to the senior executive employees of Company and not duplicative of those provided herein on the terms determined by the Company in its sole and absolute discretion from time to time, and Employee will be entitled during the Term to reimbursement of his reasonable and customary business expenses (including first-class air travel) incurred on behalf of the Company or the Company's Affiliates and for which Employee makes an adequate accounting to the Company ("Additional Benefits"). The determination of the adequacy of the accounting of the foregoing expenses shall be within the reasonable discretion of the Company's independent certified accountants taking into consideration the substantive requirements of the Internal Revenue Code of 1986, as amended.

3.       TERMINATION.

         3.1      Termination by Company.

                  3.1.1 Employee Material Breach. The Company shall have the right, at its election, to terminate the Term, by written notice to Employee to that effect, only for "good cause" defined for this purpose to mean (i) material and repeated instances of misconduct or habitual failure to perform the Services, (ii) a single act so grievous as to constitute the equivalent of such repeated instances (including, without limitation, theft or misappropriation of the Company's assets), (iii) unauthorized disclosure of confidential information which is materially damaging to the Company, (iv) conviction of a felony involving a crime of moral turpitude, or (v) a material breach of any covenant, condition, agreement or term of this Agreement (each of (i) through (v) constituting an "Employee's Material Breach") and only if the Company shall have given written notice to Employee specifying the claimed cause or breach and, provided such breach is curable, Employee fails to correct the claimed breach or fails to alter the objectionable pattern of conduct specified in the applicable written notice as soon as practical thereafter but no later than thirty (30) days after receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach. However, in no event shall a material breach of the provisions of Sections 1.7 or 3.1(ii), (iii) or (iv) be subject to cure.

                  3.1.2 Effect of Termination by Company. Should the Term be terminated by the Company by reason of Employee's Material Breach, Employee shall have no right to any further Fixed Annual Compensation or Annual Bonus from and after termination, or to any Special Benefits or Additional Benefits accruing for the fiscal year of termination or thereafter, and all Options, if any, not then vested shall terminate.

         3.2      Termination by Employee.

                  3.2.1 Company's Material Breach. Employee shall have the right, at his election, to terminate the Term by written notice to the Company to that effect if the Company shall have failed to substantially comply with or perform a material condition or covenant of this Agreement ("Company's Material Breach"); provided that, if such breach is curable, termination for Company's Material Breach will not be effective until Employee shall have given written notice specifying the claimed breach and the Company fails to correct the claimed breach within thirty (30) days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach (but within ten business days, if the failure to perform is a failure to pay monies when due under the terms of this Agreement).

                  3.2.2 Effect of Termination by Employee. Subject to the provisions of Section 3.4 below, should Employee terminate the Term due to Company's Material Breach, Company shall, for the then remainder of the Term, pay to Employee or provide Employee with:

                              (i)         Employee's Fixed Annual Compensation,

                              (ii)        Annual Bonuses,

                              (iii)       Health Insurance Benefits,

                              (iv)        Life Insurance Benefits,

                              (v)         Disability Benefits, and

                              (vi)        Automobile Benefits.

In addition, all Options, if any, shall vest on the date of such termination. Employee shall also receive, through the date of termination, such Vacation Benefits accrued but unpaid through such date. All other benefits shall cease on the date of termination of employment.

                  Should Employee terminate the Term other than for Company's Material Breach, such termination shall be treated as a termination by the Company for Employee's Material Breach.

         3.3      Employee's Death or Disability.

                  3.3.1 Death. The Term shall immediately terminate upon Employee's death as certified in accordance with the provisions of California law ("Death").

                  3.3.2 Disability. As used herein, the term "Disability" shall have such meaning as set forth in the Company's disability policy in effect as of the date hereof. If there is no Company disability policy in effect on the date of a potential Disability, the term "disability" shall mean Employee becoming unable to perform the Services as a result of his permanent or temporary, total or partial, physical or mental disability. In such event, absent a Material Breach by Employee, Company shall not have the right (notwithstanding any other provision of this Agreement to the contrary) to terminate the Term due to Disability prior to the expiration of the Disability Period. As used herein, the term "Disability Period" shall mean the period commencing on the first day of the calendar month following the month during which such Disability occurs and ending on the first to occur of the following: (i) the expiration of the Term; (ii) if the Disability is continuous throughout the five consecutive months following the month during which the Disability occurs, then the last day of such fifth consecutive calendar month; and (iii) if the Disability is intermittent and shall exist throughout each of any twelve calendar months following the month during which the Disability occurs, then the last day of such twelfth calendar month.

                  3.3.3 Effect of Death or Disability.

                        (a) Fixed Annual Compensation, Special Benefits and Additional Benefits: Should the Term be terminated in accordance with the provisions of Sections 3.3.1 or 3.3.2 by reason of Employee's Death or Disability, Employee or his estate (as the case may be) shall have no right to any further Fixed Annual Compensation, any Annual Bonuses, any Special Benefits, any Additional Benefits or any other sums or benefits accruing to Employee hereunder after the date of termination; provided, however, that the Fixed Annual Compensation and installments of Annual Bonus otherwise payable during the Disability Period shall nevertheless be payable on the terms set forth herein to Employee as a disability benefit ("Disability Benefit") reduced on a dollar-for-dollar basis by any disability insurance proceeds actually received by Employee during the Disability Period with respect to such Disability. All disability insurance proceeds received by Employee after the Disability Period (or during the Disability Period but in excess of the Disability Benefit) shall be the sole property of Employee as governed by such insurance policy.

                              (b) Options:   All Options, if any, shall vest
on the date of termination by reason of Employee's Death or Disability, and Employee's estate shall be entitled to exercise all such Options by reason of Employee's Death as provided in the option agreement relating to such options.

         3.4 Mitigation. Employee agrees to attempt to mitigate the damages he may incur in the event of termination due to Company's Material Breach provided, however, that he shall not be required to accept employment not consistent with his stature and position in the entertainment industry. Employee agrees that if Employee furnishes his services for other engagements or employment after termination hereunder, fifty percent of the total compensation actually earned by Employee together with any other benefits earned by Employee shall reduce (on a dollar-for-dollar basis) any amounts and benefits which the Company would otherwise be required to pay or provide to Employee. By way of example, if Employee earns $100,000 after termination hereunder due to the Company's Material Breach, the amounts and benefits which the Company would otherwise be required to pay or provide to Employee hereunder would be reduced by $50,000. Employee agrees that he shall give written notice to the Company (promptly after accepting employment or furnishing his services after termination of his employment with the Company) of any amount earned (or to be earned) by Employee and any benefits provided (or to be provided) to Employee pursuant to his new employment arrangement. Employee's inability to mitigate due to Disability shall not be a breach hereof.

4.       GENERAL.

         4.1 Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between the provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation, Annual Bonuses or any other amount due Employee hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

         4.2 Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled, but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. Except as provided herein, the parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time. Employee acknowledges that Employee's performances and services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them particular value, the loss of which cannot be reasonably or adequately compensated in an action at law for damages and that a breach by Employee of the terms hereof (including, without limitation, Section 1.6 and Section 1.7) will cause the Company irreparable injury. Employee agrees that the Company is entitled to seek injunctive and other equitable relief to prevent a breach or threatened breach of this Agreement, which shall be in addition to any other rights or remedies to which the Company may be entitled.

         4.3 Attorneys' Fees and Costs. Subject to Section 4.11.4 hereof, in any action, suit or proceeding brought by any party hereto with respect to this Agreement, its subject matter or the actions, statements or conduct of any or each of the parties in the negotiation, execution or performance of this Agreement, the prevailing party shall be entitled to recover from the other parties all reasonable costs and expenses incurred in connection therewith, including but not limited to attorneys' fees, attorneys' costs and court costs.

         4.4 Notices. Any notice that the Company is required or may desire to give to Employee hereunder shall be in writing and may be served by delivering it to Employee, or by sending it to Employee by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day), or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the address set forth below, or such substitute address as Employee may from time to time designate by notice to the Company. Any notice that Employee is required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested, or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such other substitute address as the Company may from time to time designate by notice to Employee. Such notices by Employee shall be effective at the same times as specified in this Section 4.4 for notices by the Company.

                  The Company:         Overseas Filmgroup, Inc.
                                       8800 Sunset Boulevard
                                       Third Floor
                                       Los Angeles, California 90069
                                       Fax: (310) 855-0719

                  Employee:            William F. Lischak
                                       601 N. Sweetzer, Unit B
                                       Los Angeles, California 90048

                  with a copy to:      Michael Agusta
                                       Agusta & Ross
                                       6215 Myrtle Avenue
                                       Glendale, New York 11385
                                       Fax: (718) 366-6184

         4.5 Governing Law. Subject to Section 4.11 hereof, this Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

         4.6 Captions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         4.7 No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto.

         4.8 Assignability. Neither the Company nor Employee may assign this Agreement or any portion of its rights or obligations hereunder. This Agreement shall be fully effective and binding upon the successors in interest, assigns and Affiliates of the Company.

         4.9 Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

         4.10 Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

         4.11 Arbitration.

              4.11.1 Company and Employee each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this
Section 4.11. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Los Angeles, State of California, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of California or the United States and (b) any claim (i) that it or he is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or
(iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 4.11.

              4.11.2 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of California in and for the County of Los Angeles, to be conducted by means of a reference pursuant to California Code of Civil Procedure Section 6381(1). Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 4.4 hereof.

                  4.11.3 The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the film business, or the entertainment industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with California law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Los Angeles Superior Court in which all parties have appeared.

                  4.11.4 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with California law.

         4.12 Contractual Nomenclature. All references herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       OVERSEAS FILMGROUP, INC.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:



                                       -------------------------------------
                                                  William F. Lischak

                                  Exhibit "A"

         The officers of the Corporation will submit the following actions to the Board for its consideration (unless contemplated by the Annual Business Plan of the Corporation):

         (a) Any material amendments to the Annual Business Plan and quarterly updates.

         (b) The disposition of any asset or assets of the Corporation or any subsidiary of the Corporation with an aggregate fair market value in excess of $2,000,000; provided that the Corporation may dispose of distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (c) Any acquisition by the Corporation or any subsidiary of the Corporation of any business of another person, or any property, securities, rights or other assets in a transaction for a consideration in excess of $2,000,000; provided that the Corporation may acquire distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (d) The creation, incurrence, assumption or guaranty by the Corporation or any subsidiary of the Corporation of any indebtedness obligation or liability in excess of $2,000,000, except for (i) film financing incurred by the Corporation or by special purpose subsidiaries of the Corporation, (ii) bank financing used for general corporate purposes of the Corporation or its subsidiaries, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation (collectively, "Permitted Indebtedness").

         (e) The creation, incurrence, or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any subsidiary of the Corporation with respect to any property, capital stock or asset of the Corporation or any subsidiary of the Corporation, which secures payment of indebtedness of the Corporation in excess of $2,000,000, except (i) liens or pledges securing Permitted Indebtedness, (ii) liens or pledges encumbering film collateral necessary to secure film financing, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation.

         (f) Committing to finance in excess of $4,000,000 of the Uncovered Amount of the budgeted negative costs of any motion picture. For purposes hereof, the Uncovered Amount means the budgeted negative costs of any motion picture not to be financed by advances, guarantees, or bank or other third party financing commitments.

         (g) Committing to finance in excess of $3,000,000 of the distribution costs of any motion picture which are not being financed by other means.

         (h) The declaration or payment by the Corporation or any subsidiary of the Corporation (other than special purpose subsidiaries) of any dividend on any class of its common stock.

         (i) Any other investments, or series of investments, by the Corporation or any subsidiary of the Corporation in excess of $1,500,000 other than (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate obligations, (iv) repurchase agreements and reverse repurchase agreements, (v) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vi) any investment in subsidiaries of the Corporation, and (vii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business.

         (j) Raising additional debt or equity capital including material increases to existing bank facilities.

         (k) Granting any bonus in excess of $50,000 per grant to any employee or agent of, or consultant to the Corporation not required by any employment, consulting or other agreement.

                                                             EXHIBIT E







                             -------------------

                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

                             -------------------


                               __________, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                     Page

1.   Definitions......................................................  1

2.   Lock-Up..........................................................  2

     3.       Registration Rights.....................................  4
     3.1      Demands for Registration................................  4
     3.2      Company Registrations...................................  5
     3.3      Obligations of the Company..............................  6
     3.4      Furnish Information.....................................  8
     3.5      Expenses of Registrations...............................  8
     3.6      Indemnification.........................................  8
     3.7      Assignment of Registration Rights....................... 10
     3.8      "Market Stand-Off" Agreement............................ 11
     3.9      Underwriting Requirements............................... 12
     3.10     Reports Under Securities Exchange Act of 1934........... 12
     3.11     Limitations on Subsequent Registration Rights........... 13
     3.12     Termination of Registration Rights...................... 13

     4.       Miscellaneous........................................... 13
     4.1      Restrictive Legend...................................... 13
     4.2      Successors and Assigns.................................. 13
     4.3      Governing Law........................................... 14
     4.4      Counterparts............................................ 14
     4.5      Titles and Subtitles.................................... 14
     4.6      Notices................................................. 14
     4.7      Expenses................................................ 14
     4.8      Amendments and Waivers.................................. 14
     4.9      Severability............................................ 15
     4.10     Entire Agreement........................................ 15
     4.11     Specific Performance.................................... 15

                   LOCK-UP AND REGISTRATION RIGHTS AGREEMENT
                   -----------------------------------------

                  THIS LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the ______ day of ______, 1996, by and between Entertainment/Media Acquisition Corporation, a Delaware corporation (the "Company"), and each of Ellen Dinerman Little ("EDL"), Robert B. Little ("RBL") and William F. Lischak ("WFL") (each an "Overseas Stockholder" and, collectively, the "Overseas Stockholders").


                                   RECITALS
                                   --------

                  WHEREAS, the Company and the Overseas Stockholders are among the parties to an Agreement of Merger, dated July __, 1996 (the "Merger Agreement");

                  WHEREAS, as a material inducement to the Company's entering into the Merger Agreement and as a material inducement to the Overseas Stockholders' entering into the Merger Agreement, the Overseas Stockholders and the Company hereby agree that this Agreement shall govern the right of the Company to restrict the sale of the Merger Shares (as defined below) by the Overseas Stockholders for certain periods of time and the rights of the Overseas Stockholders to cause the Company to register the Merger Shares and certain other matters as set forth herein.

                  NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1.       Definitions.  For purposes of this Agreement:

                  (a) The term "Holder" means each of the Overseas Stockholders and any permitted assignee under Section 3.7 of this Agreement.

                  (b) The term "Merger Agreement" shall have the meaning set forth in the Preamble to this Agreement.

                  (c) The term "Merger Shares" means the 3,177,778 shares of Common Stock to be received by the Overseas Stockholders pursuant to the Merger Agreement;

                  (d) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as such may be amended from time to time (collectively, the "Act"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission;

                  (e) The term "Registrable Securities" means (1) the Merger Shares, and (2) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, pursuant to a stock split or in exchange for or in replacement of, the Merger Shares, excluding in all cases, however, any Registrable Securities which are sold, assigned or otherwise disposed of by a Holder in a transaction in which such Holder's rights under this Agreement are not assigned or assignable;

                  (f) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities; and

                  (g) Any capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in the Merger Agreement.

                  2.  Lock-Up.

                  (a) Subject to Section 2(b) below, each of the Overseas Stockholders covenants and agrees that such Overseas Stockholder will not, directly or indirectly, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose of any Merger Shares held by such Overseas Stockholder (such restrictions are hereinafter referred to as the "Lock-Up") for a period (the "Lock-Up Period") commencing on the date hereof and ending on the following dates (rounded to the nearest whole number of shares): (a) as to one-third of the Merger Shares held by such Overseas Stockholder, the Lock-Up will terminate on February 16, 1998, (b) as to one-half of the remaining Merger Shares held by such Overseas Stockholder, the Lock-Up will terminate on February 16, 1999, and (c) as to the balance of the Merger Shares held by such Overseas Stockholder, the Lock-Up will terminate on February 16, 2000.

                  (b) Notwithstanding Section 2(a):

                      (i) the Overseas Stockholders shall be entitled to transfer all or any portion of the Merger Shares during the Lock-Up Period for bona fide estate planning purposes, as charitable contributions and/or in connection with the bona fide pledge of Merger Shares, and the Merger Shares subject to the Lock-Up shall also be transferable by will and by the laws of intestacy; provided that in each such case, the transferee of such Merger Shares shall agree in writing to be bound by the terms of the Lock-Up with respect to such Merger Shares as a condition to such transfer;

                     (ii) the Lock-Up will terminate prior to the end of the Lock-Up Period immediately upon the happening of any of the following events:
(A) as to the Merger Shares owned beneficially in whole or in part by any Overseas Stockholder (or his or her permitted transferees pursuant to this Section 2) in the event that such Overseas Stockholder's employment with the Company is terminated Without Cause or is terminated by such Overseas Stockholder for Good Reason (as such terms are defined in the respective employment agreement between the Company and such Overseas Stockholder); and (B) as to ten percent (10%) of the Merger Shares subject to the Lock-Up in the event that both of EDL and RBL are deceased;

                           (iii)    WFL shall be permitted to transfer Merger
Shares held by him to EDL and/or RBL or their designees pursuant to any right of first refusal or repurchase agreement among such parties and EDL and RBL shall be permitted to transfer Merger Shares held by them to each other; provided that in any such case, the transferee or transferees shall agree in writing to be bound by the terms of the Lock-Up with respect to such Merger Shares as a condition to such transfer;

                           (iv)     the Lock-Up shall terminate prior to the
end of the Lock-Up Period as to (A) any Merger Shares that are surrendered for cancellation pursuant to Section 10.6 of the Merger Agreement, or (B) any Merger Shares surrendered for cancellation in payment upon the exercise of outstanding stock options held by EDL or RBL; and

                           (v)      if any Event of Default occurs under the
Security Agreement with respect to any Note under which an Overseas Stockholder is a payee, the Lock-Up shall immediately terminate as to a number of Merger Shares beneficially owned by such Overseas Stockholder (or his or her permitted transferee), either individually or jointly with another Overseas Stockholder (or such stockholder's permitted transferee), equal to
(A) the remaining amount of principal and interest due to such Overseas Stockholder under such Note, divided by (B) Current Market Price, which shall be the closing price of EMAC Common Stock on the trading day immediately following the date of such Event of Default. The closing price shall be the last reported sales price regular way (or, in case no such reported sale takes place on such day, the last reported sales price regular way for the next succeeding day for which such information is available shall be used), in each case on the principal national securities exchange or the Nasdaq National Market on which the shares of EMAC Common Stock are listed or admitted to trading, or if not listed or admitted to trading thereon, the average of the closing bid and asked prices of EMAC Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system, or if EMAC Common Stock is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported on the NASD Electronic Bulletin Board, or, if not reported on such Bulletin Board, in the "pink sheets" published by the National Quotation Bureau, Incorporated. If at any time EMAC Common Stock is not listed on any national securities exchange or quoted in the Nasdaq System or the over-the-counter market or reported on the NASD Electronic Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Incorporated, the Current Market Price on such day shall be the fair market value thereof reasonably determined in good faith by the members of the board of directors of EMAC, excluding the Overseas Stockholders, and reasonably agreed to in good faith by the Overseas Stockholders based upon such information and advice as they mutually consider appropriate.

                  3. Registration Rights. The Company covenants and agrees as follows:

                  3.1 Demands for Registration.

                  (a) If the Company shall receive, at any time on or after February 16, 1998 or such earlier date on which the Lock-Up terminates under
Section 2, a written demand from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least 250,000 shares of the Registrable Securities (such number to be appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events), then the Company shall, subject to the limitations specified in this Agreement, use its best efforts to effect within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which such Holders have demanded to have registered. The Company covenants and agrees to give written notice of its receipt of any written demand by any Holder(s) to all other Holders within ten days from the date of receipt of such notice.

                  (b) If the Holders initiating the registration demand (the "Initiating Holders") hereunder intend to distribute the Registrable Securities covered by their demand by means of an underwriting, such Initiating Holders shall so advise the Company as a part of their demand made pursuant to this Section 3.1. The underwriter will be selected by a majority in interest of the Initiating Holders; provided that such underwriter shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with the Company as provided in Section 3.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                  (c) The Company is obligated to effect only three (3) such registrations pursuant to this Section 3.1. A demand to effect a registration pursuant to this Section 3.1 may not be made if a demand pursuant to this
Section 3.1 was made within the preceding eighteen (18) months and the Company complied with the requirements of this Agreement with respect to such demand. Registration pursuant to this Section 3.1 shall not be deemed to have been effected and a demand not made; (i) unless a registration statement with respect thereto has become effective and the Company has complied with all covenants and agreements required by this Agreement to be performed by it in connection with such registration, (ii) if, after the registration statement has become effective, the offering is prevented by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court for any reason other than by reason of some wrongful act or omission of an Overseas Stockholder, (iii) if the conditions to closing agreed to by the Company specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied by reason of breach by the Company of its covenants contained therein, or (iv) if the number of

Registrable Shares included in such registration is less then 662/3% of the total number of shares of Common Stock included in such registration.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, such filing could reasonably be expected to have a material adverse effect on any plan or proposal by the Company with respect to any material transaction which the Company is at that time actively pursuing, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer the filing of such registration statement for a reasonable period not to exceed sixty (60) days after receipt of the request of the Initiating Holders.

                  (e) The registration statement filed pursuant to the demand of the Initiating Holders may include other securities of the Company (i) which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, (ii) which are held by officers and directors of the Company, or (iii) which are being offered for the account of the Company; provided that the percentage of Registrable Shares requested to be included in such registration by the Initiating Holders is not reduced or limited, without such Initiating Holders' consent, as a result of the inclusion of persons other than Initiating Holders below 662/3% of the total number of shares included in such registration; and provided, further, that the plan of distribution proposed by such other persons shall not be different from the plan of distribution proposed by the Initiating Holders.

                  3.2 Company Registrations. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) Common Stock or other securities under the Act (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 in connection with a merger transaction contemplated by Rule 145(a) or any successor form), the Company shall, at such time, promptly give each Holder written notice of such registration (but in no event shall such notice be delivered less than twenty days prior to the proposed date of such filing). Upon the written request of any Holder given within twenty (20) days after delivery of such notice in accordance with Section 4.6, the Company shall, subject to the provisions of Section 3.10, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered. The Company represents to each Holder that, as of the date of this Agreement, except for the Unit Purchase Option, there are no agreements which would prohibit the inclusion (subject to Underwriter cutbacks and resulting requirements of pro rata inclusion) of Registrable Securities in any registration by the Company, and the Company covenants and agrees not to enter into any such agreement so long as any of the Registrable Securities are outstanding.

                  3.3 Obligations of the Company. Whenever required under this
Section 3 to effect the registration of any Registrable Securities, the Company shall promptly and in accordance with any and all other time periods set forth herein:

                  (a) Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Securities (including such audited financial statements as may be required by the Act) and use its best efforts to cause such registration statement to become effective, and, upon the demand of Initiating Holders, keep such registration statement effective until the earlier of (i) the date which is one hundred and eighty (180) days after such registration statement first became effective or (ii) the date on which all of the Registrable Securities included in such registration statement are sold. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3.3(f), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.3(f), and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3(f) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(f).

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders whose Registrable Securities are covered by the Registration Statement and each underwriter, if any, such numbers of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by any Holder whose Registrable Securities are covered by the

Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder proposing to distribute Registrable Securities through such underwritten public offering shall also enter into and perform its obligations under such an agreement.

                  (f) Promptly notify the Holders whose Registrable Securities are covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and, at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  (g) Use its best efforts to furnish, at the request of the Holders whose Registrable Securities are covered by the Registration Statement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders whose Registrable Securities are covered by the Registration Statement and (ii) a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders whose Registrable Securities are covered by the Registration Statement.

                  (h) Cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed.

                  (i) Otherwise comply with all applicable rules and regulations of the Securities and Exchange Commission and applicable blue sky authorities.

                  3.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to effect a registration pursuant to this
Section 3 with respect to the Registrable Securities of a Holder whose Registrable Securities are covered by the Registration Statement that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  3.5 Expenses of Registrations. All expenses other than the underwriting discounts and commissions charged per share (for which each Holder shall be responsible with respect to the Registrable Securities being sold by such Holder) incurred in connection with registrations, filings or qualifications pursuant to this Section 3, including (without limitation) all registration, filing and qualification fees and expenses, printers' and accounting fees (including the expenses of any audits or comfort letter required by or incident thereto), fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Holders whose Registrable Securities are covered by the Registration Statement (which counsel shall be chosen by the OverSeas Stockholders) shall be borne by the Company. If the Initiating Holders elect to pay all the expenses in connection with a registration request withdrawn by the Initiating Holders other than by reason of the discovery or occurrence of material adverse information regarding the Company's results of operations, financial condition, business or properties or any material adverse event affecting the proposed registration (in which case such payment will not be required), then the Initiating Holders shall remain entitled to the number of registrations which they were entitled to pursuant to Section 3.1 prior to making such withdrawn registration request.

                  3.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder whose Registrable Securities are covered by the Registration Statement, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and each of their respective officers and directors, against any losses, claims, damages, expenses, or liabilities (joint or several) to which any of the foregoing may become subject under the Act or the 1934 Act, or any rule or regulation promulgated under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any State "blue sky" or securities law or any rule or regulation promulgated under the Act, the 1934 Act or any State "blue sky" or securities law; and the Company will also pay to such Holders, and each such underwriter or controlling person and any other person entitled to be indemnified pursuant to Section 3.6(a), any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished specifically for inclusion in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto by such Holders, or any such underwriter or controlling person.

                  (b) To the extent permitted by law, each Holder whose Registrable Securities are covered by the Registration Statement will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act or the 1934 Act or any rule or regulation promulgated under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder specifically for inclusion in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement thereto; and such Holder will pay any legal or other expenses reasonably incurred by any person entitled to be indemnified pursuant to this Section 3.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity and contribution agreement contained in this Section 3.6(b) and 3.6(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity or contribution under this Section 3.6 exceed the proceeds (net of any underwriting discounts and commissions) from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action (including any governmental action or proceeding), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified parties; provided, however, that an indemnified party, (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, and to participate in the defense of such action (subject to the right of counsel to the indemnifying party to assume and control such defense) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.6.

                  (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unenforceable as to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The rights accorded to any indemnified party shall be in addition to any rights that any indemnified party may have at law, by separate agreement, or otherwise.

                  (f) The obligations of the Company and Holders under this
Section 3.6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

                  3.7 Assignment of Registration Rights. Any heir or the estate of an Overseas Stockholder which acquires the Registrable Securities from such Overseas Stockholder by will or intestate succession shall be entitled to cause the Company to register Registrable Securities pursuant to this Section 3. Any Overseas Stockholder may sell, assign or transfer Registrable Securities to his or her spouse or children or to a trust established for the benefit of his or her spouse, children or himself or herself, and such transferee shall be entitled to cause the Company to register Registrable Securities pursuant to this Section 3, if, and only if, such transferee agrees in writing to be bound by the terms of this Agreement. In addition, the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such specified registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) a minimum of 100,000 (such number to be appropriately adjusted for stock splits, stock dividends, recapitalizations and similar events) of the Registrable Securities held by a Holder are transferred or assigned; provided, however, that if a transferee acquires Registrable Securities from a Holder in a transaction in which such securities are not subject to restrictions on transfer under the Act in the hands of the transferee, the registration rights set forth in Section 3 shall not be assignable to such transferee. In each such event and for purposes of this Agreement, the term "Holder" as used herein shall include all such heirs, such estate or such transferees.

                  3.8 "Market Stand-Off" Agreement. Each Overseas Stockholder hereby agrees that: (i) for a period of 180 days following the effective date of an underwritten registration statement of the Company filed under the Act, if requested by the underwriter of such Registrable Securities, but only on one occasion and not within six months of the expiration of a preceding "market standoff" period, and (ii) with respect to any other underwritten registration statement of the Company filed under the Act, for a period of 90 days following the effective date of such registration statement, but not within six months of the expiration of a preceding "market standoff" period, such Overseas Stockholder shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Common Stock, any securities of the Company that are of the class subject to such registration statement, or any securities that are convertible into such class of securities, held by it at any time during such period except (A) for any Common Stock or other securities included in such registration, (B) under the circumstances set forth in clauses (i) (other than pledges of Registrable Securities), and (iii) of Section 2 of this Agreement (provided the transferee agrees in writing to be subject to the provisions of this Section 3.8), (C) for the exercise of stock options held by such Overseas Stockholder, and (D) for a private placement of Registrable Securities pursuant to a written agreement executed by such Overseas Stockholder prior to the request by the underwriter(s) to such Overseas Stockholder for a market stand-off commitment; and each Overseas Stockholder agrees to enter into an agreement to such effect with such underwriter; provided, however, that all executive officers and directors of the Company enter into agreements that are at least as restrictive as the terms hereof.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Overseas Stockholders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  This Section 3.8 and the "market stand-off" agreement contained herein shall terminate on the eighth anniversary of the date of this Agreement; provided, however, that the 180-day market standoff shall not be available to the Company if the Overseas Stockholders own less than fifteen percent (15%) of the original number of Registrable Securities held by them.

                  3.9 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 3.2 to include any Holder's securities in such underwriting unless such Holder complies with the last sentence of Section 3.3(e) of this Agreement. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that, in the written opinion of the managing underwriters, when added to the securities being registered by the Company, will exceed the maximum amount of the Company's securities which can be marketed (a) at a price reasonably related to their then current market value, and (b) without materially and adversely affecting the entire offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

                  3.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

                  3.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration statement filed by the Company or (b) to make a demand registration unless such registration rights are subordinate to the registration rights granted to the Holders pursuant to this Agreement.

                  3.12 Termination of Registration Rights. The Holders shall not be entitled to exercise any piggyback registration right provided for in
Section 3.2 after eight (8) years following the date of this Agreement. The demand registration rights set forth in Section 3.1 shall terminate: (a) as to one demand registration, after eight (8) years following the date of this Agreement, (b) as to a second demand registration, after twelve (12) years following the date of this Agreement, and (c) as to the third demand registration after fifteen (15) years following the date of this Agreement.

                  4.   Miscellaneous.

                  4.1 Restrictive Legend. All certificates evidencing the Merger Shares shall have affixed thereto a legend substantially in the following form:

                           "The shares of stock represented by this certificate are subject to certain restrictions on transfer as set forth in a Lock-Up and Registration Rights Agreement by and among the registered owner of this certificate, the Company and another stockholder of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

The Company will promptly remove the foregoing legend from any Merger Shares upon termination of the Lock-Up related to such shares.

                  4.2 Successors and Assigns. Except as otherwise provided herein, and provided that the transfer or assignment is in accordance with the terms hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any permitted transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California without regard to principles of conflicts or choice of laws. Each of the parties hereto consents to the jurisdiction of, and confers exclusive jurisdiction on, any court or tribunal located in Los Angeles County, California (in the case of state courts) or the Central District of California (in the case of federal courts), over any action, suit or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, and agrees not to assert as a defense in any such action, suit or proceeding, any objection which he, she or it may now or hereafter have to venue of any such action, suit or proceeding brought in any court or tribunal located in Los Angeles County, California or the Central District of California and hereby irrevocably waives any claim that any such action, suit or proceeding brought in any such court or tribunal has been brought in an inconvenient forum.

                  4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Merger Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  4.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

                  4.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company (acting through its Board of Directors, with a majority of the directors not designated by the Overseas Stockholders approving such amendment or waiver) and (b)(i) in the case of Section 2, Overseas Stockholders holding a majority of the Merger Shares held by the Overseas Stockholders, (ii) in the case of
Section 3, the Holders of a
majority of the Registrable Securities then outstanding, and (iii) in the case of any material changes to the registration rights of the Overseas Stockholders, each of the Overseas Stockholders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

                  4.9 Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, ignored or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

                  4.10 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                  4.11 Specific Performance. The parties hereto acknowledge that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Lock-Up and Registration Rights Agreement as of the date first above written.


                                       ENTERTAINMENT/MEDIA ACQUISITION
                                       CORPORATION



                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:



                                       OVERSEAS STOCKHOLDERS:



                                       --------------------------------------
                                           Ellen Dinerman Little


                                       --------------------------------------
                                           Robert B. Little


                                       --------------------------------------
                                           William F. Lischak

                                                             EXHIBIT F

                           NON-COMPETITION AGREEMENT


         This Non-Competition Agreement is entered into as of _____________, 1996 among Ellen Dinerman Little ("Little"), Entertainment/Media Acquisition Corporation, a Delaware corporation ("EMAC"), and Overseas FilmGroup, Inc., a Delaware corporation ("OFG"). EMAC and OFG are hereinafter sometimes collectively referred to as the "Company."

         Company and Little are parties to the Agreement of Merger, dated as of ___________, 1996 (the "Merger Agreement"), pursuant to which OFG will be merged with EMAC.

         Little has developed substantial expertise and experience in the business conducted by OFG and has had access to proprietary and confidential business information relating to the business of OFG.

         To induce EMAC to enter into the Merger Agreement and protect the value to EMAC of OFG, which EMAC will own upon consummation of the acquisition contemplated by the Merger Agreement and the goodwill associated therewith, Little desires to enter into this Agreement and provide certain covenants to Company.

         The execution of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Definitions. For purposes of this Agreement and used herein, "Business" shall mean the material business and operations of OFG as engaged in by OFG immediately prior to the Closing Date, including, without limitation the development, production, and sale or distribution of feature length motion pictures for initial presentation in theatrical exhibition, as well as all forms of programming for initial presentation on in-home television, no matter how delivered or paid for (the "Business").

The Business is conducted throughout each of the counties in the State of California and the other States of the United States of America, and such other countries where the Company may be engaged in the Business (the "Territory"). Capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Merger Agreement. Effectiveness of this Agreement is conditioned upon consummation of the Merger in accordance with the Merger Agreement, and this Agreement shall be deemed to be of no force or effect if the Merger is not consummated. For purposes of this Agreement, "Employment Agreement" shall mean that certain Employment Agreement between Little and the Company of even date herewith, and "Confidential Materials," "Cause," "Good Reason" and "Services" shall have the same meanings given to such terms in the Employment Agreement.

Non-competition.

          For a period of five (5) years (unless earlier terminated as provided in subsection (c) below) (the "Term") commencing on the Closing Date, Little agrees that, except in the course of rendering the Services, she shall not at any time, directly or indirectly, within the Territory so long as Company continues to engage in a like business in the Territory:

                   own, manage, operate, control or be connected in any material manner with the ownership, management, operation or control of any person or entity, other than the Company, that engages in a business competitive with the Business (in either case, "Competitive Business"), which includes but is not limited to, acting as a director, officer, agent, employee, consultant, investor, independent contractor, partner or stockholder of a Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement;

                   i) engage in any activity which is in competition with the Business except such activities as may be specifically permitted by Section
1.4 of the Employment Agreement;

                   ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company and any customer or prospective customer (as evidenced by meaningful contacts with the Company), supplier, lessee or employee of


                                      2.

Company, or other party with whom Company has an advantageous business relationship, including without limitation the customers and suppliers of the Business prior to the Closing Date;

                   iii) solicit employment for or of employees of Company or induce any employee to leave the employ of Company;

                   iv) lend or allow her name or reputation to be used by or in connection with any Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement;

                   v) render material advice to or otherwise allow her skill, knowledge or experience to be used in a material manner in or by any Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement.

          Notwithstanding anything in this Section 2 to the contrary, nothing in this Agreement shall limit the right of Little to engage in the production of motion pictures; provided that any such activities are not in violation of
Section 3(b) hereof.

          a) If (i) Little's employment shall be terminated without "Cause," or for "Good Reason," or (ii) the Company shall have breached an obligation to pay money (and failed to cure any such monetary breach as provided in the applicable agreement) under that certain Note of even date herewith, in the case of (ii) at a time when Little (together with Little's spouse, trusts established by or for the benefit of Little or Little's spouse or other relatives, or other entities controlled by Little or Little's spouse) does not control a majority of the Board of Directors of the Company, then Little shall, upon such termination or breach, be released from the restrictions of this Agreement.

Trade Secrets; Confidential Information; Non-Solicitation in
Connection with Pending Projects.

          Except as permitted by Section 1.6 of the Employment Agreement or to the extent necessary to defend against any claim or assert any right under this Agreement, and provided that Little's employment shall not have been terminated without "Cause," or for "Good Reason," during the Term Little shall not


                                      3.

misuse, use for the benefit of any other person or entity, or disclose any Confidential Materials to anyone outside the Company and its Affiliates.

          Except as may be permitted under Section 1.4 of the Employment Agreement, during the Term (i) Little will not, or will not cause any other person or entity to wrongfully and without the permission of the Company, directly or indirectly, undertake to bid for, acquire or make properties or projects in which the Company or any of its subsidiaries has an ownership or other proprietary interest (i.e., an option, an exclusive negotiating right or similar position) (the "Projects"), and (ii) Little will not solicit or accept any business from, offer to render any services to, or agree to provide financing, or any other financial support, or otherwise engage or employ in any respect whatsoever any talent, creative personnel, producers, directors, writers, cinematographers or other similar parties in connection with their activities on such Projects.


Severable Covenants. The parties hereto intend that the covenants set forth in Sections 2 and 3 hereof shall be construed as separate covenants. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

Injunctive Relief. Little hereby acknowledges and agrees that any breach of or default under this Agreement will cause irreparable damage to Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Company may be entitled, Company shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 2 or 3 hereof.

Independent Agreements and Remedies.  This Agreement is in


                                      4.

addition to the Merger Agreement and Company's rights and remedies under this Agreement and under the Merger Agreement shall be independent, separate and distinct.

Cumulative Remedies; Waiver. To the extent permitted by law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Attorneys' Fees and Costs. In the event of any action for the breach of this Agreement or misrepresentation by any party in this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in connection with such action.

No Assignment. Neither this Agreement nor any rights or obligations under it are assignable, except that Company may assign its rights hereunder to any successor (by way of purchase of assets, stock, merger or similar acquisitive transaction) to substantially all of the operating assets of the Business and to its associated goodwill. This Agreement shall be binding upon and inure to the benefit of each party and its successors and such permitted assigns.

Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or governed by the law of the jurisdiction of organization of the respective parties.

Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

Amendments; Waivers. This Agreement may be amended only by an agreement in writing of all parties. No waiver of any provision


                                      5.

nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Counterparts. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other parties.

Headings. The descriptive headings of the Sections of this Agreement are for convenience only and do not constitute part of this Agreement.

Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by facsimile or electronic mail or (c) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:

         IF TO LITTLE, ADDRESSED TO:

         12309 Viewcrest Road
         Studio City, CA 91604
         (818) 760-2981 (Facsimile)

         WITH A COPY TO:

         John McHale, Esq.
         Gipson, Hoffman & Pancione
         1901 Avenue of the Stars, Suite 1100
         Los Angeles, CA 90067
         (310) 556-8945 (Facsimile)

         IF TO EMAC OR OFG:

         8800 Sunset Boulevard, Suite 302
         Los Angeles, CA 90069
         (310) 855-0719 (Facsimile)



                                      6.

         WITH A COPY TO:

         202 N. Canon, Suite 200
         Beverly Hills, CA 90210
         (310 276-0583

         AND TO:

         Rosenfeld, Meyer & Susman, LLP
         9601 Wilshire Boulevard, Suite 444
         Beverly Hills, California, 90210
         Attention: Mel Ziontz, Esq.
         (310) 271-6430 (Facsimile)

or such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number or address so specified in (or pursuant to) this Section 15 and an appropriate answerback or confirmation is received,
(ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

                                      7.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Non-Competition Agreement to be executed as of the day and year first above written.

                          ELLEN DINERMAN LITTLE


                       ------------------------------
                          Ellen Dinerman Little


                       ENTERTAINMENT/MEDIA ACQUISITION
                       CORPORATION


                       By: __________________________
                       Name: ________________________
                       Title: _______________________
                       ------------------------------


                       OVERSEAS FILMGROUP, INC.


                       By: __________________________
                       Name: ________________________
                       Title: _______________________


                                      8.

                                                             EXHIBIT F

                           NON-COMPETITION AGREEMENT


         This Non-Competition Agreement is entered into as of _____________, 1996 among Robert B. Little ("Little"), Entertainment/Media Acquisition Corporation, a Delaware corporation ("EMAC"), and Overseas FilmGroup, Inc., a Delaware corporation ("OFG"). EMAC and OFG are hereinafter sometimes collectively referred to as the "Company."

         Company and Little are parties to the Agreement of Merger, dated as of ___________, 1996 (the "Merger Agreement"), pursuant to which OFG will be merged with EMAC.

         Little has developed substantial expertise and experience in the business conducted by OFG and has had access to proprietary and confidential business information relating to the business of OFG.

         To induce EMAC to enter into the Merger Agreement and protect the value to EMAC of OFG, which EMAC will own upon consummation of the acquisition contemplated by the Merger Agreement and the goodwill associated therewith, Little desires to enter into this Agreement and provide certain covenants to Company.

         The execution of this Agreement is a condition to the consummation of the transactions contemplated by the Merger Agreement.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Definitions. For purposes of this Agreement and used herein, "Business" shall mean the material business and operations of OFG as engaged in by OFG immediately prior to the Closing Date, including, without limitation the development, production, and sale or distribution of feature length motion pictures for initial presentation in theatrical exhibition, as well as all forms of programming for initial presentation on in- home television, no matter how delivered or paid for (the "Business").

The Business is conducted throughout each of the counties in the State of California and the other States of the United States of America, and such other countries where the Company may be engaged in the Business (the "Territory"). Capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Merger Agreement. Effectiveness of this Agreement is conditioned upon consummation of the Merger in accordance with the Merger Agreement, and this Agreement shall be deemed to be of no force or effect if the Merger is not consummated. For purposes of this Agreement, "Employment Agreement" shall mean that certain Employment Agreement between Little and the Company of even date herewith, and "Confidential Materials," "Cause," "Good Reason" and "Services" shall have the same meanings given to such terms in the Employment Agreement.

Non-competition.

          For a period of five (5) years (unless earlier terminated as provided in subsection (c) below) (the "Term") commencing on the Closing Date, Little agrees that, except in the course of rendering the Services, he shall not at any time, directly or indirectly, within the Territory so long as Company continues to engage in a like business in the Territory:

              own, manage, operate, control or be connected in any material manner with the ownership, management, operation or control of any person or entity, other than the Company, that engages in a business competitive with the Business (in either case, "Competitive Business"), which includes but is not limited to, acting as a director, officer, agent, employee, consultant, investor, independent contractor, partner or stockholder of a Competitive Business, except such activities as may be specifically permitted by Section
1.4 of the Employment Agreement;

              i) engage in any activity which is in competition with the Business except such activities as may be specifically permitted by Section
1.4 of the Employment Agreement;

              ii)interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between Company and any customer or prospective customer (as evidenced by meaningful contacts with the Company), supplier, lessee or employee of

                                      2.

Company, or other party with whom Company has an advantageous business relationship, including without limitation the customers and suppliers of the Business prior to the Closing Date;

              iii) solicit employment for or of employees of Company or induce any employee to leave the employ of Company;

               iv) lend or allow his name or reputation to be used by or in connection with any Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement;

                v) render material advice to or otherwise allow his skill, knowledge or experience to be used in a material manner in or by any Competitive Business, except such activities as may be specifically permitted by Section 1.4 of the Employment Agreement.

          Notwithstanding anything in this Section 2 to the contrary, nothing in this Agreement shall limit the right of Little to engage in the production of motion pictures; provided that any such activities are not in violation of
Section 3(b) hereof.

          a)If (i) Little's employment shall be terminated without "Cause," or for "Good Reason," or (ii) the Company shall have breached an obligation to pay money (and failed to cure any such monetary breach as provided in the applicable agreement) under that certain Note of even date herewith, in the case of (ii) at a time when Little (together with Little's spouse, trusts established by or for the benefit of Little or Little's spouse or other relatives, or other entities controlled by Little or Little's spouse) does not control a majority of the Board of Directors of the Company, then Little shall, upon such termination or breach, be released from the restrictions of this Agreement.

Trade Secrets; Confidential Information; Non-Solicitation in Connection with Pending Projects.

          Except as permitted by Section 1.6 of the Employment Agreement or to the extent necessary to defend against any claim or assert any right under this Agreement, and provided that Little's employment shall not have been terminated without "Cause," or for "Good Reason," during the Term Little shall not misuse, use for the benefit of any other person or entity, or disclose any Confidential Materials to anyone outside the Company and its Affiliates.

          Except as may be permitted under Section 1.4 of the Employment Agreement, during the Term (i) Little will not, or will not cause any other person or entity to wrongfully and without the permission of the Company, directly or indirectly, undertake to bid for, acquire or make properties or projects in which the Company or any of its subsidiaries has an ownership or other proprietary interest (i.e., an option, an exclusive negotiating right or similar position) (the "Projects"), and (ii) Little will not solicit or accept any business from, offer to render any services to, or agree to provide financing, or any other financial support, or otherwise engage or employ in any respect whatsoever any talent, creative personnel, producers, directors, writers, cinematographers or other similar parties in connection with their activities on such Projects.


Severable Covenants. The parties hereto intend that the covenants set forth in Sections 2 and 3 hereof shall be construed as separate covenants. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made.

Injunctive Relief. Little hereby acknowledges and agrees that any breach of or default under this Agreement will cause irreparable damage to Company in an amount difficult to ascertain. Accordingly, in addition to any other relief to which Company may be entitled, Company shall be entitled, without proof of actual damages, to such injunctive relief as may be ordered by any court of competent jurisdiction including, but not limited to, an injunction restraining any violation of Section 2 or 3 hereof.

Independent Agreements and Remedies.  This Agreement is in

                                      4.

addition to the Merger Agreement and Company's rights and remedies under this Agreement and under the Merger Agreement shall be independent, separate and distinct.

Cumulative Remedies; Waiver. To the extent permitted by law, all rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Attorneys' Fees and Costs. In the event of any action for the breach of this Agreement or misrepresentation by any party in this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in connection with such action.

No Assignment. Neither this Agreement nor any rights or obligations under it are assignable, except that Company may assign its rights hereunder to any successor (by way of purchase of assets, stock, merger or similar acquisitive transaction) to substantially all of the operating assets of the Business and to its associated goodwill. This Agreement shall be binding upon and inure to the benefit of each party and its successors and such permitted assigns.

Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or governed by the law of the jurisdiction of organization of the respective parties.

Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

Amendments; Waivers. This Agreement may be amended only by an agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall


                                      5.

be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Counterparts. This Agreement may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party and delivered to the other parties.

Headings. The descriptive headings of the Sections of this Agreement are for convenience only and do not constitute part of this Agreement.

Notices. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by facsimile or electronic mail or (c) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:

         If to Little, addressed to:

         12309 Viewcrest Road
         Studio City, CA 91604
         (818) 760-2981 (Facsimile)

         With a copy to:

         John McHale, Esq.
         Gipson, Hoffman & Pancione
         1901 Avenue of the Stars, Suite 1100
         Los Angeles, CA 90067
         (310) 556-8945 (Facsimile)

         If to EMAC or OFG:

         8800 Sunset Boulevard, Suite 302
         Los Angeles, CA 90069
         (310) 855-0719 (Facsimile)



                                      6.

         With a copy to:

         202 N. Canon, Suite 200
         Beverly Hills, CA 90210
         (310 276-0583

         and to:

         Rosenfeld, Meyer & Susman, LLP
         9601 Wilshire Boulevard, Suite 444
         Beverly Hills, California, 90210
         Attention:                 Mel Ziontz, Esq.
         (310) 271-6430 (Facsimile)

or such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number or address so specified in (or pursuant to) this Section 15 and an appropriate answerback or confirmation is received,
(ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.



                                      7.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Non-Competition Agreement to be executed as of the day and year first above written.

                                       ROBERT B. LITTLE


                                       --------------------------------------
                                       Robert B. Little


                                       ENTERTAINMENT/MEDIA ACQUISITION
                                                    CORPORATION


                                       By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------


                                       --------------------------------------


                                       OVERSEAS FILMGROUP, INC.


                                        By:
                                          -----------------------------------

                                       Name:
                                            ---------------------------------

                                       Title:
                                             --------------------------------

                                      8.

                                                             EXHIBIT G

                            NONDISCLOSURE AGREEMENT


                  This agreement sets forth the mutual agreement between Entertainment/Media Acquisition Corporation ("EMAC") and Overseas Filmgroup, Inc. ("Overseas") regarding the disclosure of confidential information between the parties in connection with a potential acquisition by EMAC of Overseas, by merger or otherwise (the "Merger"). For the purpose of this agreement, references to the parties are to EMAC and Overseas and the references to a party shall be deemed to include the affiliates of such party.

                  It is mutually agreed and understood by and between the parties that in consideration of the mutual covenants contained herein, all trade secrets or confidential or proprietary information of a party (including, but not limited to, financial and operational information and including, in the case of Overseas, financial information, trade secrets or confidential or proprietary information of its stockholders)("Confidential Information") disclosed by such party (or the directors, stockholders, officers, employees, representatives, advisors or agents of such party) (collectively, "Representatives") to the other party or its Representatives shall be treated as confidential and shall be disclosed only to Representatives who need to know such Confidential Information for the purpose of evaluating the Merger. Each party agrees that it and its Representatives shall use the Confidential Information solely for the purposes of evaluating the Merger and not for any other purpose. Such Confidential Information shall not be disclosed to any third party or be utilized without the express prior written consent of the party who furnished the Confidential Information.

                  In addition, each party agrees that, without the prior written consent of the other, it and its Representatives will not disclose to any person the fact that information of the other party has been made available to it, that discussions or negotiations are taking place concerning the Merger or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless such disclosure is required by law and then only with as much prior written notice to the party who furnished the information as is practical under the circumstances and only to the extent required by law.

                  If the parties decide not to proceed with the proposed transaction, or at any time upon the request of either party for any reason, each party will and will cause its Representatives to promptly deliver to the party who furnished the Confidential Information all documents (and all copies thereof) furnished to it or its Representatives containing Confidential Information. Notwithstanding the return of Confidential Information, each party and its Representatives will continue to be bound by the obligations of confidentiality required by this letter.

                  The confidentiality obligations contained in this agreement shall not, however, apply to any information that (a) can be demonstrated to be in the public domain prior to its disclosure to the other party or its representatives, or (b) becomes part of the public domain not through any unauthorized act or omission on the part of the party to whom the disclosure is made (or its representatives or affiliates), or (c) is available or known to the party to whom the disclosure is made prior to the making of such disclosure, or (d) is lawfully obtained from a third party who has an unrestricted right to disclose the information. Confidential information may be disclosed to the extent necessary to comply with any applicable statute, constitution, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other governmental jurisdiction applicable to a party after giving prior written notice to the other party, or if a party receives a request to disclose any Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other governmental jurisdiction applicable to the party after giving prior written notice to the other party.

                  Each party agrees that, without limiting any other available remedies, each party shall be entitled to an injunction and other equitable relief in the event of any failure to comply with the provisions of this agreement by the other party or its Representatives. It is further understood and agreed that no failure or delay by any such party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. In addition to the liability that may accrue to the Representatives of either party hereto as a result of a breach of this agreement caused by their actions, each party agrees to be responsible for any breach of this agreement caused by its Representatives; provided, however, that in the event that such breaching Representative has agreed in writing to treat all Confidential Information confidentially in the same manner as set forth herein, the party for whom the breaching Representative serves shall not be responsible for the breach caused by such Representative.

                  Notwithstanding anything to the contrary contained herein, neither party shall issue any press release or announcement of or relating to the negotiation or execution of, or any terms, provisions or conditions of the Merger without the other party's prior approval of the content and timing of any such announcement or announcements.

                  Each party acknowledges that this is the entire agreement between them regarding the specific subject matter herein and that any further obligations regarding the potential Merger will be established by a separate written agreement. This letter agreement shall be governed by the laws of the State of California, regardless of the law of choice of law of that or any other jurisdiction.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

              , 1996
- ---------- ---




Entertainment/Media Acquisition Corporation



By:
   ------------------------------------
Title:
      ---------------------------------
Date:
     ----------------------------------


Overseas Filmgroup, Inc.


By:
   ------------------------------------
Title:
      ---------------------------------
Date:
     ----------------------------------

                                                             EXHIBIT H

                             EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of the [ ] day of [ ], 1996 between [RL/EL] ("Employee") and Overseas Filmgroup, Inc., a Delaware corporation (the "Company").

         WHEREAS, pursuant to an Agreement of Merger, dated as of [ ], 1996 (the "Merger Agreement") by and among Entertainment/Media Acquisition Corporation ("EMAC"), Overseas Filmgroup, Inc. (the "Disappearing Corporation"), Robert B. Little and Ellen Dinerman Little, the Disappearing Corporation has been merged with and into EMAC (the "Merger") with EMAC being the surviving corporation, which was renamed "Overseas Filmgroup, Inc." at the effective time of the Merger; and

         WHEREAS, Employee was [RL: Chairman of the Board and Chief Executive Officer; EL: President and Secretary] of the Disappearing Corporation, for numerous years; and

         WHEREAS, a condition to consummation of the Merger was that the Company, as the surviving corporation in the Merger, and Employee enter into this Agreement as of the date that the Merger becomes effective; and

         WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Term (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

1.       SERVICES.

         1.1 Employment. During the Term (as defined below), the Company hires Employee to perform such services as the Company may from time to time reasonably request consistent with Employee's position with the Company (as set forth in Section 1.5 hereof) and Employee's stature and experience in the motion picture industry (the "Services"). The Services and authority of Employee shall include management and supervision of (A) the general business, affairs, management and operations of the Company, (B) the distribution of motion pictures, and (C) other principal business activities of the Company and its Affiliates. For purposes of this Agreement, "Affiliates" shall mean, as to any person, any other person controlled by or under common control with (or, where applicable, controlling), directly or indirectly, such person; and "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof, or any other entity.

         1.2 Location. During the Term, Employee's Services shall be performed in Los Angeles, California or elsewhere in the western Metropolitan Los Angeles area. The parties, however, acknowledge and agree that the nature of Employee's duties hereunder may require domestic and international travel from time to time.

         1.3 Term. The term of Employee's employment under this Agreement (the "Term") shall commence at the effective time of the Merger on the date first written above (the "Effective Date") and shall end on [ ], 2001 unless sooner terminated in accordance with the provisions of this Agreement. For purposes of this Agreement, "Employment Year" shall mean each twelve month period during the Term commencing on [ ] and ending on [ ] of the following year.

         1.4 Exclusivity. During the Term, the Services shall be rendered on a full-time basis during normal working hours. During the Term, all Services of Employee shall be exclusive to the Company and its Affiliates. Notwithstanding anything to the contrary stated in this Agreement, Employee may acquire and/or retain, as an investment, and take customary actions (including the exercise or conversion of any securities or rights) to maintain and preserve Employee's ownership of any one or more of the following (provided such actions, other than passive investment activities, do not unreasonably interfere with Employee's Services hereunder): (i) securities of any corporation that are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that are publicly traded as long as Employee is not part of any control group of such corporation and, in the case of public corporations in competition with the Company, such securities do not constitute more than five percent of the voting power of that public company;
(ii) any securities of a partnership, trust, corporation or other person so long as Employee remains a passive investor in that entity and so long as such entity is not, directly or indirectly, in competition with the Company; (iii) securities or other interests now owned or controlled, in whole or in part, directly or indirectly, by Employee in any corporation or other person and which are identified on Schedule 1.4 hereto; and (iv) securities of the Company or any of its Affiliates. Nothing in this Agreement shall be deemed to prevent or restrict Employee's ownership interest in the Company and its Affiliates or Employee's ability to render charitable or community services. Any executive producer or similar producer fees earned by Employee from a third party during the Term in connection with the Services shall be assigned by Employee to the Company, and the Company shall fully indemnify Employee with respect to any and all taxes to be paid by Employee in connection therewith (i.e., Employee shall be placed in the same after-tax position that [he/she] would have been in had such fees not been paid to Employee). Nothing in this Agreement shall be deemed to restrict Employee's ability to render ongoing consultation to the entities listed on Schedule 1.4 hereto (provided such consultation does not unreasonably interfere with Employee's Services hereunder) or to receive consulting fees in connection therewith. Employee represents and warrants that through December 31, 1995 the aggregate amount of consulting fees earned by Employee from consultation services rendered to NEO Motion Pictures, Inc. (and to which Employee is entitled to be paid by such company) did not exceed $350,000.

         1.5      Power and Authority.

                  1.5.1 During the Term, Employee shall be a member and Co-Chairman of the Board of Directors of the Company (the "Board"), a member of the executive or supervisory committee (or comparable committee) (the "Executive Committee") of the Board, and Co-President and Co-Chief Executive Officer of the Company. During the Term, the only other Co-Chairman of the Board, Co-President, or Co-Chief Executive Officer of the Company shall be [RL/EL] (the "Co-Executive"). In the event that the Co-Executive ceases at any time during the Term to serve as Co-Chairman of the Board, Co-President or Co-Chief Executive Officer of the Company, (i) Employee shall become the sole Chairman of the Board, President or Chief Executive Officer, as applicable, (ii) Employee shall no longer share any such office and (iii) as applicable, all references herein to the joint authority of Employee and Co-Executive to make certain decisions and take certain actions shall thereafter be deemed to be references instead to the sole authority of Employee.

                  1.5.2 During the Term, all officers and employees of the Company shall report to, and only to, Employee and the Co-Executive (directly or through such channels as Employee and the Co- Executive shall designate). During the Term, there shall be no officer or employee of the Company whose title, position or authority with the Company is equal to Employee (other than the Co-Executive) or superior to that of Employee.

                  1.5.3 The Company may from time to time during the Term appoint Employee to one or more additional offices of the Company. Employee agrees to accept such offices if consistent with Employee's stature and experience and with the type of offices with the Company held by Employee. The Company shall not appoint the Co-Executive to any additional office without simultaneously offering Employee the identical office and title which, if Employee accepts such office, they shall hold as co-officers.

                  1.5.4 In addition to the other duties and authority of Employee set forth herein, Employee and the Co-Executive (and no other person without Employee's consent) shall have, subject to Section "V" of the Company's Operating Guidelines attached hereto as Exhibit "A," the sole and ultimate authority and responsibility to make all creative decisions for the Company with respect to all motion pictures financed, produced or distributed by the Company or its Affiliates. This authority shall include, without limitation, the creative decisions for acquiring and developing properties, attaching all creative elements, greenlighting films for acquisition, and approving the motion pictures or other properties to be financed or acquired by the Company, as well as by its Affiliates. In addition, Employee and the Co-Executive shall have sole authority and responsibility to make all employment decisions regarding Company personnel, including personnel of the Company's Affiliates.

         1.6 Confidentiality. Employee acknowledges that in furnishing
[his/her] Services to the Company, [he/she] will, through the Term, come into close contact (and through services provided to the Disappearing Corporation has come into close contact) with many confidential affairs of the Company, including confidential information about costs, profits, sales, pricing policies, operational methods, and other confidential information not readily available to the public (the "Confidential Materials"). In recognition of the foregoing, Employee covenants and agrees that Employee will not intentionally disclose any material Confidential Materials to anyone outside the Company and its Affiliates during the Term except in the course of rendering the Services or with the Company's written consent. For purposes of this Agreement, the term "Confidential Materials" does not include information which at the time of disclosure has previously been made generally available to the public by any means other than the wrongful act of Employee (or Employee's spouse) in violation of this Section 1.6. Employee may use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim arising under this Agreement, the Merger Agreement, the Overseas Filmgroup, Inc. 1996 Special Stock Option Plan and Agreement dated [ ], 1996 by and between [ ] (the "Option Agreement"), the Tax Reimbursement Agreement dated [ ], 1996 by and between [ ] (the "Tax Agreement"), the Lock-up and Registration Rights Agreement dated [ ], 1996 by and between [ ] (the "Registration Rights Agreement"), the Secured Promissory Note of the Company dated [ ] (the "Note"), the Security Agreement dated [ ], 1996 by and between
[ ] (the "Security Agreement"), the Stockholders Voting Agreement dated [ ] by and between [ ] (the "Stockholders Agreement"), and any other documents entered into pursuant to or contemplated by the foregoing (this Agreement, the Option Agreement, the Tax Agreement, the Registration Rights Agreement, the Note, the Security Agreement, the Stockholders Agreement and any other documents entered into pursuant to or contemplated by the foregoing are collectively referred to herein as the "Transaction Documents"). Employee may also use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim pertaining to Confidential Materials or their use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting), or if Employee receives a request to disclose all or any part of the information contained in the Confidential Materials under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting).

         1.7 Indemnification. The Company shall indemnify Employee to the fullest extent allowed by applicable law. Without limiting the foregoing, Employee shall be entitled to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of the Company and any applicable Bylaws of any Affiliate, notwithstanding any future changes therein, and Employee shall also be entitled to the benefit of the Indemnification Agreement attached hereto as Exhibit "B" which shall be entered into between the Company and Employee concurrently with the execution of this Agreement.

         1.8 Credits. With respect to any motion picture developed, distributed or financed, in whole or in part, by the Company or its Affiliates which is set for production during the Term, the Company shall accord presentation, producer or executive producer credit, the type of credit to be chosen at Employee's election, (and the Company shall direct its licensees, to the extent reasonable, to accord such credit) to Employee on screen on a separate card in the main titles and in paid advertising in which any other credit appears (other than award, congratulatory, nomination or personal appearance advertisements) in form and size to be determined by Employee consistent with custom and practice in the entertainment industry.

2.       COMPENSATION.

         As compensation and consideration for the Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

         2.1 Fixed Annual Compensation. The Company shall pay to Employee salary ("Fixed Annual Compensation") at the rate of $125,000 per annum. Fixed Annual Compensation payable to Employee by the Company hereunder shall be paid at such times and in such amounts as the Company may designate in accordance with the Company's usual salary practices, but in no event less than once monthly.

         2.2 Bonus. During each Employment Year during the Term, Employee shall be entitled to a bonus of $25,000 (the "Annual Bonus") if Employee attends at least one foreign festival, market or other similar event, including, without limitation, the Cannes Film Festival, the Berlin Film Festival, the Venice Film Festival, the "London Screenings," MIFED, MIP or MIPTV. The "Annual Bonus" shall be paid promptly after Employees' attendance at the applicable festival, market or other event. If in any Employment Year, Employee is prevented from earning the Annual Bonus due to illness or disability, Employee shall nevertheless be entitled to the full amount of the Annual Bonus for each such Employment Year. Employee shall also be entitled to such additional bonus, if any, as may be granted to Employee by the Company's Board of Directors (with Employee and Employee's spouse abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of [his/her] Services under this Agreement.

3.       EXPENSES; ADDITIONAL BENEFITS

         3.1 Vacation. During the Term, Employee shall be entitled for each Employment Year to an aggregate of four weeks of vacation with full pay. Employee shall be entitled to accrue vacation (beginning with any vacation after December 31, 1995) and/or be paid therefor in accordance with the Company's policies with respect thereto applicable to the Company's general employees.

         3.2 Employee Business Expense Reimbursement. Employee shall be entitled to reimbursement of all business expenses for which Employee makes an adequate accounting to the Company, including, without limitation, all expenses of a home office (consistent with the past practices of the Disappearing Corporation in connection with the reimbursement of home office expenses). The determination of the adequacy of the accounting of the foregoing expenses shall be within the reasonable discretion of the Company's independent certified accountants taking into consideration the substantiation requirements of the Internal Revenue Code of 1986, as amended (the "Code").

         3.3 Merger Expenses. Employee shall be entitled to reimbursement of all reasonable legal and accounting fees and expenses incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the transactions contemplated by each.

         3.4 Directors and Officers Liability Insurance. Employee shall be entitled to the protection of any insurance policies the Company or any of its Affiliates may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses whatsoever incurred or sustained by Employee or [his/her] legal representatives in connection with any action, suit or proceeding to which Employee (or [his/her] legal representatives or other successors) may be made a party by reason of Employee being or having been a director or officer of the Company or any of its Affiliates or Employee serving or having served any other enterprises as a director, officer or employee at the request of the Company. The Company shall provide and maintain at all times during the Term and for a period of six years thereafter such a directors and officers insurance policy covering Employee and [his/her] legal representatives, issued by a reputable and financially-sound insurance carrier of national standing which is acceptable to Employee, and providing coverage in the amount of at least $1,500,000.

         3.5 Life Insurance Policy. The Company shall provide Employee with a whole-life life insurance policy (from a reputable and financially-sound insurance carrier of national standing which is acceptable to Employee) for [his/her] benefit in the amount of not less than $1,000,000 (the "Life
Insurance Policy"). The Company agrees to make all premium payments under the Life Insurance Policy; provided, however, that Employee reserves the right (either before or after the Company obtains such life insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. Employee shall be entitled to name the beneficiary or beneficiaries of such policy and, upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such policy to Employee. Employee agrees that the Company may secure additional insurance on Employee's life for the benefit of the Company. Notwithstanding the foregoing, the Company agrees to make all premium payments under the $3,000,000 term life insurance policy described on Schedule 3.5 hereto during the term of such policy, and such payments shall be deemed to satisfy the requirements of this Section 3.5 during the term of such policy.

         3.6 Disability Insurance. In addition to any disability benefits or insurance coverage provided to Employee through any group disability plan of the Company or its Affiliates, as well as in addition to any social security or workers' compensation benefits provided to Employee, the Company shall provide Employee with disability insurance with one or more substantial carriers providing the maximum amount of disability benefits to Employee that are available under a disability policy with an annual premium of $5,000. The Company shall pay such annual premium of $5,000 directly to the insurance company; provided, however, that Employee reserves the right (either before or after the Company obtains such disability insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. Employee may supplement or increase such insurance coverage by paying additional premiums in excess of the $5,000 annual premium to be paid by the Company. Upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such disability insurance policy to Employee. Notwithstanding the foregoing, the $5,000 annual premium to be paid by the Company shall be increased by the amount of any disability insurance premiums to be paid by the Company pursuant to the Company's employment agreement with the Co-Executive but which are not utilized by the Co-Executive.

         3.7 Additional Benefits. In addition to the foregoing, Employee shall receive and continue to receive such additional benefits ("Additional Benefits") specified in this Section 3.7 and such additional and fringe benefits as [he/she] now enjoys. Such Additional Benefits to be received by Employee shall include without limitation (i) memberships (including initiation fees, annual dues and other recurring expenses) for fraternal and business organizations, country clubs, and any other clubs in an amount not to exceed $5,000 in each year of the Term, (ii) first-class air travel for all trips (domestic and foreign) made by Employee in connection with Employee's Services to the Company or its Affiliates, (iii) reimbursement of Employee's personal legal and accounting expenses (including the cost of a business manager) in an amount not to exceed $15,000 in each year of the Term plus reimbursement of the cost of preparation of the annual tax returns of Employee and [his/her] related entities in an amount not to exceed $5,000 in each year of the Term, (iv) customary health, medical and dental insurance for Employee and [his/her] spouse, and (v) an automobile of Employee's choice and reimbursement of all expenses incurred in connection with such automobile, including, without limitation, lease or purchase payments (which at Employee's election shall be made directly by the Company), taxes, fees, registration, insurance, gas, carphone, maintenance and repairs. The aggregate amount of the automobile lease or purchase payments hereunder shall not exceed $14,500 in any year of the Term. Employee shall retain title to such automobile upon expiration or earlier termination of the Term.

         3.8 Stock Option Plan and Agreement. Concurrently with the execution of this Agreement and in consideration for the execution thereof, Employee and the Company shall enter into the Overseas Filmgroup, Inc. 1996 Special Stock Option Plan and Agreement attached hereto as Exhibit "B" which represents a material inducement to Employee's willingness to enter into this Agreement.

         3.9 Other Agreements. Concurrently with the execution of this Agreement, Employee and the Company shall enter into the Registration Rights Agreement, Tax Agreement, Stockholders Agreement, Note, Security Agreement (and other Transaction Documents which have not been previously executed).

         3.10 General. Employee shall be entitled to participate in any profit-sharing, pension, health, insurance or other plans, benefits or policies (not duplicative of the benefits provided hereunder) available to the employees of the Company or its Affiliates on the terms generally applicable to such employees.

         3.11 No Reduction of Benefit or Payment. No payment or benefit made or provided under this Agreement shall be deemed to constitute payment to Employee or [his/her] legal representative or guardian in lieu of, or in reduction of, any benefit or payment under an insurance, pension or other benefit plan, and no payment under any such plan shall reduce any payment or benefit due under this Agreement except as set forth in Section 5.2.

4.       TERMINATION.

         If any of the events described in this Section 4 shall occur, Employee shall be entitled to the benefits provided in Section 5 hereof upon the subsequent termination of Employee's employment during the Term of Employment. As used in this Agreement, "Date of Termination" means (i) if employment is terminated for Disability (as defined in Section 4.1 below), thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of [his/her] duties on a full-time basis during such thirty (30) day period), and (ii) if employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of termination for "cause" pursuant to Section
4.2 shall not be less than thirty (30) days, and in the case of a termination for "Good Reason" pursuant to Section 4.3 shall not be more than thirty (30) days, respectively, from the date such Notice of Termination is given). If the Company acknowledges that it has terminated Employee other than for "Cause" (as hereinafter defined), the Date of Termination shall be the date upon which Employee receives payments due to [him/her] under Section 5.4(A)(i), (ii) and
(iii) hereof. "Notice of Termination" means a written notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         4.1 Employee Incapacity. If, as a result of Employee's incapacity because of physical or mental illness, Employee shall have been absent from [his/her] duties with the Company on a full-time basis for five consecutive months or for more than an aggregate of six months in any Employment Year, and within thirty days after written Notice of Termination is given [he/she] shall not have returned to the full-time performance of [his/her] duties, the Company may terminate Employee's employment for "Disability."

         4.2 Termination by the Company "For Cause." The Company may terminate Employee's employment only for Cause (solely as hereafter defined).
Termination by the Company of Employee's employment for "Cause" shall mean termination upon the willful and continued failure by Employee substantially to perform [his/her] material duties with the Company in good faith (other than any such failure resulting from [his/her] incapacity because of physical or mental illness or any such actual or anticipated failure resulting from [his/her] termination for Good Reason), after a demand for substantial performance is delivered to [him/her] by the Board that specifically identifies the manner in which the Board believes that Employee has not substantially performed [his/her] duties in good faith. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee written Notice of Termination and a copy of resolutions duly adopted by a majority of the authorized number of members of the Board (with Employee and Employee's spouse abstaining from such vote) at a meeting called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with [his/her] counsel, to be heard before the Board) finding that in the good faith opinion of the Board, (i) Employee was guilty of conduct set forth above in the second sentence of this Section 4.2 and specifying the particulars thereof in detail and (ii) Employee did not correct such conduct after the Board's demand for substantial performance and after the Employee was afforded a reasonable opportunity to do so.

         4.3 Employee's Termination for "Good Reason." Employee shall be entitled to terminate [his/her] employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the commission or omission of any of the following actions:

                  (A) the failure of the Company or any of its Affiliates to comply with or perform a material term, condition or covenant of, or other material breach by the Company or any of its Affiliates of or default (or Event of Default) by the Company or any of its Affiliates under, the Note, the Security Agreement, the Registration Rights Agreement, or the Tax Agreement;

                  (B) the assignment to Employee of any duties inconsistent in any material respect with [his/her] status set forth in Sections 1.1 and 1.5 hereof;

                  (C) a reduction by the Company in the Fixed Annual Compensation set forth in Section 2.1, or a reduction in the Annual Bonus set forth in Section 2.2.

                  (D) the failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed by [him/her] under any of the pension, retirement, dental, medical, health and accident plans in which [he/she] is presently entitled to participate (provided that the failure to provide any such benefits which individually and in the aggregate are immaterial shall not constitute Good Reason), or the taking of any action by the Company that would, directly or indirectly, materially reduce any of such benefits or deprive Employee of any fringe benefit presently enjoyed by [him/her] immediately prior to the Effective Date or to which Employee is entitled at any time after the Effective Date;

                  (E) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination; and for purposes of this Agreement, no such purported termination shall be effective;

                  (F) a Change in Control of the Company (as defined below);

                  (G) any fundamental change to the business of the Company effectuated without Employee's consent, so that the Company is no longer principally involved in the distribution of motion pictures.

         4.4 "Change in Control." For purposes of this Agreement, "Change in Control of the Company" means a change in control (except changes in control effected with the express consent of Employee or, during periods when there is a Co-Executive, the Co-Executive) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if the individuals designated by Employee to serve on the Board of Directors of the Company cease to constitute (when considered with Employee and, during periods when there is a Co-Executive, the Co-Executive) a majority thereof.

         4.5      Notice of Termination.

                  (A) Any purported termination of employment by Employee pursuant to Section 4.3 hereof shall be made, in addition to any other requirements that may be set forth herein, by giving Notice of Termination within six months of Employee receiving actual knowledge of the action set forth above giving rise to the right to terminate for Good Reason. The failure of Employee to give Notice of Termination within such period shall not be construed to prevent the giving of Notice of Termination upon the next occurrence of such action or upon the occurrence of another action set forth in Section
         4.3 hereof. The Company shall have 30 days after receipt of the Notice of Termination to cure the event giving rise to Employee's right to terminate for Good Reason (or, in the case of termination for Good Reason in accordance with Section 4.3(A), such other cure period expressly provided for in such Transaction Document); provided, however, the Company shall not have the right to cure the event if it is an event set forth in Section 4.3(F) or (G). Employee's right to terminate [his/her] employment pursuant to
         Section 4.3 hereof shall not be affected by [his/her] incapacity due to physical or mental illness.

                  (B) Any purported termination by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto.

5.       COMPENSATION UPON TERMINATION.

         5.1 Death of Employee. Upon the death of Employee ("Death"), the Company shall pay to Employee's estate (i) the Fixed Annual Compensation that would otherwise be payable to Employee hereunder to the end of the month in which such Death occurs, (ii) an amount equal to the product of two times the sum of (x) the aggregate Fixed Annual Compensation that [he/she] was entitled to receive pursuant to Section 2.1 hereof for the full Employment Year in which Death occurs plus (y) an amount equal to the Annual Bonus, and (iii) any amounts earned pursuant to the terms of this Agreement but unpaid at the time of Death. The payments specified in this Section 5.1 shall be paid as soon as practicable but in any event no later than one month after the date of Death. Upon such payments, the Company shall have no further liability or obligation hereunder to the deceased Employee's estate, [his/her] executors or administrators, [his/her] heirs or assigns or any other person claiming under or through [him/her].

         5.2 Disability of Employee. Upon the termination of Employee's employment as a result of [his/her] Disability, Employee shall be entitled to receive (i) an amount equal to the product of two times the sum of (x) the Fixed Annual Compensation that [he/she] was entitled to receive pursuant to
Section 2.1 hereof for the full Employment Year in which the effective date of termination for Disability hereunder occurs, plus (y) an amount equal to the Annual Bonus, and (ii) any amounts earned pursuant to the terms of this Agreement but unpaid at the Date of Termination. The payments specified in this Section 5.2 shall be paid as soon as practicable but in any event no later than one month after the Date of Termination.

                  Whenever compensation is payable to Employee hereunder during a time when Employee is partially or totally disabled and such disability (except for the provisions hereof) would entitle Employee to disability income or to salary continuation payments from the Company according to the terms of any plan now or hereafter provided by the Company or according to any policy of the Company in effect at the time of such disability, the compensation payable to Employee hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto. If disability income is payable directly to Employee by an insurance company under an insurance policy paid for by the Company, then any such disability income paid during the thirty
(30) months following the Date of Termination shall be considered to be part of the payments to be made by the Company pursuant to this Section 5.2, and not in addition thereto, and shall be paid to the Company, up to but not to exceed the amount of payments actually made by the Company pursuant to this Section 5.2. All disability income paid to Employee by said insurance company (i) during the thirty (30) months following the Date of Termination in excess of the payments actually made by the Company pursuant to this Section 5.2, and (ii) after thirty
(30) months following the Date of Termination shall be the sole property of Employee as governed by said insurance policy and shall not be required to be paid to the Company.

         5.3 Termination for Cause. If Employee's employment shall be terminated for Cause, the Company shall pay Employee [his/her] full Fixed Annual Compensation, whatever amounts that have become due and payable to Employee on or prior to the Date of Termination and other benefits to which Employee is entitled through the Date of Termination at the rate in effect at the time Notice of Termination is given. In addition, Employee shall receive an amount equal to the Annual Bonus for such Employment Year, prorated through the Date of Termination.

         5.4 Termination Other Than for Cause, Retirement, Death or Disability or For Good Reason.

                  (A) If Employee's employment by the Company shall be terminated (i) by the Company other than for Cause, Death or Disability or
(ii) by Employee for Good Reason, then Employee shall be entitled to the benefits provided below:

                              (i) The Company shall pay Employee, not later than the fifth day following the Date of Termination, a lump sum equal to 250% of the greater of (x) the aggregate of all Fixed Annual Compensation payments arising under Section 2.1 hereof to which Employee would otherwise have been entitled under this Agreement through the balance of the Term had Employee's employment not been so terminated or (y) an amount equal to the Fixed Annual Compensation and Annual Bonus for one full Employment Year.

                              (ii) The Company shall also pay Employee, not later than the fifth day following the Date of Termination, a lump sum equal to 250% of the aggregate of all Annual Bonuses to which Employee would otherwise have been entitled under this Agreement through the balance of the Term had Employee's employment not been so terminated (assuming for such purposes that Employee would have satisfied the attendance requirements set forth in Section 2.2).

                              (iii) Notwithstanding any provision of any benefit plan, the Company shall pay to Employee not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of (x) Annual Bonuses, if any, to which Employee has become entitled but has not yet been paid, (y) any additional compensation that the Board has approved for any period that has closed prior to the Date of Termination but has not yet been paid, and (z) a pro rata portion for the period through the Date of Termination of the aggregate value of all contingent awards, if any.

                  (B) If Employee's employment shall be terminated (i) by the Company other than for Cause, Death or Disability, or (ii) by Employee for Good Reason, then for the remaining period of the Term as set forth in Section
1.3 hereof (i.e., until [ ], 2001), the Company shall arrange to provide Employee with life, disability, accident and health insurance and all other benefits substantially similar to those which Employee is receiving immediately prior to the Notice of Termination. In addition, all stock options issued pursuant to the Option Agreement or otherwise shall become immediately exercisable upon Notice of Termination whether or not then vested.

                  (C) In the event that this Agreement expires by its terms on [ ], 2001, and the Term is not extended, the Company shall have no obligation to Employee and Employee shall have no obligation to the Company under this Agreement except as otherwise set forth herein.

         5.5 No Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits after the Date of Termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Employee by virtue of this Section 5 with respect to any rights, claims or damages that the Company or its Affiliates may have against Employee, including, without limitation, any claims by reason of any breach or alleged breach of this Agreement by Employee.

         5.6 Potential Excise Taxes. For purposes of this Section 5.6,
"Payment" shall mean any payment, benefit, compensation or transfer to Employee arising or resulting from or relating to (i) the termination of Employee's employment by the Company other than for Cause, Death or Disability, or (ii) the termination of Employee's employment by Employee for Good Reason, and shall include, without limitation, the benefits under Section
5.4 hereof. Should any Payment be subject to excise tax pursuant to Section
4999 of the Code or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to Employee such additional compensation as is necessary (after taking into account all Federal, state and local income taxes payable by Employee as a result of receipt of such compensation) to place Employee in the same after-tax position that [he/she] would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The Company shall pay such additional compensation upon the earlier of (i) the time at which the Company is required to withhold such excise tax for any payments to Employee or (ii) 30 days after Employee notifies the Company that Employee has filed a tax return that takes the position that such excise tax is due and payable in reliance on a written opinion of Employee's tax counsel that it is more likely than not that such excise tax is due and payable. If Employee makes any payment with respect to any such excise tax as a result of an adjustment to Employee's tax liability by any Federal, state or local authority, the Company will pay such additional compensation within 30 days after Employee notifies the Company of such payment. Without limiting the obligation of the Company hereunder, Employee agrees, in the event Employee makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company that would afford the Company the ability to contest the imposition of such excise tax; provided, however, that Employee will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that Employee reasonably determines that such contest is inconsistent with the overall tax interests of Employee. The Company agrees to hold in confidence and not to disclose, without Employee's prior written consents, any information with regard to Employee's tax position that the Company obtains pursuant to this Section 5.6.

6.       GENERAL.

         6.1 Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between the provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation, Annual Bonus or any other amount due Employee hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

         6.2 Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled, but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

         6.3 Attorneys' Fees and Costs. Subject to Section 6.12.4 hereof, in any action, suit or proceeding brought by any party hereto with respect to this Agreement, its subject matter or the actions, statements or conduct of any or each of the parties in the negotiation, execution or performance of this Agreement, the prevailing party shall be entitled to recover from the other parties all reasonable costs and expenses incurred in connection therewith, including but not limited to attorneys' fees, attorneys' costs and court costs.

         6.4 Notices. Any notice that the Company is required or may desire to give to Employee hereunder shall be in writing and may be served by delivering it to Employee, or by sending it to Employee by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day), or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the address set forth below, or such substitute address as Employee may from time to time designate by notice to the Company. Any notice that Employee is required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such other substitute address as the Company may from time to time designate by notice to Employee. Such notices by Employee shall be effective at the same times as specified in this Section 6.4 for notices by the Company.

                  The Company:

                  Employee:




                  with a copy to:




         6.5 Governing Law. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

         6.6 Captions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.7 No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto.

         6.8 Assignability. Employee may assign all or any portion of [his/her] rights to receive compensation hereunder to any corporation at least fifty percent (50%) of the capital stock of which is owned or controlled by Employee, to any other entity in which Employee owns or controls at least fifty percent of the total ownership interests, to trusts for the benefit of the family of Employee, to charitable trusts or to trusts for the benefit of any charitable purpose, or to any charity or non-profit organization. Notwithstanding any other provision hereof, Employee shall be permitted to establish loan-out companies to provide [his/her] services to the Company and assign this Agreement thereto, subject to the delivery by Employee of a customary personal adherence letter. The Company may not assign this Agreement or any portion of its rights or obligations hereunder. This Agreement shall be fully effective and binding upon the successors in interest, assigns and Affiliates of the Company.

         6.9 Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

         6.10 Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

         6.11 No Mitigation; No Offset. Without limiting any other provision hereof, the Company agrees that any income and other employment benefits received by Employee from any and all sources (other than as set forth in Section 5.2) before, during or after the expiration or termination of this Agreement for any reason shall in no way reduce or otherwise affect the Company's obligation to make payments and afford benefits hereunder. The Company shall have no right to offset against any payments or other benefits due to Employee under this Agreement the amount of any rights, claims or damages it or its Affiliates may have against Employee, including, without limitation, any claims by reason of any breach or alleged breach of this Agreement by Employee.

         6.12     Arbitration.

                  6.12.1 Company and Employee each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this
Section 6.12.1. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Los Angeles, State of California, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of California or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 6.12.

                  6.12.2 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of California in and for the County of Los Angeles, to be conducted by means of a reference pursuant to California Code of Civil Procedure Section 6381(1). Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 6.4 hereof.

                  6.12.3 The hearing before the referee shall be held within thirty (30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the film business, or the entertainment industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with California law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Los Angeles Superior Court in which all parties have appeared.

                  6.12.4 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with California law.

         6.13 Contractual Nomenclature. All references herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

         6.14 Publicity. Neither party shall issue any press release or announcement of or relating to the execution of, or any terms, provisions, or conditions contained in this Agreement without the other party's prior approval of the content and timing of any such announcement or announcements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      [  ]



                                      By: ___________________________________
                                          Name:
                                          Title:



                                      _______________________________________
                                      [  ]

                                  EXHIBIT "A"

         The officers of the Corporation will submit the following actions to the Board for its consideration (unless contemplated by the Annual Business Plan of the Corporation):

         (a) Any material amendments to the Annual Business Plan and quarterly updates.

         (b) The disposition of any asset or assets of the Corporation or any subsidiary of the Corporation with an aggregate fair market value in excess of $2,000,000; provided that the Corporation may dispose of distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (c) Any acquisition by the Corporation or any subsidiary of the Corporation of any business of another person, or any property, securities, rights or other assets in a transaction for a consideration in excess of $2,000,000; provided that the Corporation may acquire distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (d) The creation, incurrence, assumption or guaranty by the Corporation or any subsidiary of the Corporation of any indebtedness obligation or liability in excess of $2,000,000, except for (i) film financing incurred by the Corporation or by special purpose subsidiaries of the Corporation, (ii) bank financing used for general corporate purposes of the Corporation or its subsidiaries, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation (collectively, "Permitted Indebtedness").

         (e) The creation, incurrence, or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any subsidiary of the Corporation with respect to any property, capital stock or asset of the Corporation or any subsidiary of the Corporation, which secures payment of indebtedness of the Corporation in excess of $2,000,000, except (i) liens or pledges securing Permitted Indebtedness, (ii) liens or pledges encumbering film collateral necessary to secure film financing, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation.

         (f) Committing to finance in excess of $4,000,000 of the Uncovered Amount of the budgeted negative costs of any motion picture. For purposes hereof, the Uncovered Amount means the budgeted negative costs of any motion picture not to be financed by advances, guarantees, or bank or other third party financing commitments.

         (g) Committing to finance in excess of $3,000,000 of the distribution costs of any motion picture which are not being financed by other means.

         (h) The declaration or payment by the Corporation or any subsidiary of the Corporation (other than special purpose subsidiaries) of any dividend on any class of its common stock.

         (i) Any other investments, or series of investments, by the Corporation or any subsidiary of the Corporation in excess of $1,500,000 other than (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate obligations, (iv) repurchase agreements and reverse repurchase agreements, (v) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vi) any investment in subsidiaries of the Corporation, and (vii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business.

         (j) Raising additional debt or equity capital including material increases to existing bank facilities.

         (k) Granting any bonus in excess of $50,000 per grant to any employee or agent of, or consultant to the Corporation not required by any employment, consulting or other agreement.

                                                             EXHIBIT I

                        STOCKHOLDERS' VOTING AGREEMENT
                        ------------------------------

         This Stockholders' Voting Agreement (the "Agreement") is made and entered into as of this ____ day of ______, 1996, by and among Entertainment/Media Acquisition Corporation, a Delaware corporation (the "Company"), Ellen Dinerman Little ("EDL"), Robert B. Little ("RBL") (EDC and RDL are referred to collectively as the "Littles") and William F. Lischak (each of EDC, RDL and William F. Lischak are sometimes individually referred to herein as an "Overseas Stockholder" and collectively as the "Overseas Stockholders"), and Jeffrey A. Rochlis, Barbara Boyle, the Hoberman Family Trust Dated 9/18/92, John Hyde, Sparta Partners III and Stephen K. Bannon, Scot K. Vorse and Gary M. Stein, individually and as general partners of Sparta Partners III (each of Messrs. Bannon, Vorse, Rochlis, Hyde and Stein, and Ms. Boyle, the Hoberman Family Trust Dated 9/18/92, and Sparta Partners III are sometimes individually referred to herein as a "Founder" and collectively, the "Founders"). The Overseas Stockholders and the Founders are sometimes referred to in this Agreement collectively as the "Stockholders." Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement of Merger dated _________, 1996 among the Company, Overseas Filmgroup, Inc., Ellen Dinerman Little and Robert B. Little (the "Merger Agreement").

                                   Recitals:
                                   --------

         1. The Founders collectively own 500,000 shares of Common Stock of the Company, which constitutes approximately nineteen percent (19%) of the outstanding shares of Common Stock of the Company prior to the Merger; and will constitute approximately 8.7% of the outstanding shares of Common Stock of the Company following the Merger;

         2. Pursuant to the Merger Agreement, the Overseas Stockholders will acquire upon consummation of the Merger shares of Common Stock of the Company representing approximately fifty- five percent (55%) of the outstanding shares of Common Stock of the Company following the Merger;

         3. Pursuant to Section 7.7 of the Merger Agreement, the following number of designees will be proposed at the EMAC
Stockholders' Meeting for election as directors of the Company effective upon the consummation of the Merger: four (4) designees of the Overseas Stockholders; and three (3) designees of the Founders;

         4. The Company's Restated Certificate of Incorporation, as in effect upon consummation of the Merger, provides for a seven

(7) member staggered Board of Directors consisting of three (3) classes: two
(2) Class I directors whose terms shall expire at the 1997 annual meeting of stockholders, two (2) Class II directors whose terms shall expire at the 1998 annual meeting of stockholders and three (3) class III directors whose terms shall expire at the 1999 annual meeting of stockholders. Of the directors initially designated pursuant to Section 7.7 of the Merger Agreement, Robert
B. Little (a designee of the Littles) and Stephen K. Bannon (a designee of the Founders) are to be designated Class I directors; Ellen Dinerman Little (a designee of the Littles) and Scot K. Vorse (a designee of the Founders) are to be designated Class II directors; and William F. Lischak and [ ] (designees of the Littles) and one person to be designated by the Founders (a designee of the Founders) are to be designated Class III directors upon consummation of the Merger.

         5. The Overseas Stockholders and the Founders wish to establish certain rights and obligations of the parties hereto with respect to the management of the Company and certain other matters.

         6. The execution of this Agreement is a condition to the Closing under the Merger Agreement.

         In consideration of the mutual covenants contained herein and the consummation of the Merger, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Voting of Shares.

                  (a) It is the intent of the parties hereto and such parties shall use their best efforts such that the Board shall consist of seven (7) members, including four (4) designees of the Littles (the "Overseas Director Designees"), and three (3) designees of the Founders (the "Founder Director Designees").

                  (b) Subject to the provisions of the Restated Certificate and Bylaws, each Founder agrees to vote, or to use its best efforts to cause its Director Designees to vote, for the election of the Overseas Director Designees, and subject to the provisions of the Restated Certificate and Bylaws, each Overseas Stockholder agrees to vote, or to use its best efforts to cause its Director Designees to vote, for the election of the Founders Director Designees.

                  (c) In any and all elections of directors of the Company, beginning with the first election to be held after the meeting of stockholders of the Company at which the Merger Agreement is proposed to be approved, each Stockholder shall vote or cause to be voted all Shares (as defined in Section 8 below) owned by him, her or it, or over which he, she or it has voting control, and otherwise use his, her or its respective best efforts, so as to fix the number of directors of the Company at seven (7) and to elect (i) one (1) Class I director, one (1) Class II director and two (2) Class III directors designated by the Littles and (ii) one (1) Class I director, one (1) Class II director and one (1) Class III director designated by the Founders (by action of the holders of a majority of the Shares held by all Founders).

                  (d) The Company shall provide the Stockholders with 30 days' prior written notice of any intended mailing of a notice to stockholders for a meeting at which directors are to be elected (other than the EMAC Stockholders' Meeting). The Overseas Stockholders and the Founders shall give written notice to all other parties to this Agreement, no later than 20 days prior to such mailing, of the persons designated by the Overseas Stockholders and the Founders as nominees for election as directors; provided, that notice shall be deemed to have been given for this purpose (i) to the Founders, if given to Scot K. Vorse, and (ii) to the Overseas Stockholders, if given to Ellen Dinerman Little. The Company agrees to nominate and recommend for election as directors only the individuals designated, or to be designated, pursuant to Section 1(a). If the Overseas Stockholders or the Founders shall fail to give notice to the Company as provided above, it shall be deemed that the designees of the Overseas Stockholders or the Founders, as the case may be, then serving as directors shall be their designees for reelection.

                  (e) During the term of this Agreement, the Overseas Stockholders shall not vote to remove any director designated by the Founders and who is still entitled to be a director hereunder, and the Founders shall not vote to remove any director designated by the Overseas Stockholders and who is still entitled to be a director hereunder; provided, however, that as soon as practicable after the receipt of a written request from holders of a majority of the Shares held by all Overseas Stockholders to remove an Overseas Stockholders Designee, or from holders of a majority of the Shares held by all Founders to remove a Founders Designee, the other Stockholders agree to use their best efforts to take, or cause to be taken, all appropriate action to effect the removal and replacement of such Overseas Stockholders Designee or Founders Designee, as the case may be.

         2.       Representations and Warranties.  Each of the
Stockholders hereby represents and warrants to the other
Stockholders that:

                  (a) Such party has the requisite power and authority to enter into this Agreement;

                  (b) All acts, conditions and things required to be done, fulfilled and performed and (except as disclosed in writing by any of the parties to the others prior to the signing of this Agreement) all material consents, permissions, authorizations or other approval of, notice to, or registration with, any regulatory authority or other person required to be obtained or made, in order (i) to enable such party lawfully to enter into, exercise its rights under, and perform its obligations under this Agreement,
(ii) to ensure that the obligations of such party under this Agreement are legal, valid and enforceable, have been done, fulfilled, performed, taken, made or obtained, as applicable;

                  (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate, conflict with or result in the breach of any of the terms of, result in a modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (with notice or otherwise) a default under, any contract by which each such party, its assets, properties or business may be bound or subject; (ii) violate any order, judgment, injunction, award or decree of any regulatory authority against, or binding upon, such party or its assets, properties or business; or (iii) except as disclosed in writing by any of the parties to the others prior to the signing of this Agreement, violate any applicable law or regulation or any permit, license, franchise, registration or similar authorization with respect to, or binding upon, its assets, properties or business.

                  Each of the Founders represents and warrants to the Overseas Stockholders that he, she or it beneficially owns the shares of Common Stock and other securities of the Company as set forth on Schedule A attached hereto.

                  3. Quorum. Five of the seven authorized members of the Board of Directors shall constitute a quorum at meetings of the Board of Directors and, subject to Section 8, (i) at least three of whom shall be designees of Overseas and (ii) at least two of whom shall be designees of the Founders.

                  4. Undertaking; Condition Precedent. Each of the Stockholders undertakes and agrees to cause their respective Director Designees to vote in favor of a resolution of the Board implementing the provisions of Section 5 hereof.

                  5. Restrictions on Certain Actions. Each Stockholder agrees that the following actions and decisions to be taken by the Company (each a "Major Decision") shall require the affirmative vote of at least 75% of the authorized number of members of the Board of Directors of the Company.

                           (i) Any amendments to the Restated Certificate or the Bylaws which would alter (A) the voting rights of the holders of stock in the Company, (B) the number or classes of directors on the Board, or (C) the notice and quorum requirements for meetings of the Board or its Committees or of the shareholders of the Company;

                           (ii) Any merger or sale of all or substantially
                  all of the assets of the Company (other than in connection with the liquidation, dissolution or winding up of the Company);

                           (iii) The designation or issuance of any Preferred
                  Stock of the Company; or

                           (iv) Any amendments to the Operating Guidelines.

                  6. Restrictions on Solicitations. None of the Stockholders will, and each Stockholder will cause his, her or its affiliates not to: (a) except pursuant to this Agreement, make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote, or initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other person or entity to initiate any stockholder proposal, if such proxy or proposal relates to (i) the removal from office of one or more of the Company's directors who is not a designee of said Stockholder (or in William
F. Lischak's case, is not a designee of the Littles), other than in accordance with this Agreement, (ii) the proposal of a slate of directors different than that required by this Agreement or (iii) amending the Company's certificate of incorporation or bylaws in any way that would contravene this Agreement; or
(b) except pursuant to this Agreement or any agreement previously entered into by the Founders or Overseas Stockholder, form, join, in any way participate in, or encourage the formation of, a Group (as defined in the Securities Exchange Act) with respect to any voting securities of the Company to take any action prohibited by this section; or (c) in any way directly or indirectly, aid or abet or otherwise induce any person or entity to take any action prohibited by the foregoing.

                  7. Shares. "Shares" shall mean and include any and all shares of Common Stock and/or shares of capital stock of the Company, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include any shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends.

         8. Termination. This Agreement shall terminate on the earliest of:

                  (a) eight and one-half (8 1/2) years following the date of this Agreement; or

                  (b) as to the rights (but not the obligations) of the Founders under this Agreement, as follows: if the Founders cease to collectively own at least 175,000 Shares, they shall lose the right to designate one of their director designees and shall be entitled to designate only two directors; if the Founders cease to collectively own at least 125,000 Shares, they shall lose the right to designate an additional one of their director designees and shall be entitled to designate only one director; if the Founders cease to collectively own at least 20,000 Shares, they shall lose the right to designate an additional one of their director designees and shall not be entitled to designate any director; or

                  (c) as to the rights (but not the obligations) of the Overseas Stockholders, as follows: if the Overseas Stockholders cease to collectively own at least 794,444 Shares, they shall lose the right to designate two of their director designees and shall be entitled to designate only two directors; if the Overseas Stockholders cease to collectively own at least 20,000 Shares, they shall lose the right to designate an additional two of their director designees and shall not be entitled to designate any director; or

                  (d) the termination of employment of the Overseas Stockholders under their respective Employment Agreements, dated the date hereof, with the Company, whether such termination is with Cause, without Cause, for Good Reason, voluntary or otherwise.

         9. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked, except by written consent of all of the Stockholders.

         10. Restrictive Legend. All certificates representing Shares owned or hereafter acquired by the Stockholders or any transferee of the Stockholders bound by this Agreement shall have affixed thereto a legend substantially in the following form:

         "The shares of stock represented by this certificate are subject to certain voting agreements as set forth in a Stockholders' Voting Agreement by and among the registered owner of this certificate, the Company and certain other stockholders of the Company, a copy of which is available for inspection at the offices of the Secretary of the Company."

         11. Transfers of Rights. The rights and obligations under this Agreement shall be transferable to any transferee of Shares from a Stockholder, only if such transferee is a controlled Affiliate (other than by virtue of being an officer or director of such stockholder or transferee) of such Stockholder (or, in addition, in the case of the Overseas Stockholders, such transfer is made by the Overseas Stockholders for bona fide estate planning purposes) and only if such transferee agrees in writing to be bound by the terms and conditions of this Agreement. Any person or entity that acquires Sparta Partners III, or any interest therein, shall be deemed to be a transferee for purposes of this Section 11, and Sparta Partners III and such transferee shall be entitled to the rights and obligations under this Agreement only if such transferee is a controlled Affiliate (other than by virtue of being an officer or director of such stockholder or transferee) of Sparta Partners III and only if such transferee agrees in writing to be bound by the terms and conditions of this Agreement.

         12.      General.

                  (a) Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provisions held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable; provided, however, that if the obligations under Section 1 or 6 of this Agreement of either (x) Founders holding at least 175,000 Shares or
(y) Overseas Stockholders holding at least 794,444 Shares shall be deemed to be invalid, void or unenforceable, then the obligations of the remaining parties to this Agreement shall terminate.

                  (b) Specific Performance. In addition to any and all other remedies that may be available at law, in equity or otherwise in the event of any breach of this Agreement, each Overseas Stockholder shall be entitled to specific performance of the agreements and obligations of the Company and the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

                  (c) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware regardless of the law of choice of law of that or any other jurisdiction. Each party irrevocably agrees that any suit, action, or other legal proceeding arising from or relating to this Agreement shall be brought in the courts of the State of California or the United States of America located in Los Angeles County.

                  (d) Further Assurances. The Stockholders agree to execute and deliver all documents and instruments and to do all thing necessary to give effect to the provisions of this Agreement.

                  (e) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, mailed by first class certified or registered mail, return receipt requested, postage prepaid, or by overnight courier capable of a verified receipt:

         If to the Company, or the Founders at Entertainment/Media Acquisition Corporation, c/o Bannon & Co., Inc., 202 North Canon Drive, Beverly Hills, CA 90210, Attention: Scot K. Vorse, Vice President-Finance, Treasurer and Secretary, Telephone (310) 276- 3555, Fax (310) 276-0583, or at such other address or addresses as may have been furnished in writing by the Company to the Overseas Stockholders, with copies to Brobeck, Phleger & Harrison LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention: Ellen B. Corenswet, Telephone (212) 237-2526, Fax (212) 586-7878, and Rosenfeld, Meyer & Susman, 9601 Wilshire Blvd., 4th Floor, Beverly Hills, CA 90210, Attention:
P. John Burke, Telephone (310) 246-3228, Fax (310) 271-6430;

         If to the Overseas Stockholders, at Overseas FilmGroup, Inc., 8800 Sunset Boulevard, Los Angeles, CA 90069, Attention: Ellen or Robert Little, Telephone (310) 855-1199, Fax (310) 855- 0849, or at such other address or addresses as may have been furnished to the Company in writing by such Overseas Stockholder, with a copy to Gipson, Hoffman & Pancione, 1901 Avenue of the Stars, Suite 1100, Los Angeles, CA 90067, Attention: John McHale, Telephone (310) 557-8815, Fax (310) 556-8945; or

         Notices provided in accordance with this Section 8 shall be deemed delivered upon personal delivery, the next business day if sent by overnight courier, or four business days after deposit in the U.S. mail.

                  (f) Complete Agreement; Amendments. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. No amendment, modification or termination of any provision of this Agreement shall be valid unless in writing and signed by the Company, the holders of a majority of the voting power of the Shares then held by all Founders and the holders of a majority of the voting power of the Shares then held by all Overseas Stockholders.

                  (g) Pronouns. Whenever the content may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

                  (i) Captions. Captions of sections have been added only for convenience and shall not be deemed to be a part of this Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.


                                       COMPANY:

                                       ENTERTAINMENT/MEDIA ACQUISITION
                                       CORPORATION


                                       By:
                                          -----------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                       OVERSEAS STOCKHOLDERS:


                                       --------------------------------------
                                                Ellen Dinerman Little


                                       --------------------------------------
                                                Robert B. Little


                                       FOUNDERS:


                                       --------------------------------------
                                                Jeffrey A. Rochlis


                                       --------------------------------------
                                                Barbara Boyle


                                       --------------------------------------
                                                Hoberman Family Trust Dated
                                                9/18/92, Bernard G. Hoberman
                                                and Jacklyn A. Hoberman, as
                                                Trustees


                                       --------------------------------------
                                                John Hyde

                                       --------------------------------------
                                                Stephen K. Bannon


                                       --------------------------------------
                                                Scot K. Vorse


                                       --------------------------------------
                                                Gary M. Stein


                                       SPARTA PARTNERS III

                                       By:
                                          -----------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------

                                                             EXHIBIT J

                          TAX REIMBURSEMENT AGREEMENT


         THIS TAX REIMBURSEMENT AGREEMENT ("Agreement") is made as of this [ ]
day of [          ], 1996 between:

                  Robert B. Little ("RBL"), Ellen Dinerman Little ("EDL") and William F. Lischak ("WFL"), (RBL, EDL and WFL are collectively referred to herein as the "Indemnitees");

                  and

                  Overseas Filmgroup, Inc., a Delaware corporation (previously known as Entertainment/Media Acquisition Corporation) with its principal place of business in Los Angeles (the "Company").

         This Agreement is made with reference to the following facts:

         A. Entertainment/Media Acquisition Corporation ("EMAC"), Overseas Filmgroup, Inc. (the "Disappearing Corporation") and certain other parties have entered into an Agreement and Plan of Merger dated July __, 1996 (the "Merger Agreement") pursuant to which the Disappearing Corporation has, as of the date hereof, merged (the "Merger") with and into EMAC, the name of which has been changed to "Overseas Filmgroup, Inc." Immediately upon the effective date of the Merger (the "Merger Date"), the corporate existence of the Disappearing Corporation ceased.

         B. Through the period ending on the date hereof, Indemnitees or some of them owned all of the issued and outstanding stock of the Disappearing Corporation.

         C. For the period from January 1, 1989, elections were made by RBL, EDL and the Disappearing Corporation under Subchapter S of the United States Internal Revenue Code of 1986, as amended (the "Code") with the result that Indemnitees have been and will be required to include in their taxable income the annual net income and other items of the Disappearing Corporation, and to claim the annual net losses, tax credits and other items of the Disappearing Corporation, in their individual income tax returns for the taxable periods of the Disappearing Corporation through the Merger Date. Further, the Disappearing Corporation has not been subject to federal income tax liability for the taxable income of the Disappearing Corporation for the taxable periods beginning on January 1, 1989 and ending on the Merger Date. All of the taxable periods of the Disappearing Corporation beginning on January 1, 1989 and ending prior to the Merger Date are referred to herein as the "S Corporation Years."

         D. The Company owns all of the outstanding stock of certain corporations, and therefore cannot make an election under Subchapter S of the Code. The Company's and its wholly owned subsidiaries' net income or losses (which will include the net income or losses from the business and assets of the Disappearing Corporation which were transferred to the Company pursuant to the Merger) will be subject to the federal corporate income tax or the net operating loss carry forward rules, as the case may be.

         E. Gross income not reported in federal income tax returns filed by the Disappearing Corporation for S Corporation Years (because the Disappearing Corporation believed such gross income would be reportable in taxable periods after the Merger Date) may be determined for federal income tax purposes to be gross income of the Disappearing Corporation reportable in S Corporation Years (an "Income Adjustment"). Further, deductions reported in the federal income tax returns filed by the Disappearing Corporation for S Corporation Years may be determined for federal income tax purposes not to be deductions of the Disappearing Corporation reportable in S Corporation Years because such deductions are reportable in a taxable period after the Merger Date (a "Deduction Adjustment"). Finally, federal income tax credits reported in the federal income tax returns filed by the Disappearing Corporation for S Corporation Years may be determined for federal income tax purposes not to be creditable by the Disappearing Corporation in S Corporation Years because such credits are reportable in a taxable period after the Merger Date (a "Credit Adjustment"). Income Adjustments, Deduction Adjustments and Credit Adjustments are collectively referred to herein as "Adjustments."

         F. It is in the best interests of the Indemnitees and the Company to agree to the tax reimbursement provisions herein in order to provide for an allocation of the tax costs associated with the Adjustments and certain other tax liabilities.

         NOW, THEREFORE, in reliance on the foregoing facts and the mutual undertakings herein, the parties hereto agree as follows:

         1. Within ten business days after a final determination by the Internal Revenue Service ("IRS") or the courts, which decision is not appealable or is not appealed within the permitted time period for such an appeal, a closing agreement pursuant to Section 7121 of the Code, or the filing of an amended federal income tax return with respect to the Disappearing Corporation (a "Determination") which Determination results in an Adjustment relating to an S Corporation Year, the Company shall pay to each Indemnitee an amount for such S Corporation Year equal to:

         (a) the sum of:

                  (i) the increase in the taxable income of the Indemnitee as a result of the combined Income and Deduction Adjustments for such S Corporation Year multiplied by the maximum federal corporate income tax rate in effect for the taxable year in which the Determination is made, if any, plus

                  (ii) the reduction in the tax credits of the Indemnitee as a result of the Credit Adjustment, if any, plus

                  (iii) any federal tax penalties related to such Adjustments, if any, plus

                  (iv) interest on the net amount set forth in Sections 1(a)(i), 1(a)(ii) and 1(a)(iii) immediately above imposed pursuant to Section 6621(a)(1) of the Code, calculated up to the date of payment of all amounts due under this Section 1, if any, which sum shall be divided by

         (b) the result of:

                  (i) one, minus

                  (ii) the sum of the maximum federal individual income tax rate and maximum California individual income tax rate (after taking into account any federal income tax benefit for California income taxes) for the taxable year in which the payment is made.

The Company shall be obligated to make a payment under this Section 1 with respect to an Adjustment only to the extent that it is reasonable to expect that such Adjustment will result in an increase in the deductions or tax credits of the Company or a decrease in the gross income of the Company in a taxable period ending after the Merger Date.

         2. In the event of a Determination which results in an increase in the taxable income of the Disappearing Corporation or a reduction in the deductions or tax credits of the Disappearing Corporation for an S Corporation Year, but which Determination is not covered by Section 1, the Company shall pay to each Indemnitee an amount for such S Corporation Year equal to:

         (a) the sum of:

                  (i) the increase in the taxable income of the Indemnitee as a result of all such Determinations for such S Corporation Year multiplied by the maximum federal corporate income tax rate in effect for the taxable year in which the Determination is made, if any, plus

                  (ii) the reduction in the tax credits of the Indemnitee as a result of all such Determinations for such S Corporation Year, if any, plus

                  (iii) any federal tax penalties related thereto, if any, plus

                  (iv) interest on the net amount set forth in Sections 2(a)(i), 2(a)(ii) and 2(a)(iii) immediately above which is imposed pursuant to Section 6621(a)(1) of the Code, if any,

         which sum shall be divided by

         (b) the result of:

                  (i) one, minus

                  (ii) the sum of the maximum federal individual income tax rate and maximum California individual income tax rate (after taking into account any federal income tax benefit for California income taxes) for the taxable year in which the payment is made.

         3.       Notwithstanding anything herein to the contrary,

         (a) the cumulative amounts paid as a result of the increase in the sum set forth in Section 1(a) by the division of such sum by the fraction set forth in Section 1(b), plus

         (b)      the cumulative amounts paid under Section 2, plus

         (c)      the cumulative amounts set forth in Section 8(c) below.

shall not exceed the amount of the Non-Film Library Threshold Amount (as defined in Section 10.2 of the Merger Agreement) with the Non-Film Library Threshold Amount being determined at such time as payments are made under
Section 1, Section 2 or Section 8(c) herein.

         4. Within ten business days after the filing of the Disappearing Corporation's federal income tax return on Form 1120S for the taxable period beginning January 1, 1996 and ending on the Merger Date, the Company shall pay to RBL and EDL an amount equal to:

         (a) the Net Taxable Income (defined below) of the Disappearing Corporation allocable to RBL and EDL for such taxable period plus the total wages paid to RBL and EDL for such taxable period, multiplied by

         (b) the maximum federal individual income tax rate in effect for such taxable year, which product of Sections 4(a) and 4(b) shall be reduced by

         (c) any federal income tax credits of the Disappearing Corporation allocable to RBL and EDL for such taxable period, which amount shall further be reduced by

         (d) the total federal income tax withheld by the Disappearing Corporation with respect to the total wages paid to RBL and EDL for such taxable period.

For purposes of this Agreement, Net Taxable Income means the sum of the ordinary income from trade or business, plus each item of separately stated income, and minus each item of separately stated loss and deduction, all as set forth on Schedule K-1 of the Disappearing Corporation's federal income tax return.

         5. Within ten business days after the filing of the Disappearing Corporation's federal income tax return on Form 1120S for the taxable period beginning January 1, 1996 and ending on the Merger Date, the Company shall pay to WFL an amount equal to:

         (a) the Net Taxable Income of the Disappearing Corporation allocable to WFL for such taxable period, multiplied by

         (b) the maximum federal individual income tax rate in effect for such taxable year, which product of Sections 5(a) and 5(b) shall be reduced by

         (c) any federal income tax credits of the Disappearing Corporation allocable to such Indemnitee for such taxable period.

         6. Indemnitees shall prepare and file the federal income tax return for the Disappearing Corporation for such period, subject to the Company's prior review and approval (which approval may not be unreasonably withheld), and on a basis generally consistent with prior federal income tax returns of the Disappearing Corporation.

         7. (a) The payments due, if any, under Sections 1 and 2 herein with respect to the taxable period of the Disappearing Corporation beginning January 1, 1996 and ending on the Merger Date shall be in addition to the payments due, if any, under Sections 4 and 5 herein with respect to such taxable period.

                  (b) Notwithstanding anything herein to the contrary, unless the parties hereto agree otherwise, the aggregate amounts paid under Sections 4 and 5 herein shall not exceed $400,000. In the event that the aggregate amounts claimed by Indemnitees under Sections 4 and 5 herein exceed $400,000, the Indemnitees will share all amounts paid under such sections ratably in accordance with the amounts claimed by each.

         8. (a) Each Indemnitee shall promptly notify the Company of any federal income tax audit, inquiry, litigation or other proceeding ("Federal Income Tax Proceeding") of Indemnitee of which such Indemnitee becomes aware and as to which reimbursement may be sought under this Agreement; provided, however, that failure to give timely notice shall not limit any Indemnitee's right to receive payments hereunder unless the Company has been materially prejudiced by the delay or failure to give such notice (and then only to the extent of such material prejudice). The Indemnitees shall assume control of all Federal Income Tax Proceedings; provided, however, that Company may at its election assume control of any Federal Income Tax Proceeding, and provided further that Company's control of a Federal Income Tax Proceeding shall be limited to items included on the federal income tax returns of the Disappearing Corporation, and the Company shall not control any other matters of Indemnitee's federal individual income tax returns. The Company may not settle any such Federal Income Tax Proceedings without the prior written consent of Indemnitees, which consent may not be unreasonably withheld. In the event that the Company does not assume control of such Federal Income Tax Proceedings, the Indemnitees shall diligently pursue such matters; provided, however, that Indemnitees shall not settle any such Federal Income Tax Proceedings without the prior written consent of the Company, which consent may not be unreasonably withheld. The Indemnitees and Company agree to use their best efforts to defend the positions taken on the federal income tax returns of the Disappearing Corporation and Indemnitees as filed.

                  (b) Company agrees to bear all costs of defending the Disappearing Corporation and Indemnitees in such Federal Income Tax Proceedings, and agrees to promptly reimburse Indemnitees for any such costs incurred by Indemnitees.

                  (c) Notwithstanding Section 8(b), if the IRS prevails in its assertion of a position in a Federal Income Tax Proceeding, and as a result thereof Company makes a payment under Section 1 or Section 2, then the costs which Company reimbursed (or is obligated to reimburse) to Indemnitees under
Section 8(b) which were incurred to defend against the IRS's assertion of such position shall be included in Section 3(c) above and thereby subject to the limitation set forth in Section 3. In the event that reimbursements of costs are made by Company to Indemnitees under Section 8(b) herein, and it is determined upon the conclusion of the Federal Income Tax Proceeding that all or a portion of such reimbursements (the "Excess Cost Reimbursement") would have been subject to the limitation set forth in Section 3 (as a result of the prior sentence) if such reimbursements were payable at the conclusion of the Federal Income Tax Proceeding, then Indemnitees shall promptly reimburse Company for the amount of such Excess Cost Reimbursement. The Board of Directors of the Company shall make a good faith determination as to the portion of the costs reimbursed to Indemnitee's under Section 8(b) that are subject to the limitation set forth in Section 3 as a result of the first sentence of this Section 8(c).

         9. This Agreement is conditioned upon, and shall be effective only if and after, the consummation of the Merger.

         10. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

         11. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California, regardless of the law of choice of law of that or any other jurisdiction.

         12. This Agreement may not be assigned, altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements. This Agreement shall be fully effective and binding upon the successors in interest, assigns and affiliates of the Company.

         IN WITNESS WHEREOF, the parties have entered into and executed this Agreement as of the date first above written.

                                                Robert B. Little,
                                                an individual


                                                -------------------------------

                                                Ellen Dinerman Little,
                                                an individual


                                                -------------------------------

                                                William F. Lischak,
                                                an individual


                                                -------------------------------

                                                Overseas Filmgroup Inc.,
                                                a Delaware Corporation

                                                By:____________________________
                                                   Name:
                                                   Title:

                                                             EXHIBIT K

                                      OPERATING GUIDELINES


These Operating Guidelines are to serve as a general "template" for the overall conduct of Corporation business.

I.       AUTHORITY/RESPONSIBILITY OF CO-CHAIRPERSONS AND CO-CHIEF EXECUTIVE
         OFFICERS.
Such officers shall have general supervision, direction and control of the business and affairs of the Corporation and the general powers and duties of management usually vested in such officers of a corporation. They shall preside at all meetings of the Board and at all meetings of the shareholders. They shall serve on the three member Executive Committee of the Board. Such officers (and no other persons) shall have the sole and ultimate authority and responsibility to make all creative decisions for the Corporation. In addition, such officers shall have the sole authority and responsibility to make all employment decisions regarding Corporation personnel with decisions regarding key senior management to be made in consultation with the Executive Committee. All other officers and employees of the Corporation shall report to, and only to, such officers (directly or through such channels as they may designate).


II.      BOARD OF DIRECTORS.
The Board will have regular meetings on a quarterly basis. The Executive Committee of the Board, chaired by the Vice Chairman of the Board, will have the Co-Chief Executive Officers on as permanent members, and the members of the Executive Committee will use their reasonable best efforts to meet bi-weekly to review business operations. During intervals between meetings of the Board of Directors of the Corporation, the Executive Committee shall exercise all powers of the Board of Directors (except those specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the business and conduct of the affairs of the Corporation in all cases in which specific directions have not been given by the Board of Directors.


III.     ANNUAL BUSINESS PLAN.
The Corporation will be operated in accordance with an Annual Business Plan to be prepared by the Corporation's officers, submitted to the Executive Committee in November and then presented to the Board of Directors at the last Board meeting of each calendar year. The Annual Business Plan will contain, among other things, estimated production, acquisition, distribution and release schedules and general accounts of spending related thereto.

IV.      AGREEMENTS.
The officers of the Corporation will have the power to execute any and all agreements, documents, certificates and instruments in connection with the acquisition, production, distribution and release of motion pictures with terms which are generally common in the motion picture industry for the type of services or materials contracted for or with terms (including deviations from general industry practice) which are consistent with past practices of the Corporation (or its predecessors, including Overseas Filmgroup, Inc. prior to its merger into Entertainment/Media Acquisition Corporation) or are otherwise necessary to accomplish the Corporation's business purposes or Annual Business Plan. The officers of the Corporation shall use their reasonable best efforts to consult with the Executive Committee on any agreement material to the Corporation's performance.


V.       ACTIONS TO BE SUBMITTED TO THE BOARD.
The officers of the Corporation will submit the following actions to the Board for its consideration (unless contemplated by the Annual Business Plan):

         A. Any material amendments to the Annual Business Plan and quarterly updates.

         B. The disposition of any asset or assets of the Corporation or any subsidiary of the Corporation with an aggregate fair market value in excess of $2,000,000; provided that the Corporation may dispose of distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         C. Any acquisition by the Corporation or any subsidiary of the Corporation of any business or another person, or any property, securities, rights or other assets in a transaction for a consideration in excess of $2,000,000; provided that the Corporation may acquire distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         D. The creation, incurrence, assumption or guaranty by the Corporation or any subsidiary of the Corporation of any indebtedness obligation or liability in excess of $2,000,000, except for (i) film financing incurred by the Corporation or by special purpose subsidiaries of the Corporation, (ii) bank financing used for general corporate purposes of the Corporation or its subsidiaries, or (iii) as otherwise permitted by these Operating Guidelines (collectively, "Permitted Indebtedness").

         E. The creation, incurrence, or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any subsidiary of the Corporation with respect to any property, capital stock or asset of the Corporation or any subsidiary of the Corporation, which secures payment of indebtedness of the Corporation in excess of $2,000,000, except (i) liens or pledges securing Permitted Indebtedness,
                  (ii) liens or pledges encumbering film collateral necessary to secure film financing, or (iii) as otherwise permitted by these Operating Guidelines.

         F. Committing to finance in excess of $4,000,000 of the Uncovered Amount of the budgeted negative costs of any motion picture. For purposes hereof, the Uncovered Amount means the budgeted negative costs of any motion picture not to be financed by advances, guarantees, or bank or other third party financing commitments.

         G. Committing to finance in excess of $3,000,000 of the distribution costs of any motion picture which are not being financed by other means.

         H. The declaration or payment by the Corporation or any subsidiary of the Corporation (other than special purpose subsidiaries) of any dividend on any class of its common stock.

         I. Any other investments, or series of investments, by the Corporation or any subsidiary of the Corporation in excess of $1,500,000 other than (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate obligations, (iv) repurchase agreements and reverse repurchase agreements, (v) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vi) any investment in subsidiaries of the Corporation, and (vii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business.

         J. Raising additional debt or equity capital including material increases to existing bank facilities.

         K. Granting any bonus in excess of $50,000 per grant to any employee or agent of, or consultant to the Corporation not required by any employment, consulting or other agreement.

VI.      SUPERMAJORITY BOARD APPROVAL.
The following actions and decisions to be taken by the Corporation shall require the affirmative vote of at least 75% of the authorized number of Board members:

         A. Any amendment to the Restated Certificate of Incorporation or the Bylaws which would alter (A) the voting rights of the holders of stock in the Corporation, (B) the number or classes of directors on the Board, or (C) the notice and quorum requirements for meetings of the Board or its Committee or of the shareholders of the Corporation;

         B. Any merger or sale of all or substantially all of the assets of the Corporation (other than in connection with the liquidation, dissolution or winding up of the Corporation); or

         C. The designation or issuance of any preferred stock of the Corporation.

VII.     EVALUATION OF OPERATING GUIDELINES.
These Operating Guidelines may be amended by the Board of Directors at any time with the affirmative vote of 75% of the authorized number of Board members. At the first Board meeting of each calendar year, the Board of Directors shall re-evaluate the Operating Guidelines and consider appropriate changes to the Operating Guidelines consistent with the Annual Business Plan adopted at such meeting.

                                                             EXHIBIT L

                      SECURED PROMISSORY NOTE

$2,000,000                               Dated:              , 1996
                                               --------------

      FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to Robert
B. Little and Ellen Dinerman Little ("Payees"), or order, at the address of Payees maintained at the office of Maker, or such other place as the holder(s) of this Note may from time to time designate, the principal sum of Two Million Dollars ($2,000,000) and to pay interest on the principal balance from time to time outstanding hereunder from the date hereof until paid at the rate of nine percent (9%) per annum (the "Interest Rate") computed on the basis of the actual number of days elapsed over a year of 360 days.

      The principal amount outstanding hereunder and interest thereon shall be due and payable in immediately available funds in lawful money of the United States of America in equal successive monthly installments of Forty-One Thousand Five Hundred Sixteen and Seventy-One Cents ($41,516.71), which is an amount sufficient to amortize the original principal amount hereof over a five
(5) year period, on the first day of each calendar month commencing on ____________, 1996, with the final payment being due on _______________, 2001;
provided, however, that the last such installment shall be in the amount necessary to repay in full the entire unpaid principal balance hereunder and accrued interest thereon. Payments shall be applied first to accrued interest, if any, and then to principal.

      Any principal, interest or other amounts not paid when due hereunder, whether at stated maturity, upon acceleration or otherwise, shall bear interest from the date due until paid in full at a rate equal to the Interest Rate plus three percent (3%) per annum, computed on the basis of the actual number of days elapsed over a year of 360 days, compounded monthly. If any installment on this Note becomes due and payable on a day other than a business day, the maturity of such installment shall be extended to the next succeeding business day and interest shall be payable thereon at the Interest Rate during such extension.

      Amounts due hereunder may be prepaid at any time and from time to time. Prepayments shall be applied to installments due hereunder in reverse order of maturity.

      This Note is entitled to the benefits of, and is secured by the security interests granted in, the Security Agreement of even date herewith among the Maker and the Payees (the "Security Agreement"). The Security Agreement, among other things, contains various covenants of the Maker and contains provisions for the acceleration of amounts payable hereunder upon the occurrence of an Event of Default (as defined in the Security Agreement). Should there be an Event of Default, such as the failure to pay any amount due hereunder or the default in the performance of the obligations contained in the Security Agreement, then the entire unpaid principal balance of this Note, together with accrued interest thereon, may be accelerated and become due and payable. In addition, pursuant to the Security Agreement, the Maker has authorized the Payees to perfect the security interest by executing and filing, on behalf of the

Maker, Copyright Mortgages and Uniform Commercial Code financing statements in the appropriate jurisdictions.

      In the event the holders of this Note incurs any loss, cost or expense in enforcing or collecting this Note, in whole or in part, or by enforcing any of the terms hereof, the Maker agrees to pay the costs and expenses so paid or incurred by the holders, including, without limitation, reasonable attorneys' fees and costs.

      Any extensions of time granted to the Maker shall not release the Maker nor constitute a waiver of any payment due on principal or interest or otherwise diminish the rights of the holders of this Note. The Maker waives presentment for payment, demand and protest and notice of protest, and of dishonor in nonpayment of this Note, and expressly consents to an extension of the time of payment hereof, or of any installment hereof, and any such extension may be made without notice to the Maker and without in any way affecting or discharging this liability. The right to plead any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. Notwithstanding anything to the contrary contained herein, in no event shall any interest be payable under this Note which exceeds the maximum amount permitted by applicable law. In the event any payment of interest exceeds the amount permitted by applicable law, such payment shall be applied to reduce the outstanding principal balance hereunder.

      Time is of the essence of this Note and failure to comply in a timely manner with any provision herein shall be a material breach of this Note. This Note may only be modified, changed, or amended by a written instrument executed by Payees and Maker. This Note may not be assigned, pledged, hypothecated or otherwise encumbered by Maker, without the prior written consent of Payees. This Note shall inure to the benefit of the Payees and their respective successors and assigns, and shall bind Maker and its respective successors and assigns.

      The provisions of this Note are to be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.


                            OVERSEAS FILMGROUP INC.



                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                                             EXHIBIT M

                            SECURITY AGREEMENT



      This SECURITY AGREEMENT ("Agreement"), dated as of __________________, 1996, by and among Overseas Filmgroup Inc., a Delaware corporation (the "Debtor"), and Ellen Dinerman Little, an individual, and Robert B. Little, an individual (each referred to herein individually as a "Secured Party" and collectively as the "Secured Parties"), is made with reference to the following facts:

      A. Concurrently herewith, in connection with the consummation of the transactions contemplated pursuant to that certain Agreement of Merger dated July ___, 1996 among the Debtor and the Secured Parties, among others (the "Merger Agreement"), the Debtor is executing one or more Secured Promissory Notes in favor of Robert B. Little and Ellen Dinerman Little in the aggregate principal amount of $2,000,000 (collectively referred to herein as the "Note").

      B. The Debtor has agreed to grant the Secured Parties a security interest in the property hereinafter described as security for the prompt and complete payment of all indebtedness of the Debtor to the Secured Parties under the Note, and for the other obligations of the Debtor to the Secured Parties under this Agreement and the Note (the "Obligations").

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and other agreements hereinafter contained, the Debtor hereby agrees with Secured Parties for the benefit of Secured Parties as follows:

      1.   Grant of Security Interest.

      The Debtor hereby grants to the Secured Parties a continuing security interest in the following property of the Debtor, whether the same is now owned or hereafter acquired (the "COLLATERAL"):

           (a) All of the assets and property of every kind of the Debtor, including all assets and property now owned and hereafter acquired by the Debtor whether tangible or intangible, wherever located or situated and whether or not in possession of the Debtor including but not limited to, all right, title and interest of the Debtor in and to:

              (i)    All Film Assets (as defined in subparagraph (b) below);

             (ii) All Securities (as defined in subparagraph (c) below), including without limitation, the capital stock described on Schedule 1 attached hereto (the "PLEDGED STOCK") and the certificates representing the Pledged Stock and any interest of Debtor in the entries on the books of any financial intermediary pertaining to the Pledged Stock, and all dividends, cash or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Securities and the Pledged Stock;

            (iii) All tangible personal property, goods, machinery, fixtures, equipment, furniture, furnishings, vehicles, trailers, implements and other tangible personal property of every kind and description, wherever the same may be located, (including, without limitation, all video recording, transposition, duplication, viewing and other electronic equipment, all cameras and other photographic, sound recording and editing equipment, projectors, film developing equipment and machinery), all goods of like kind or type hereafter acquired in substitution or replacement thereof and all additions and accessions thereto;

             (iv) All intangible personal property, including, without limitation, all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, and the accompanying goodwill and other like business property rights relating to any aspect of the business of the Debtor, all rights (but not the obligation) to register claims under trademark or patent and to renew and extend such trademarks or patents and all rights (but not the obligation) to sue in the name of the Debtor and/or in the name of Secured Parties for past, present or future infringement of trademark or patent;

              (v) All accounts, chattel paper and/or other rights to payment, including, without limitation, all tax refunds, all refunds of fees, advances or royalties paid or prepaid and all accounts and/or rights to payment due from third parties in connection with the distribution of videocassettes and from the exploitation of any and all Film Assets;

             (vi) All inventory, including, without limitation, all merchandise, raw materials, components, parts, supplies, unfinished goods, work-in-process, finished products intended for sale, lease or other disposition, and packing and shipping materials of every kind, nature and description, wherever the same may be located;

            (vii) All deposits, deposit accounts, cash and cash equivalents, drafts, checks, certificates of deposit, notes, bills of exchange and other writings which evidence a right to the payment of money and all amounts from time to time in any collection accounts of the Debtor, including, without limitation, the deposit accounts identified on
      Schedule 1 attached hereto (the "PLEDGED DEPOSITS");

           (viii) All insurance policies owned by the Debtor or in which the Debtor is named as an insured or additional insured or loss payee and all proceeds which may be derived therefrom;

             (ix) All licenses, permits, franchises, certificates and other governmental authorizations and approvals of any nature whatsoever, to the extent assignable;

              (x) All documents, documents of title, receipts and books and records;
                                  -2-

             (xi) All causes of action, litigations, arbitrations and claims, together with related judgments, settlements and recoveries, whether in contract, tort or otherwise, and whether pending or unasserted, known or unknown;

            (xii) All general intangibles not elsewhere included in this definition, including, without limitation, all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set forth herein or which may arise from the general intangible rights in favor of the Debtor for services or other performance rendered to or by any third parties; and

           (xiii) All products, proceeds and income of any of the foregoing and all substitutions and replacements of, and additions and accessions to, any of the foregoing.

           (b) "Film Assets" shall mean, with respect to each film acquired, developed, produced, owned, distributed and/or exploited by the Debtor, all rights and interests therein or pertaining thereto, including, without limitation, all rights and interests of every kind and nature, present and future, direct and indirect, in and to:

              (i)    the underlying literary property;

             (ii) all worldwide copyrights, rights and interests in copyrights, renewals and extensions of copyrights, domestic and foreign, obtained upon the film or the underlying literary property or any part thereof, the right (but not the obligation) to make publication thereof for copyright purposes and to register claims under copyright, the right (but not the obligation) to renew and extend such copyright and the right (but not the obligation) to sue in the name of any person for past, present and future infringements of copyright;

            (iii) all music and musical compositions created for, used in or to be used in connection with the film, including, without limitation, all copyrights therein and all rights to perform, copy, record, rerecord, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music including record, soundtrack recording and music publishing rights;

             (iv) all collateral, allied, ancillary and subsidiary rights of every kind and nature whatsoever derived from, appurtenant to or related to the film or the underlying literary property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by any means and in any medium now known or hereafter devised, whether based upon, derived from or inspired by the film, the underlying literary property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature whatsoever, including those arising out of or connected with or inspired by the film or the underlying literary property, the title or titles of the film or the underlying literary property, the characters appearing in the film or the underlying literary property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the film, all remakes, sequels or other derivative works thereof and/or said literary property (collectively the "ANCILLARY RIGHTS");

              (v) all rights to develop, produce, acquire, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the film, the underlying literary property and the Ancillary Rights in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, whether now known or hereafter developed, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theatres, nontheatrically, on cassettes, cartridges and discs and by any and all other means, methods, processes or devices now known or hereafter conceived, devised or created;

             (vi) all underlying literary properties and all Ancillary Rights relating to the film, including, without limitation, (A) all rights to receive moneys due and to become due under or pursuant to all applicable distribution agreements (whether or not earned by performance), (B) all rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to all applicable distribution agreements, (C) all claims for damages arising out of or for breach of or default under all applicable distribution agreements, (D) the right to terminate all applicable distribution agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder, (E) all accounts, chattel paper, instruments, general intangibles, contract rights, letters of credit and other obligations of any kind or nature relating to, arising out of or in connection with all applicable distribution agreements, and (F) all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to all applicable distribution agreements;

            (vii) all acquisition and distribution agreements relating to the film, including, without limitation, all agreements for (A) acquisition of rights in any film or any literary property and all rights under distribution and license agreements, (B) personal services, including the services of writers, directors, performers, producers, special effects personnel, production personnel, animators, cameramen and other creative, artistic and technical staff and (C) the use of studio space, equipment, facilities, locations, production services, special effects services and laboratory services;

           (viii) all physical properties relating to the film, including all access rights and rights to use the same, all pledgeholder, laboratory, access or film warehousing agreements relating to the film or any physical properties thereof and any and all books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the film and any physical properties thereof;


             (ix) all insurance placed upon the film or the insurable properties thereof and/or any person or persons engaged in the development, acquisition, production, completion, delivery or exploitation of the film, and all rights of any kind or nature whatsoever in and to all completion guarantees and all other agreements and documents relating to production, completion and delivery of the film and the proceeds thereof;

              (x) the title or titles of the film including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and all inventions, processes, formulae, licenses, copyrights, patents, patent rights, trademarks, trademarks rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, and the accompanying goodwill and other like business property rights relating to the film, the right (but not the obligation) to register claims under trademark, patent or copyright and to renew and extend such trademarks, patents or copyrights and the right (but not the obligation) to sue in the name of any person for past, present or future infringement of trademark, copyright or patents; and

             (xi) any and all tangible and intangible personal property, including, without limitation, any and all accounts, general intangibles, chattel paper, documents, instruments, goods and books and records, including inventory and contract rights, not elsewhere included in this definition, but otherwise constituting or relating to the film or any of the foregoing.

           (c) "Securities" shall mean any stock, shares, partnership interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, depository trust receipts, shares or participations in temporary or interim certificates, and any options or warrants for the purchase or acquisition of, or any other right to subscribe to, purchase or acquire, any of the foregoing.

           (d) Notwithstanding the foregoing provisions of this Section 1, the security interest granted in this Agreement shall not extend to, and the term "Collateral" shall not include, any general intangibles of the Debtor (whether owned or held as licensee or lessee, or otherwise), to the extent that there exists a prohibition on encumbering such general intangibles either (i) as a matter of law or (ii) under the terms of the license, lease or contract creating such general intangible (but solely to the extent that any such prohibition is enforceable under applicable law); provided, however, that the security interest granted in this Agreement shall extend to, and the term "Collateral" shall include, (A) any general intangible which is an account, which is a proceed of, or otherwise related to the enforcement or collection of, any account, or which are goods which are the subject of any account, (B) any and all proceeds of general intangibles to the extent that encumbrance of such proceeds is not so prohibited, and (C) general intangibles previously excluded from the definition of "Collateral" by this Section 1(d), upon obtaining the consent of any such licensor, lessor or other applicable party.


      Nothing in this Agreement shall be deemed to constitute an assumption by either of the Secured Parties of any liability or obligation of Debtor with respect to any of the Collateral.

      2.   Security for Obligations.

      This Agreement secures and the Collateral is collateral security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), to each Secured Party of Debtor's Obligations now existing or hereafter arising to such Secured Party, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy, would accrue on such obligations) or payments of fees, expenses or otherwise (all such obligations being the "SECURED OBLIGATIONS").

      3.   Representations and Warranties.

      Debtor represents and warrants as follows:

           (a) Status of Debtor. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and is duly qualified or licensed to conduct business in each jurisdiction in which the nature of its business or assets requires such qualification or licensing under applicable law. The Debtor has the requisite power and authority to own its assets and to transact the business in which it is presently engaged and in which it proposes to engage and to grant to Secured Parties the security interests in the Collateral as herein provided.

           (b) Binding Agreement. This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

           (c) Title to Collateral. The Debtor has good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, encumbrance, conditional sale contract or other title retention agreement, or any other adverse claim of any nature whatsoever (collectively, "LIEN") except for (i) the security interest granted to each of the Secured Parties hereby, (ii) the security interests in favor of the lenders pursuant to that certain Syndication Agreement dated as of May 9, 1994 among Coutts & Co., Berliner Bank AG London Branch and Overseas Filmgroup Inc., as amended (as so amended, the "CREDIT AGREEMENT"), (iii) Permitted Encumbrances (as defined in the Credit Agreement on the date of this Agreement) and
      (iv) Liens existing on the date of the merger as set forth in the Overseas Disclosure Schedule to the Merger Agreement (the Liens listed in clauses (i) through (iv) are hereinafter referred to as "Permitted Liens"). No effective financing statement or other instrument similar in effect covering all or any part of the Debtor's Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Parties and holders of the security interests permitted under this Section 3(c).

            (d) No Default or Required Consent. Neither the execution and delivery of this Agreement by the Debtor nor the effectuation by the Secured Parties of any of their rights and remedies hereunder, whether upon default or otherwise, will result in a breach of or constitute a default under any charter provision or bylaw of the Debtor or any other agreement or instrument to which the Debtor is a party or by which any of the Debtor's Collateral is bound, nor violate any law or any rule or regulation of any administrative agency or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any person, entity or governmental agency or any notice or filing with any governmental or regulatory body, except as shall have been previously obtained, given or made.

           (e) Perfection. Upon the execution and delivery of this Agreement by Debtor, the filing of appropriate financing statements with the appropriate governmental agencies and the filing of a Copyright Mortgage in the form of Exhibit A attached hereto in the U.S. Copyright Office, the Secured Parties will have a perfected security interest in and to the Collateral of the Debtor that can be perfected by such filing, subject only to the Permitted Liens.

           (f) Financial Information. Any and all financial or other information heretofore furnished to either of the Secured Parties by the Debtor in connection with the Secured Obligations or the Debtor's financial condition or the value or condition of the Debtor's Collateral was true and correct as of the date it was so furnished.

           (g) No Litigation. There are no legal, administrative or other proceedings pending or, to the best of Debtor's knowledge, threatened against, the Debtor's title to the Collateral or against Debtor's grant of a security interest therein hereunder, nor does the Debtor know of any basis for the assertion of any such claim.

      No event of default under Section 8(g) of this Agreement shall occur if the representations made by Debtor in Section 3(c), 3(g) or 3(f) are incorrect, if they are incorrect as a result of the status of, or actions taken regarding, the Collateral held by Overseas Filmgroup Inc. prior to its merger with OFG Acquisition Corp. ("Acquisition") pursuant to the Merger Agreement or as a result of information which Overseas Filmgroup Inc. furnished or failed to furnish pursuant to the Merger Agreement prior to its merger with Acquisition.

      4.   Affirmative Covenants.

      Debtor covenants and agrees that until such time as all of the Secured Obligations are indefeasibly paid or otherwise satisfied in full, unless the Secured Parties shall otherwise consent in writing:

           (a) Conduct of Business and Maintenance of Assets and Licenses. The Debtor shall do or cause to be done all things necessary to preserve in full force and effect its existence, its corporate powers and authority, its qualifications to carry on business in all applicable jurisdictions, and all rights, interests and assets necessary to the conduct of its business, except where the failure to do so does not have a material adverse effect on the financial condition or operations of the Debtor.

           (b) Delivery of Collateral. With respect to any Collateral as to which the

Secured Parties' security interest must be perfected by, or the priority thereof must be assured by, possession of the Collateral, subject to and in accordance with Intercreditor Agreement dated as of __________, 1996, by and among the Secured Parties, the Debtor and lenders under the Credit Agreement (the "Intercreditor Agreement"), the Debtor shall deliver possession of same in pledge to the Secured Parties or their agents appointed to hold such Collateral on behalf of the Secured Parties, endorsed or accompanied by such instruments of assignment or transfer as Secured Parties may specify and stamped or marked in such manner as the Secured Parties may specify.

           (c) Protection of Security and Legal Proceedings. The Debtor shall, at its own expense, take any and all actions necessary to preserve, protect and defend the security interests of the Secured Parties in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing. The Debtor shall promptly reimburse a Secured Party for any and all sums, including costs, expenses and actual attorneys' fees, which such Secured Party may pay or incur in defending, protecting or enforcing his or her security interest in the Collateral or the perfection or priority thereof.

           (d) Payment of Taxes. The Debtor shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable, except for any taxes which are being diligently contested in good faith by appropriate proceedings and for which appropriate reserves have been established.

           (e) Use and Maintenance of Collateral. The Debtor shall comply with all laws, statutes and regulations pertaining to its use and ownership of the Collateral and its conduct of its business; maintain all of the Collateral in good condition, reasonable wear and tear excepted, and keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles, except where the failure to do any of the foregoing does not have a material adverse affect on the Collateral or the Secured Parties' rights therein.

           (f) Insurance. The Debtor shall, at its own expense, maintain insurance on all of its properties and assets of an insurable character to the extent and for the time periods consistent with normal industry standards pursuant to policies issued or underwritten by financially sound and reputable insurers.

           (g) Inspection. The Debtor shall give the Secured Parties such information as may be reasonably requested concerning the Collateral and shall during regular business hours and upon reasonable notice, permit the Secured Parties and their agents and representatives to have full access to and the right to examine, audit and make copies and abstracts from any and all of the Debtor's books and records pertaining to the Collateral, to confirm and verify the value of the Collateral and to do whatever else the Secured Parties reasonably may deem necessary or desirable to protect their interests.

           (h) Notification. The Debtor shall notify Secured Parties in writing within ten (10) business days of the occurrence of (i) an Event of Default (as defined in Section 8) or of the occurrence of an event which, with notice or lapse of time, or both, would constitute an Event of Default, or (ii) any event which materially adversely affects the value of the Collateral, the ability of the Debtor or the Secured Parties to dispose of the Collateral or the rights and remedies of the Secured Parties in relation thereto; provided, however, that the notice shall not be required so long as the Secured Parties are executive officers of the Debtor.

           (i) Further Assurances. The Debtor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Secured Party may request, in order to perfect and to protect any security interest granted or purported to be granted hereby or to enable the Secured Parties to exercise and to enforce their rights and remedies hereunder with respect to any Collateral. In addition, Debtor shall maintain the Pledged Deposits with banks or other financial institutions within the State of California. Furthermore, the Debtor agrees to furnish promptly to the Secured Parties such information regarding the financial condition or business of the Debtor or the Collateral as either Secured Party may request, and all such information hereafter furnished to either of the Secured Parties by the Debtor will be true and correct when furnished.

      5.   Negative Covenants.

      The Debtor covenants and agrees that until such time as all of the Secured Obligations are indefeasibly paid or otherwise satisfied in full, without the prior written consent of the Secured Parties:

           (a) Incurrence of Indebtedness. From and after the date of a Change in Control (as defined below), the Debtor shall not create, incur, guaranty, or otherwise become liable for, any indebtedness for borrowed money or for the deferred purchase price of property under capital leases ("Indebtedness") that is senior to the prior and indefeasible payment in full of the Secured Obligations ("Senior Indebtedness") or Indebtedness that is pari passu with the Secured Obligations, unless all of such Indebtedness from time to time outstanding is in an aggregate principal amount equal to or less than the sum of (x) the aggregate principal amount of all of Indebtedness outstanding immediately preceding the Change in Control plus (y) amounts committed and available to the Debtor for borrowing immediately preceding the Change in Control. Nothing in this Section 5(a) shall be deemed to be a consent or agreement by the Secured Parties to subordinate the Secured Obligations to any indebtedness of the Debtor. The Debtor shall not create, incur, guaranty or otherwise become liable for Senior Indebtedness, whether before or after a Change in Control, unless the holder of such Indebtedness shall have entered into an intercreditor agreement with the Secured Parties in form and substance reasonably satisfactory to the Secured Parties. The term "Change in Control" shall have the meaning assigned to such term in the Employment Agreement dated as of ___________, 1996 between Ellen Dinerman Little and Debtor (the "EDL Agreement") or the Employment Agreement dated as of _______________, 1996 between Robert R. Little and Debtor (the "RRL Agreement").

           (b) Sale or Hypothecation of Collateral. The Debtor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise (i) sell, assign, license, transfer, exchange, lease, lend, grant any option with respect to or dispose of any of the Collateral or any of the Debtor's rights therein, except for sales, assignments, licenses, transfers, exchanges, leases or loans in the ordinary course of the Debtor's business, nor (ii) create or permit to exist any Lien on or with respect to any of the Collateral, except for the Permitted Liens. The inclusion of "proceeds" as a component of the Collateral shall not be deemed a consent by the Secured Parties to any sale, assignment, transfer, exchange, lease, loan, granting of an option with respect to or disposition of all or any part of the Collateral.

           (c) Change of Location or Name. The Debtor shall not, without giving to the Secured Parties at least thirty (30) days' prior written notice
(i) move its principal place of business or the location of its books or records; (ii) change its name, its trade or fictitious business name(s) or its form of doing business, or (iii) establish any deposit accounts other than those set forth on Schedule 1 attached hereto; provided, however, that such notice shall not be required so long as the Secured Parties are executive officers of the Debtor.

           (d) Preservation of Collateral. The Debtor shall use reasonable efforts to preserve the value of the Collateral and the security interests of the Secured Parties therein.

      6.   Secured Party Appointed Attorney-in-Fact.

      Debtor hereby appoints the Secured Parties as the Debtor's attorney-in-fact with full authority in the place and stead of the Debtor and in the name of the Debtor or otherwise, from time to time after an Event of Default has occurred and is continuing, in the Secured Parties' sole and absolute discretion, to take any action and to execute any instrument which the Secured Parties may deem necessary or advisable to accomplish the purposes of this Agreement. Debtor acknowledges that the foregoing grant of power of attorney is coupled with an interest and is irrevocable. In addition, the Secured Parties shall have the right, at any time in its discretion upon five
(5) Business Days' notice to Debtor, to transfer to or to register in the name of the Secured Parties or any of its nominees any or all of the Pledged Stock. In addition, the Secured Parties shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments evidencing smaller or larger denominations. The rights granted pursuant to Secured Parties pursuant to this Section 6 shall be subject to and exercised in accordance with the Intercreditor Agreement.

      7.   Secured Parties May Perform.

      If Debtor fails to perform any agreement or covenant contained herein at such time as either Secured Party is not an executive officer of Debtor, then the Secured Parties may perform or cause the performance of such agreement or covenant, and the expenses of each of the Secured Parties incurred in connection therewith (as provided in Section 11), plus interest from the date of such advance to the date of reimbursement at the lesser of (a) 12% per annum or (b) the maximum rate permitted by law, shall be payable by Debtor. However, nothing in this Agreement shall obligate either Secured Party to act.

      8.   Events of Default.

      The occurrence of any of the following shall constitute an event of default ("Event of Default") hereunder:

           (a) Failure to Pay. The failure of Debtor to pay any installment of principal or interest under the Note within five (5) days after such payment is due;

           (b) Other Defaults Under Note or this Agreement. The failure of Debtor to perform any material term, condition or covenant in favor of either of the Secured Parties contained in the Note or this Agreement or to pay any amounts due to Secured Parties pursuant to the Note or this Agreement (other than as set forth in Section 8(a)) if such default is not cured within 30 days after receiving notice of such default;

           (c) Other Indebtedness. The occurrence of any breach by Debtor of the Credit Agreement or the occurrence of any material breach of any note, loan agreement, indenture or debt instrument of the Debtor evidencing or representing indebtedness in an aggregate principal amount in excess of $1,000,000, in each case where such default is not cured within any grace period provided for in such agreement;

           (d) Default Under Other Agreements. The termination by Debtor of the EDL Agreement or the RRL Agreement without "Cause" (as defined in such agreements), the termination of the EDL Agreement or the RRL Agreement for "Good Reason" (as defined therein), or from and after the date of a Change in Control, the occurrence of any material breach by Debtor of (i) the EDL Agreement, (ii) the RRL Agreement, (iii) the Lock-Up and Registration Rights Agreement (as defined in the Merger Agreement), or (iv) the Tax Reimbursement Agreement (as defined in the Merger Agreement), in each case of (i) through
(iv) where such breach is not cured within any grace period as provided in the applicable agreement or, if no grace period is provided, within 30 days of the occurrence of such breach;

           (e) Bankruptcy Events. Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Debtor pursuant to the Bankruptcy Code or any such other state or federal law; or Debtor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or there shall be applied for or appointed any custodian, receiver or trustee for all or any substantial part of Debtor's property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor and shall not be dismissed within 60 days; or any order for relief shall be entered against Debtor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (e);

           (f) Liens on Collateral. The initiation of steps by any third party to obtain a levy or writ of attachment or garnishment upon Collateral in excess of $1,000,000 or to affect any of such Collateral by other legal process, unless the same is dismissed within sixty (60) days after the initiation thereof;

           (g) Misrepresentation. Should any representation made by Debtor to either Secured Party concerning the financial condition or credit standing of Debtor prove to be materially false or misleading or should any representation or warranty of Debtor contained in this Agreement or in any document, certificate or instrument delivered pursuant thereto or hereto prove to be materially false or misleading; or

           (h) Adverse Judgments. The rendering of a final judgment for the payment of money the uninsured portion of which is in excess of $1,000,000 by any court of competent jurisdiction against Debtor, and the same is not discharged or execution thereunder stayed, whether pursuant to appeal or otherwise, within sixty (60) days of the entry thereof.

      9.   Remedies upon Default.

      If any Event of Default shall have occurred and be continuing and subject to and in accordance with the Intercreditor Agreement:

           (a) Acceleration of Indebtedness. The Secured Parties may declare any or all Secured Obligations, or any part thereof, to be immediately due and payable without demand or notice (and upon the occurrence of any Event of Default specified in Section 8(e), all Secured Obligations shall without further action by the Secured Parties become immediately due and payable), and the Secured Parties may proceed to collect the same.

           (b) Notification to Third Parties. The Secured Parties may notify any account debtor obligated on any of the receivables included in the Collateral, any purchaser of the Collateral or any other person of the Secured Parties' interest in the Collateral and instruct any such persons to make payments thereon directly to the Secured Parties.

           (c) Compromise of Claims. The Secured Parties may grant extensions, compromise claims and settle the Collateral for less than face value, all without prior notice to Debtor.

           (d) Use of Trade Names, Etc. The Secured Parties may use in connection with any disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right, technical process or other proprietary right used or utilized by Debtor.

           (e) Other Rights Against Debtor Hereunder. The Secured Parties may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State of California, and the Secured Parties may also without notice except as specified below sell the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Secured Parties in their sole and absolute discretion may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Parties shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Parties may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor hereby waives any claims against either of the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Parties accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, the Secured Parties may be the purchasers of the Collateral.

           (f) Application of Proceeds. Any cash held by the Secured Parties as Collateral and all cash proceeds received by either of the Secured Parties in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Parties, be held by the Secured Parties as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Secured Parties pursuant to Section 10 and 11) in whole or in part by the Secured Parties against all or any part of the Secured Obligations in such order as the Secured Parties shall elect. Any surplus of such cash or cash proceeds held by either of the Secured Parties and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus. In a like manner, Debtor agrees to pay to the Secured Parties, without demand, whatever amount of the Secured Obligations remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the highest rate specified in the Note, which interest shall also constitute a part of the Secured Obligations.

           (g) Other Rights. The Secured Parties shall not be obligated to resort to their rights or remedies with respect to any other security for or guaranty or payment of the Secured Obligations before resorting to their rights and remedies against Debtor hereunder. All rights and remedies of the Secured Parties shall be cumulative and not in the alternative.

      10.  Liability and Indemnification.

           Neither of the Secured Parties shall be liable to Debtor for any act (including, without limitation, any act of active negligence) or omission by the Secured Parties under this Agreement unless the Secured Parties' conduct constitutes willful misconduct or gross negligence. Debtor agrees to indemnify and to hold each of the Secured Parties harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys' fees and disbursements) with respect to (a) any action taken (including, without limitation, any act of active negligence) or any omission by either of the Secured Parties with respect to the Note or this Agreement, provided that Secured Parties' conduct does not constitute willful misconduct or gross negligence, and (b) any claims arising out of Debtor's ownership of the Collateral or Secured Parties' security interest therein.

      11.  Expenses.

      Debtor agrees to pay upon demand to the Secured Parties any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, plus interest at the lesser of (a) the maximum rate permitted by law or (b) 12% per annum, from the date such expenses were incurred to the date of reimbursement, which the Secured Parties may incur in connection with (a) the amendment, waiver or modification of the Note, this Agreement and/or the Intercreditor Agreement, if initiated or requested by Debtor, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Secured Parties under the Note and/or this Agreement, and (iv) the failure by Debtor to perform or observe any of the provisions of the Note and/or this Agreement.

      12.  Security Interest Absolute.

      All rights of the Secured Parties and security interests hereunder, and all Secured Obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

           (a)  any lack of validity or enforceability of the Note;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Note; or

           (c) any furnishing, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations.

      13.  Amendments, Waiver.

      No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Parties and Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose any party for which given.

      14.  Notices.

           All notices, demands and requests of any kind which any party may be required or desires to serve upon the other hereunder shall be in writing and shall be deemed to have been received by such party and be effective on the day on which delivered to such party at the address set forth below (or at such other address as such party shall specify to the other party in writing):

If to Debtor:   Overseas Filmgroup Inc.
                8800 Sunset Boulevard
                Los Angeles, California  90068
                Attn: William F. Lischak

If to Secured

Parties: To each Secured Party at the address for such Secured Party maintained at the office of Debtor.

      15.  Continuing Security Interest; Assignment of Obligations.

      This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment or other satisfaction in full of the Secured Obligations, (b) be binding upon Debtor, and the Debtor's successors and assigns, (c) inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their successors, transferees and assigns,
(d) constitute, along with the Note, the entire agreement between Debtor and the Secured Parties with respect to the subject matters covered hereby, and
(e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (c), the Secured Parties may assign or otherwise transfer any Secured Obligation to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Parties herein or otherwise, but the Secured Parties may not assign this Agreement or the benefits in respect hereof except to assignee(s) of the Secured Obligations. Upon the indefeasible payment or other satisfaction in full of the Secured Obligations, the Secured Parties, at the request and expense of Debtor, shall release the security interests in the Collateral granted herein and execute such termination statements as may be necessary therefor, to the extent that such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof.

      16.  Return of Collateral.

      Subject to any duty imposed by law or otherwise to the holder of any subordinate lien on the Collateral known to the Secured Parties, and subject to the direction of a court of competent jurisdiction, upon payment in full of the Secured Obligations, Debtor shall be entitled to the return of all Collateral belonging to the Debtor in the possession of the Secured Parties; provided, however, that the Secured Parties shall not be obligated to return to the Debtor or deliver to the holder of any subordinate lien any such Collateral until it is satisfied that all amounts with respect to the Secured Obligations are no longer subject to being recaptured under applicable bankruptcy or insolvency laws or otherwise. The return of Collateral, however effected, shall be without recourse to either of the Secured Parties and the Secured Parties shall be entitled to receive appropriate documentation to such effect. The return of Collateral shall be effected without representation or warranty and shall not entitle Debtor to any right to any endorsement.

      17.  Governing Law; Terms.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                Overseas Filmgroup Inc., a Delaware corporation

                               ---------------------------------------------
                               Name:
                               Title:




                                --------------------------------------------
                                Ellen Dinerman Little




                                --------------------------------------------
                               Robert B. Little

                                SCHEDULE 1

                               PLEDGED STOCK

[capital stock owned by Overseas]

                             PLEDGED DEPOSITS

[list of accounts of Overseas]

                                 EXHIBIT A
                            COPYRIGHT MORTGAGE
                            (COMPLETED PRODUCT)

      KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Overseas Filmgroup Inc., a Delaware corporation (the "Mortgagor"), does hereby mortgage, assign, grant, convey and transfer for security to Ellen Dinerman Little and Robert R. Little (the "Mortgagees") and their respective successors and assigns, throughout the universe in perpetuity, all of Mortgagor's right, title and interest of every kind and nature, without limitation, in and to all copyrights and rights and interests of every kind or nature in copyrights and works protectable by copyright, whether now owned or hereafter created or acquired, and all renewals and extensions thereof, and all accounts receivable related thereto and all other cash and non-cash proceeds therefrom and all of the collateral related thereto or derived therefrom, including, without limitation, such rights in all items of product set forth in Schedule "1" attached hereto and incorporated herein by reference (the "Works").

      Mortgagor agrees that if any person, firm of corporation shall do or perform any acts which the Mortgagees believe to constitute a copyright infringement of the Works or constitute a plagiarism, or violate or infringe any rights of the Mortgagor or the Mortgagees therein or if any person, firm or corporation shall do or perform any acts which the Mortgagees believe to constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, the Mortgagees may and shall have the right to take such steps and institute such suits or proceedings as the Mortgagees may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Mortgagees may take such steps or institute such suits or proceedings in its own name or in the names of the parties jointly.

      Mortgagor hereby irrevocably constitutes and appoints the Mortgagees its lawful attorneys-in-fact to do all acts and things permitted or contemplated by the terms hereof and pursuant to the Security Agreement referred to below. Without limiting the generality of the foregoing, the aforesaid conveyance and assignment includes all prior choses-in-action, at law, in equity and otherwise, the right to recover all damages and other sums, and the right to other relief allowed or awarded at law, in equity, by statute or otherwise.

      Mortgagor and Mortgagees have entered into that certain Security Agreement dated as of ____________, 1996 (the "Security Agreement"), relating to the mortgage and assignment for security in and to the aforesaid rights and this Copyright Mortgage is expressly made subject to the terms and conditions contained in the Security Agreement, as it may be amended, amended and restated, modified, supplemented, renewed or replaced.

Dated: __________________ Overseas Filmgroup Inc, a Delaware corporation


                          By: ________________________

                          Its: _______________________

STATE OF CALIFORNIA [GRAPHIC OMITTED]
                        SS
COUNTY OF LOS ANGELES

      On          before me, (here insert name and title of the officer),
personally appeared                       , personally known to me (or proved
to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS by hand and official seal.



Signature                                  (Seal)

                                                             EXHIBIT N

                             RESTATED CERTIFICATE
                                      OF
                                 INCORPORATION
                                      OF
                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION
        (Original Certificate of Incorporation Filed December 9, 1993)

                        (Pursuant to Section 245 of the
                       Delaware General Corporation Law)
                             ---------------------


         Entertainment/Media Acquisition Corporation, a corporation organized and existing under the Delaware General Corporation Law,

         DOES HEREBY CERTIFY:

         That this Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, and that its original Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on December 9, 1993, is hereby further amended and restated to read in its entirety as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is OVERSEAS FILMGROUP, INC.

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares of capital stock of the Corporation (referred to herein as "Shares") which the Corporation shall have authority to issue is 27,000,000 Shares, of which 25,000,000 will be common stock having a par value of $0.001 per share (the "Common Stock") and 2,000,000 will be series preferred stock having a par value of $0.001 per share (the "Series Preferred Stock"). The Series Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution (the "Preferred Stock Designation") shall designate it from other series and classes of stock of the Corporation, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of a series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of the Series Preferred Stock outstanding at the time, the Board of Directors may increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares thereof then outstanding) the number of shares or alter the Preferred Stock Designation or classify or re-classify any unissued shares of a particular series of Series Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares, any terms, rights, restrictions and qualifications of the shares.

         FIFTH:

         A. Management Vested in the Board of Directors. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation, subject to any specific limitation on such power provided by any Bylaws adopted by the stockholders. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation from time to time. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. Elections of directors need not be by written ballot.

         B. Board of Directors Divided in Classes. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in a quotient arrived at by dividing the authorized number of directors by three. If a fraction is also contained in such quotient and if such fraction is one-third (1/3), the extra director shall be a member of Class III. If the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected (and until such director's successor shall have been elected and qualified); provided, however, that the first directors elected to Class I shall serve for a term ending on the date of the first annual meeting next following January 1, 1997 (and until such director's successor shall have been elected and qualified), the directors elected to Class II shall serve for a term ending on the date of the second annual meeting next following January 1, 1997 (and until such director's successor shall have been elected and qualified), and the term of the directors elected to Class III shall serve for a term ending on the date of the third annual meeting next following January 1, 1997 (and until such director's successor shall have been elected and qualified). Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

         C. Appointment of New Directors. Except as otherwise provided, newly created directors resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of directors in the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         D. Removal of Directors. Subject to the rights of any shares having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of a majority of the combined voting power of all then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

         E. Vote Required to Repeal or Amend this Article FIFTH. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the combined voting power of all then outstanding shares entitled to vote, voting together as a single class, shall be required to alter, amend or repeal this Article FIFTH or to adopt any provision inconsistent therewith.

         SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Bylaws of the Corporation.

         SEVENTH: The Corporation is to have perpetual existence.

         EIGHTH: No holder of any Shares shall be entitled as of right to subscribe for, purchase, or otherwise acquire any Shares of any capital stock of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of Shares of any class of the Corporation or for the purchase of any Shares, bonds, securities or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire Shares of any class of capital stock of the Corporation; and any and all of such Shares, bonds, securities or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

         NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extend permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

         TENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         ELEVENTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the

State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed as of [  ], 1996

                  ENTERTAINMENT/MEDIA ACQUISITION CORPORATION



                  By:
                      -----------------------------------
                                     Name:
                                    Title:

ATTEST:


- ------------------------------------
Name:
Title:

                                                             EXHIBIT N

                                    BYLAWS
                                    ------

               for the regulation, except as otherwise provided
                by statute or the Certificate of Incorporation

                                      of

                           OVERSEAS FILMGROUP, INC.
        (formerly known as ENTERTAINMENT/MEDIA ACQUISITION CORPORATION)

                                   Article I

                              General Provisions
                              ------------------

Section 1.01      Principal Executive Office
                  --------------------------

         The registered office of the corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 1.02      Number of Directors
                  -------------------

         The affairs of the corporation shall be managed by a Board of Directors (the "Board") consisting of seven (7) directors until such number of directors is changed by an amendment to these Bylaws duly adopted by the Board or by the Stockholders. Directors need not be Stockholders or citizens or residents of the United States.

Section 1.03      Registration of Shares
                  ----------------------

         The corporation shall recognize each person registered in its stock ledger as the exclusive owner and holder of the shares registered in his or her name as the "Stockholder" for all purposes hereunder with the exclusive rights inter alia to vote the shares, to receive dividends declared with respect to the shares, to transfer the shares to others, and to exercise any other rights of Stockholders. The corporation shall have no obligation to recognize any equitable or other claim or interest in any shares on the part of any person or persons other than the registered owner, as set forth in the stock ledger, whether or not the corporation shall have any notice thereof, except as may otherwise be provided by the laws of the State of Delaware. "Shares" for purposes hereof, shall mean shares of the corporation's stock authorized by its Certificate of Incorporation and registered in the stock ledger as issued and outstanding, including any one or more classes of stock so authorized, and whether or not such share is deemed to have voting or other privileges.

                                  Article II

                            Shares and Stockholders
                            -----------------------

Section 2.01      Share Certificates
                  ------------------

         A.       In General
                  ----------

                  The corporation shall issue a certificate or certificates representing shares of its capital stock. Each certificate so issued shall be signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation and shall state the name of the record owner thereof and represent the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         B.       Form of Certificates
                  --------------------

                  There shall be set forth on the face or back of a certificate which the corporation shall issue to represent a class or series of stock one of the following:

                  1. A statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights; or

                  2. A summary of the statement described in Subsection 2.01(B)(1) above.

If a security of the corporation is subject to a restriction on the transfer or registration thereof, such restriction shall be noted, in writing, conspicuously upon the certificate representing the security.

         C.       Fractional Share Interests
                  --------------------------

                  The corporation may, but shall not be required to, issue certificates representing a fraction of share and, in this event, the holder thereof shall have the rights appurtenant to ownership of that interest in the corporation. If the corporation elects not to issue certificates representing a fraction of a share to the persons entitled thereto, it shall, at its election, either:

                  1. Arrange for disposition of the fractional interest by those entitled thereto.

                  2. Pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

                  3. Issue scrip or warrants in registered or bearer form which entitles the holder to receive a full share upon surrender of such scrip or warrants aggregating one or more full shares, which scrip or warrants may, if the Board elects, either become (i) void if not so surrendered on or before a specified date, or (ii) subject to such other conditions or limitations as may be designated by the Board.

Section 2.02      Transfer of Certificates
                  ------------------------

         Where a certificate for shares is presented to the corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the corporation is under a duty to register the transfer, cancel the certificate presented, and issue a new certificate if:

         A. The certificate is endorsed or the instructions originated by the appropriate person or persons;

         B. Reasonable assurance is given that those endorsements or instructions are genuine and effective;

         C. The corporation has no duty to inquire into adverse claims or has discharged any such duty;

         D. Any applicable law relating to the collection of taxes has been complied with; and

         E. The transfer is in fact rightful or is to a bona fide purchaser.

Section 2.03      Lost Certificates
                  -----------------

         Where a certificate is alleged to have been lost, destroyed or stolen, the corporation shall issue a new certificate in place of the original if the owner:

         A. So requests, in writing, before the corporation has notice that the certificate has been acquired by a bona fide purchaser; and

         B. If so requested by the Board, gives the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, destruction or theft of such certificate or the issuance of such new certificate.

Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the corporation is ordered to do so by a court in a judgment in an action brought in a court of appropriate jurisdiction.

Section 2.04      Meetings of Stockholders
                  ------------------------

         A.       Place of Meetings
                  -----------------

                  Meetings of Stockholders shall be held at any place within or without the State of Delaware designated by the Board. In the absence of any such designation, Stockholders' meetings shall be held at the principal executive office of the corporation.

         B.       Annual Meetings
                  ---------------

                  An annual meeting of the Stockholders of the corporation shall be held for the election of directors on the date and at the time fixed, from time to time, by the Board. Subject to the other terms and provisions of these Bylaws, any other proper subject for Stockholder consideration may be transacted which may be presented at the meeting.

         C.       Special Meetings
                  ---------------

                  Special meetings of the Stockholders may be called by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than thirty-three percent (33%) of the votes at the meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of Stockholders, the officer forthwith shall cause notice to be given to the Stockholders entitled to vote that a meeting will be held at a time and for the purposes requested by the person or persons calling the meeting not less than thirty-five (35) nor more than sixty
(60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice.

         D.       Notice of Meetings
                  ------------------

                  1. Except to the extent otherwise provided by applicable law or unless lapse of time shall be waived, written notice of any Stockholders' meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each Stockholder entitled to vote thereat. Each notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting may be accompanied by any additional documents, statements or information which may be selected by the persons calling the meeting or which may be prescribed by any applicable law or regulation.

                  2. If mailed, notice is given when deposited in the United States mail, postage prepaid, a directed to the Stockholder at his or her address as it appears on the records of the corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         E.       Adjourned Meetings and Notice Thereof
                  -------------------------------------

                  Any meeting of Stockholders may be adjourned from time to time by a vote of a majority of the shares represented either in person or by proxy whether or not a quorum is present. When a Stockholders' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. However, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

         F.    Waiver of Notice
               ----------------

               The transactions of any meeting of Stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. No Stockholder may object to any failure to comply with the provisions of this Section if either (i) at any time before or after the meeting he or she exercises a written waiver of notice or (ii) he or she attends one meeting in person or by proxy, except if he or she attends solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of Stockholders. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         G.    Quorum/Majority Vote
               --------------------

               Except as otherwise provided by the laws of the State of Delaware, a majority of shares entitled to vote, present in person, or represented by proxy, shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of the majority of the voting shares represented at the meeting and entitled to vote on any matter shall be the act of the Stockholders, unless the vote of a greater number, or voting by classes, is required by law, under the Certificate of Incorporation of the corporation or these Bylaws. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, provided that any action taken (other than adjournment) must be approved by at least a majority of the shares required to constitute a quorum.

         H.    Conduct of Meetings
               -------------------

               Meetings of Stockholders shall be presided over by one of the following officers in the following order by seniority, if present and acting: Chairman of the Board, Vice Chairman of the Board, if any, the President or any Vice President selected in the order of chronological age. The Secretary of the corporation or, in his or her absence, any Assistant Secretary shall act as Secretary of the meeting. In lieu of the foregoing persons, the Board may designate a Chairman and/or Secretary at any meeting of the Stockholders. All meetings shall be conducted by reference to Roberts Rules of Order or other parliamentary system selected by the chairman of the meeting and not inconsistent with these Bylaws, the Certificate of Incorporation or any applicable law.

         I.    Nominations for Directors; Business to be Brought Before Meeting

               1. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (a) pursuant to the corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any Stockholder of the corporation who was a Stockholder of record at the time of giving of notice provided for in this Section I, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section I.

                  2. For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (c) of paragraph 1 of this Section I, the Stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date of the proxy statement delivered to Stockholders in connection with the preceding year's annual meeting; provided, however, that if either (i) the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such an anniversary date or (ii) no proxy statement was delivered to Stockholders in connection with the preceding year's annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. Such Stockholder's notice shall set forth (a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such Stockholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of capital stock of the corporation that are owned beneficially and held of record by such Stockholder and such beneficial owner.

                  3. Notwithstanding anything in the second sentence of paragraph 2 of this Section I to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a Stockholder's notice required by this Section I shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                  4. For purposes of this Section I, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 and 15(d) of the Exchange Act.

                  5. Notwithstanding the foregoing provisions of this
Section I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section I. Nothing in this Section I shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 2.05      Voting of Shares
                  ----------------

         A.       In General
                  ----------

                  Except as may otherwise be prescribed by the provisions of the Certificate of Incorporation, each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the applicable law in the State of Delaware prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation or these Bylaws.

         B.       Secret Voting by Ballot
                  -----------------------

                  Elections for directors and voting in other matters need not be by secret ballot unless any Stockholder demands voting by secret ballot on the applicable issues at the meeting and before the voting begins.

         C.       Voting of Shares by Certain Holders
                  -----------------------------------

                  Shares of capital stock of the corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

                  Shares of capital stock of the corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such other corporation into the name of the official so voting.

                  A Stockholder whose shares of capital stock of the corporation are pledged shall be entitled to vote such shares unless on the transfer books of the corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

                  Shares of capital stock of the corporation belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the corporation, shall not be voted at any meeting of Stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 2.05C shall be construed to limit the right of the corporation to vote shares of capital stock of the corporation held by it in a fiduciary capacity.

         D.       Action Without a Meeting
                  ------------------------

                  Except as provided in Sections 3.04 and 3.05 hereof, the Stockholders of the corporation may not take any action by written consent in lieu of a meeting.

Section 2.06      Proxies
                  -------

         Every person entitled to vote for directors or any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Stockholder or Stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing signed by the person and delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the law applicable in the State of Delaware.

Section 2.07      Inspectors of Election
                  ----------------------

         A.       Appointment
                  -----------

                  The Board shall, in advance of any meeting of Stockholders, appoint one or more inspectors (individually an "Inspector" and collectively, the "Inspectors") to act at such meeting and make a written response thereof. The Board may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of an Inspector with strict impartiality and according to the best or his or her ability.

         B.       Duties
                  ------

                  The Inspectors shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each,
(ii) determine the shares of capital stock of the corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

                  The date and time of the opening and closing of the polls for each matter upon which the Stockholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor duly revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by any Stockholder shall determine otherwise.

                  In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, ballots and the regular books and records of the corporation, except that the Inspectors may consider other reliable information for the limited purpose of, reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a Stockholder of record to cast or more votes than such Stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at any time they make their certification pursuant to this Section 2.07(B), shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

Section 2.08      Record Date
                  -----------

         In order that the corporation may determine the Stockholders entitled to notice of or to vote at any meeting or entitled to express consent to any corporate action without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any such action. If no record date is fixed:

         A. The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         B. The record date for determining Stockholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered (by hand or by certified or registered mail, return receipt requested) to the corporation's registered agent in the State of Delaware, its principal place of business, or to the Secretary.

         C. The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than thirty
(30) days from the date set for the original meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the stock list or the books of the corporation, or to vote in person or by proxy at any meeting of Stockholders.

                                  Article III

                                   Directors

Section 3.01      Powers
                  ------

         Subject to the provisions of the laws of the State of Delaware and the Certificate of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operations of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 3.02      Committees of the Board
                  -----------------------

         A. The Board shall, by resolution adopted by a majority of the whole Board, designate an Executive Committee consisting of three (3) directors, to serve at the pleasure of the Board. The Chairman of the Board, or Co-Chairmen of the Board, shall be members of the Executive Committee. The resolution adopted by the Board shall provide that during intervals between meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation in all cases; provided, however, that the Executive Committee shall not have the power or authority to (i) take any of the actions set forth in subsection B, nos. 1-6, below, (ii) contravene any specific actions or directions of the Board, or (iii) act on any matter upon which committees may not act as otherwise provided in the Delaware General Corporation Law. A majority of the authorized number of directors on the Executive Committee shall constitute a quorum for the transaction of such committee's business.

         B. The Board may, by resolution adopted by a majority of the whole Board designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the applicable law in the state of Delaware, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the corporate seal to be affixed to all papers which may require it, but no such committee shall have the power or authority with respect to:

                  1. Amending the Certificate of Incorporation (except that a Committee may, to the extent provided in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board is provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of shares for, shares of any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series).

                  2. Adopting an agreement of merger or consolidation under Sections 251 or 252 of the Delaware General Corporation Law.

                  3. Recommending to the Stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets.

                  4. Recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution.

                  5. Amending the Bylaws of the Corporation.

                  6. Unless the resolutions, Bylaws, or Certificate of Incorporation expressly so provide, declaring a dividend, authorizing the issuance of stock or adopting a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

         C. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting may not appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 3.03      Election and Term of Office
                  ---------------------------

         The directors shall be elected at each annual meeting of Stockholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of Stockholders held for that purpose. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected and qualified.

Section 3.04      Vacancies
                  ---------

         A vacancy or vacancies in the Board shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the Stockholders fail, at any annual or special meeting of Stockholders, at which any director or directors are elected, to elect to fill the full authorized number of directorships. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected. A vacancy on the Board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or, notwithstanding anything to the contrary contained in these Bylaws, by the written consent of a majority of the outstanding shares entitled to vote (obtained in accordance with the second paragraph of Section 3.05 hereof). The Stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Insofar as a director or directors are elected by a class or series of stock, vacancies or newly created directorships are to be filled only by the remaining director or directors elected by such class or series or by the vote of a majority of the shares of such class or series.

Section 3.05      Removal
                  -------

         Subject to the rights of any shares having a preference over the Common Stock of the corporation as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of the holders of a majority of the combined voting power of all then outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

         Notwithstanding anything to the contrary contained in these Bylaws, such action may be taken at any annual or special meeting of Stockholders or such action may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and vote and shall be delivered to the corporation by delivery (by hand or by certified and registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business or to the Secretary of the corporation. Where the approval of Stockholders is given without a meeting by less than unanimous written consent, unless the consents of all Stockholders entitled to vote have been solicited in writing, the Secretary shall give prompt notice of the corporate action approved by the Stockholders without a meeting. Such notice shall be given in the same manner as notice of Stockholders' meetings.

Section 3.06      Resignation
                  -----------

         Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time the Board or the Stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

Section 3.07      Meetings of the Board
                  ----------------------

         A.       Regular Meetings
                  ----------------

                  Regular meetings of the Board shall be held at such time and place within or without the State of Delaware as may be determined from time to time by resolution of the Board or by written consent of all members of the Board or in these Bylaws. Regular meetings shall be held upon oral or written notice given by any means in sufficient time for the convenient assembly of directors; forty-eight (48) hours' notice delivered by mail or twelve (12) hours' notice delivered personally or by telephone, telegraph or telecopier or other similar means shall be deemed sufficient for the foregoing purpose. Any notice shall state the date, place and hour of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         B.       Organization Meetings
                  ---------------------

                  Immediately following each annual meeting of Stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.
Notice of such meetings is hereby dispensed with.

         C.       Special Meetings
                  ----------------

                  Special meetings of the Board for any purpose or purposes shall be called at any time or place by the Chairman of the Board or the President or by any Vice President or the Secretary or any two directors. Special meetings shall be held upon oral or written notice given by any means in sufficient time for the convenient assembly of directors; seventy-two (72) hour's notice delivered by mail or twenty-four (24) hour's notice delivered personally or by telephone or telegraph or other similar means shall be deemed sufficient for the foregoing purpose. Any notice shall state the date, place and hour of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

         D.       Notice of Adjournment
                  ---------------------

                  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time and place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment, in the same manner set forth above for special meetings in Section 3.07.C.

         E.       Place of Meeting
                  ----------------

                  Meetings of the Board may be held at any place within or without the State of Delaware which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, then such meeting shall be held at the principal executive office of the corporation, or such other place designated by resolution of the Board.

         F.       Presence by Conference Telephone Call
                  -------------------------------------

                  Members of the Board or any committee designated by the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear each other. Such participation constitutes presence in person at such meeting.

         G.       Quorum/Voting
                  -------------

                  Five (with the composition of such five subject to the terms of any stockholder voting agreement to which the Company is a party) of the seven authorized directors constitutes a quorum of the Board for the transaction of business; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment, in the same manner as set forth above for special meetings in Section 3.07.C. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number be required by law, by the Certificate of Incorporation or by the provisions of these Bylaws; provided, however, that these Bylaws hereby authorize the Board of Directors to adopt operating resolutions requiring a greater than majority vote with respect to certain actions. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         H.       Waiver of Notice
                  ----------------

                  Whenever notice is required to be given to any director pursuant to Delaware law, the corporation's Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by such director, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express and sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.08      Action Without Meeting
                  ----------------------

         Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or any committee, as the case may be, consent in writing to such action and the writing or writings are filed with the minutes or proceedings of the Board or committee, as the case may be.

Section 3.09      Fees and Compensation
                  ---------------------

         Directors and members of the committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board.

Section 3.10      Interested Directors
                  --------------------

         The presence of a director, who is directly or indirectly a party in a contract or transaction with the corporation, or between the corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the Delaware General Corporation Law.

                                  Article IV

                                   Officers
                                   --------

Section 4.01      Officers
                  --------

         The officers of the corporation shall consist of a Chairman (or Co-Chairmen) of the Board or President (or Co-Presidents), or both, a Secretary, a Chief Financial Officer, and such additional officers as may be elected or appointed in accordance with Section 4.03 of these Bylaws and as may be necessary to enable the corporation to sign instruments and share certificates. Any number of offices may be held by the same person.

Section 4.02      Elections
                  ---------

         All officers of the corporation, except such officers as may be otherwise appointed in accordance with Section 4.03, shall be chosen by the Board, and each shall hold his or her office until he or she shall resign or be removed or is otherwise disqualified to serve, or until his or her successor is chosen and qualified.

Section 4.03      Other Officers
                  --------------

         The Board, at their discretion, may appoint, or empower the President to appoint a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, or such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the President may from time to time determine.

Section 4.04      Removal
                  -------

         Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof or by any officer upon whom such power of removal may be conferred by the Board (subject, in each case, to the rights, if any, of an officer under contract of employment).

Section 4.05      Resignation
                  -----------

         Any officer may resign at any time by giving written notice to the Board or to the President, or to the Secretary of the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified thereon and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06      Vacancies
                  ---------

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 4.07      Chairman of the Board
                  ---------------------

         The Board may choose a Chairman (or Co-Chairmen) of the Board from among its members. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and at all meetings of the Stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 4.08 below. The Chairman of the Board shall hold office until the organization meeting of the Board neat succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 4.08      President
                  ---------

         Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President (or Co-Presidents) shall be the general manager and Chief Executive Officer of the corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the corporation. In the absence of the Chairman of the Board, or if there be none, he or she shall preside at all meetings of the Board. He or she shall be ex-officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 4.09      Secretary
                  ---------

         The Secretary shall keep, or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of Stockholders, the Board and committees of the Board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the directors' or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings thereof.

         The Secretary shall keep or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, a record of its Stockholders giving the names and addresses of all Stockholders and the number and class of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. This information may be kept in written form or in any other form capable of being converted into written form.

         The Secretary shall give, or cause to be given, notice of all meetings of the Stockholders and of the Board required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board or by the Bylaws.

Section 4.10      Chief Financial Officer
                  -----------------------

         The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

Section 4.11      Treasurer
                  ---------

         The Treasurer shall keep or cause to be kept the books and records of account as provided for and in accordance with Section 6.01 of these Bylaws. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. He or she shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

Section 4.12      Vice President
                  --------------

         In the absence or disability of the President (or Co-Presidents), the Vice Presidents, in order of their rank as fixed by the Board, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them.

Section 4.13. Chief Operating Officer.
              -----------------------

         The Chief Operating Officer shall have such authority and perform such duties as the Board may from time to time determine.

                                   Article V

                         Indemnification and Insurance
                         -----------------------------

         The corporation shall, to the fullest extend permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. Expenses incurred by any such person in connection with a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amounts, upon such terms and conditions as the Board of Directors deems appropriate, if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

                                  Article VI

                                 Miscellaneous
                                 -------------

Section 6.01      Books of Account and Proceedings
                  --------------------------------

         The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its Stockholders, Board and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each. Such minutes shall be kept in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

Section 6.02      Rights of Inspection
                  --------------------

         A.       By Stockholders
                  ---------------

                  1.       Record of Stockholders
                           ----------------------

                  The Secretary shall prepare and make, at least ten (10) days before every meeting of Stockholders, a complete list of Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of such Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at such place specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. Further, any Stockholder, in person or by attorney or other agent, upon written demand under oath stating the purposes thereof, has the right, during usual business hours, to inspect for any proper purpose the corporation's list of Stockholders. Such Stockholder has the right to make copies or extracts therefrom. A proper purpose for this Section 6.02 shall mean a purpose reasonably related to such person's interest as a Stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Stockholder. The demand under oath shall be directed to the corporation at its principal place of business. The corporation shall either permit the right to inspection or reply to the written demand within five (5) business days of receiving the demand.

                  2.       Corporate Records
                           -----------------

                  Any Stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during business hours to inspect for any proper purpose the accounting books and records and minutes of proceedings of the Stockholders and the Board and committees of the Board. This right of inspection shall also extend to the records of any subsidiary of the corporation.

         B.       By Directors
                  ------------

                  Every director shall have the right at any reasonable time to examine the corporation's stock ledger, a list of its Stockholders and its other books and records for a purpose reasonably related to his or her position as a director Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 6.03      Checks, Drafts, Etc.
                  -------------------

         All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

Section 6.04      Authority to Execute Contracts
                  ------------------------------

         The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and subject to the applicable laws of the State of Delaware. Such authority may be general or confined to specific instances and, unless so authorized by the Board, no officer, agent or employee shall have the power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

Section 6.05      Representation of Shares of Other Corporations
                  ----------------------------------------------

         The Chairman of the Board, if any, President or any Vice President and the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

Section 6.06      Construction and Definitions
                  ----------------------------

         Unless the context otherwise requires, the general provisions, rules of construction and definition contained in the corporation laws of the State of Delaware shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                  Article VII

                                  Amendments
                                  ----------

Section 7.01      Power of Stockholders
                  ---------------------

         New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of Stockholder entitled to exercise a majority of the voting power of the corporation or by the written consent of such Stockholders, except as otherwise provided by law or by the Certificate of Incorporation.

Section 7.02      Power of Directors
                  ------------------

         Subject to the right of Stockholders as provided in Section 7.01 to adopt, amend or repeal Bylaws, any Bylaw, including this Section 7.02, may be adopted, amended or repealed by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the authorized number of members of the Board of Directors.

                                 Article VIII

                             Emergency Provisions
                             --------------------

Section 8.01      General
                  -------

         The provisions of this Article shall be operative only during any emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of the Board or Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe or other similar emergency condition, as a result of which a quorum of the Board or a standing committee thereof cannot be convened. Said provisions in such event shall override all other Bylaws of the corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article. No officer, director or employee acting in accordance with any provision of this Article shall be liable except for willful misconduct.

Section 8.02      Unavailable Directors
                  ---------------------

         All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 8.03      Authorized Number of Directors
                  ------------------------------

         The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to
Section 8.02, or the minimum number required by law, whichever number is greater.

Section 8.04      Quorum
                  ------

         The number of directors necessary to constitute a quorum shall be one-third (1/3) of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 8.05      Creation of Emergency Committee
                  -------------------------------

         In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 8.02 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 8.06      Constitution of Emergency Committee
                  -----------------------------------

         The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 8.02, provided that such remaining directors are not less than three (3) in number. In the event such remaining directors are less than three (3) in number, the emergency committee shall consist of three (3) persons, who shall be the remaining director or directors and either one (1) or two (2) officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three (3) most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three (3) persons designated in writing by the Stockholder owning the largest number of shares of record as of the date of the last record date.

Section 8.07      Powers of Emergency Committee
                  -----------------------------

         The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8.08      Directors Becoming Available
                  ----------------------------

         Any person who has ceased to be a director pursuant to the provisions of Section 8.02 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 8.09      Election of Board
                  -----------------

         The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a Board, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 8.10      Termination of Emergency Committee
                  ----------------------------------

         In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section
8.02 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

         The undersigned, being the Secretary of OVERSEAS FILMGROUP, INC. hereby certifies that the foregoing Bylaws were adopted as the Amended and
Restated Bylaws of said corporation by its Board of Directors on [   ]

Dated: [         ]         _______________________________
                               [                       ]

                                  FINAL 6/27/96 (pending speaking with Debra C.)

                                                                       Exhibit O

                                   Form of Opinion of Gipson, Hoffman & Pancione

                  1. Overseas has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Overseas have been duly authorized by all necessary corporate action on the part of Overseas. The Transaction Documents to be executed and delivered by Overseas or the Overseas Stockholders have been duly and validly executed and delivered by such party or parties. The Merger Agreement, Security Agreement, Overseas Stockholder Employment Agreements, Lischak Employment Agreement, Lock-up and Registration Rights Agreement, Tax Reimbursement Agreement, EMAC 1996 Special Stock Option Plan and Agreement constitute legally valid and binding obligations of Overseas and the Overseas Stockholders, to the extent they are parties thereto, enforceable against each such party in accordance with their respective terms.

                  2. No authorization, consent or approval of any federal or California or Delaware state governmental agency or authority is required on the part of Overseas in order to permit consummation by Overseas of the transactions contemplated by the Merger Agreement except such as have been obtained.

                  3. Assuming due authorization of the Merger by all necessary corporate action on the part of EMAC, upon the filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective under Delaware law.


                                                        0-1

                                                                     Exhibit P


                                    Form of Opinion of Debra Chiaramonte, Esq.


                  1. Overseas is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Overseas is qualified to do business as a foreign corporation in California and any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect.

                  2. Except for the consents specified in Section 4.3 of the Overseas Disclosure Schedule (the "Required Consents"), the approval of the Merger Agreement by the holders of a majority of the issued and outstanding Overseas Shares, and the filing of the Certificate of Merger in accordance with the DGCL, neither the execution and delivery by Overseas or the Overseas Stockholders of the Transaction Documents to which either is or will be a party, nor the performance of the Transactions to be performed by Overseas or the Overseas Stockholders will require any filing to be made by Overseas, or any consent or approval to be obtained by Overseas or constitute a Default under (a) any Regulation or Court Order to which Overseas is subject, (b) the Certificate of Incorporation or bylaws of Overseas, or (c) any Contract, Governmental Permit or other document to which Overseas is a party or by which the properties or other assets of Overseas is subject, except where the aggregate effect of any such Defaults or the failure to make or obtain any such filings, consents or approvals would not have a Material Adverse Effect.

                  3. The total authorized capital stock of Overseas consists of 2,000 shares of Overseas Common Stock, of which 100 shares are issued and outstanding (the "Existing Shares"). Overseas does not have any shares of capital stock that are issued and held by Overseas as treasury stock. Except as scheduled in the Overseas Disclosure Schedule, to the best of such counsel's knowledge, there are no existing options, warrants, calls, subscriptions, commitments, arrangements or other rights of any character (including conversion or preemptive rights) relating to the issuance, acquisition or registration of any issued or unissued capital stock or other securities of Overseas, and, except as set forth in Section 4.4 of the Overseas Disclosure Schedule, the Overseas Stockholders have not agreed or committed to transfer any Overseas Shares held by them on or prior to the Effective Time. All of the outstanding shares of Overseas Common Stock are duly and validly authorized and issued, fully paid and non-assessable. Except as set forth in Section 4.4(a) of the Overseas Disclosure Schedule, to the best of such counsel's knowledge, there are no shareholder agreements, agreements among securityholders, voting trusts or other agreements or understandings to which the Overseas Parties, or either of them, is a party, or, to the Overseas Parties' knowledge, to which any securityholder of the Overseas Parties is a party, including, without limitation, any agreements or understandings with respect to (i) the voting of the capital stock of Overseas and of each of the Overseas Subsidiaries, respectively, (ii) the relative rights and obligations of the securityholders of Overseas and of each of the Overseas Subsidiaries, respectively, (iii) any buy-sell or rights of first refusal regarding Overseas and of each of the Overseas Subsidiaries, respectively, and/or the interests of each of the Overseas Subsidiaries, respectively, or (v) representation on Overseas' Board of Directors or the Board of Directors of any of the Overseas Subsidiaries. Except where the aggregate effect of any such noncompliance would not have a Material Adverse Effect or as set forth in Section 4.4 of the Overseas Disclosure Schedule, Overseas complied with all applicable federal and state securities Regulations in connection with the offer and issuance of all of the Existing Shares and there are no rescission rights relating thereto.

                  4. Overseas has obtained and is in compliance in all material respects with all governmental permits, licenses, registrations, certificates of occupancy, approvals and other authorizations that are required for the operation of the Business of Overseas as currently operated except such items as to which the failure to obtain or to comply, in the aggregate, would not have a Material Adverse Effect (the "Governmental Permits").

                  5. Except as disclosed in Section 4.14(a) of the Overseas Disclosure Schedule, to the best of such counsel's knowledge, there is no Litigation that is pending or threatened against Overseas or any of the Overseas Subsidiaries, respectively, except any pending or threatened Litigation that, individually or in the aggregate, would not have a Material Adverse Effect, nor to the best of such counsel's knowledge, is Overseas a party to, or threatened to be made a party to, any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

                                                                       Exhibit Q


                              Form of Opinion of Brobeck, Phleger & Harrison LLP



                  1. EMAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EMAC is qualified to do business as a foreign corporation in California.

                  2. EMAC has the requisite power and authority to execute and deliver the Transaction Documents to which it is or will be a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by EMAC have been duly authorized by all necessary corporate action on the part of EMAC. The Merger Agreement, Security Agreement, Overseas Stockholder Employment Agreements, Lischak Employment, Lock-up and Registration Rights Agreement, Tax Reimbursement Agreement, EMAC 1996 Special Stock Option Plan and Agreement, Certificate of Merger, Merger Note, and Stockholders Voting Agreement to be executed and delivered by EMAC are duly and validly executed and delivered by EMAC. The Transaction Documents constitute legally valid and binding obligations of EMAC, enforceable in accordance with their respective terms, except that the remedies of specific performance, injunction and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceeding may be brought.

                  3. Neither the execution and delivery by EMAC of the Transaction Documents to which it is a party, nor the performance of the Transactions to be performed by EMAC, will require any filing, consent or approval or constitute a Default under (a) any Regulation or Court Order to which EMAC is subject, (b) the Certificate of Incorporation or bylaws of EMAC or (c) any Contract, Governmental Permit or other document known to such counsel to which EMAC is a party or by which the properties or other assets of EMAC may be subject.

                  4. The total authorized capital stock of EMAC consists of 25,000,000 shares of EMAC Common Stock, 2,600,000 shares of which are issued and outstanding, and 2,000,000 shares of preferred stock, $0.001 par value per share, none of which is issued and outstanding. EMAC does not have any shares of capital stock that are issued and held by EMAC as treasury stock. Except as specified in Section 5.4(a) of the EMAC Disclosure Schedule, to the best of such counsel's knowledge, there are no existing options, warrants, calls, subscriptions, commitments, arrangements or other rights of any character (including conversion or preemptive rights) relating to the issuance, acquisition or registration of any issued or unissued capital stock or other securities of EMAC. All of the outstanding shares of EMAC Common Stock are duly and validly authorized and issued, fully paid and non-assessable. All of the outstanding options, warrants and units to purchase EMAC securities have been duly and validly authorized and issued and are fully paid and non-assessable and sufficient numbers of shares of EMAC Common Stock have been reserved for issuance upon exercise of such securities. To the best of such counsel's knowledge, EMAC has complied with all applicable Regulations in connection with the offer, sale and issuance of all of the shares of EMAC Common Stock, options and warrants to purchase shares of EMAC Common Stock and EMAC Units issued by EMAC since its formation, except where the aggregate effect of any such noncompliance would not have a Material Adverse Effect. To the best of such counsel's knowledge, except as set forth in Section 5.4(a) of the EMAC Disclosure Schedule, there are no rescission rights relating to any of the securities of EMAC. Except as set forth in Section 5.4(a) of the EMAC Disclosure Schedule, there are no shareholder agreements, agreements among securityholders, voting trusts or other agreements or understandings to which EMAC or is a party, or, to which any securityholder of the EMAC is a party, including without limitation, any agreements or understandings with respect to
(i) the voting of the capital stock of EMAC, (ii) the relative rights and obligations of the securityholders of EMAC, (iii) any buy-sell or rights of first refusal regarding EMAC and/or the interests of any securityholders therein, (iv) relations among the securityholders of EMAC, or (v) representation on EMAC's Board of Directors.

                  5. Except as disclosed in Section 5.13 of the EMAC Disclosure Schedule, to the best os such counsel's knowledge, there is no Litigation that is pending or threatened against EMAC, except any pending or threatened Litigation that, individually or in the aggregate, would not have a Material Adverse Effect, nor to the best of such counsel's knowledge, is EMAC a party to, or threatened to be made a party to, any complaint, action, suit, proceeding, hearing or investigation of or in any court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

                  6. All of the Merger Shares will, upon issuance in accordance with the terms of the Merger Agreement, constitute validly authorized, issued and outstanding, fully paid and non-assessable shares of EMAC Common Stock free from all liens, pledges, encumbrances and claims created by, or as the result of actions of EMAC. Assuming the accuracy of the representations of the Overseas Stockholders contained in ss.4.27 of the Merger Agreement, the issuance of EMAC Common Stock pursuant to the Merger Agreement is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Regulation D promulgated thereunder and from the qualification requirements of all applicable state securities laws.

                  7. No authorization, consent or approval of any federal or California or Delaware state governmental agency or authority is required on the part of EMAC in order to permit consummation by EMAC of the transactions contemplated by the Merger Agreement except such as have been obtained.

                  8. Upon the filing of the Certificate of Merger with the Secretary of State of Delaware, the Merger will be effective under Delaware law and each outstanding share of Overseas Common Stock will be converted as provided in the Merger Agreement.

                                             OVERSEAS FILMGROUP, INC.
                                                AGREEMENT OF MERGER



                                                     Exhibit R
                                               SURRENDER AND PAYMENT



OVERSEAS FILMGROUP, INC. SHARES SURRENDERED:

Name                                               Shares Held
- ----                                               -----------

Ellen Dinerman Little and Robert Little,
  Husband and Wife as Community Property ...........   92.14672

William F. Lischak .................................    7.85328


MERGER CONSIDERATION TO BE DISTRIBUTED AS FOLLOWS:

Ellen Dinerman Little and Robert Little:

         EMAC Common Stock (Merger Shares) .........  2,928,218 shares

         Merger Cash .. ............................ $1,225,135

         Merger Note ............................... $2,000,000

William F. Lischak:

         EMAC Common Stock .........................    249,560 shares

         Merger Cash ...............................   $274,865

         Merger Note ...............................   $      0


In the event any additional Merger Cash is distributed, it shall be be distributed 92.14672% to Ellen and Robert Little and 7.85328% to William Lischak.